EXECUTION VERSION

EXHIBIT 10.2
AMENDMENT AGREEMENT (this “Agreement”) dated as of July 27, 2015, among HEXION LLC (f/k/a Momentive Specialty Chemicals Holdings LLC), a Delaware limited liability company (“Holdings”), HEXION INC. (f/k/a Momentive Specialty Chemicals Inc.), a New Jersey corporation (the “U.S. Borrower”), HEXION CANADA INC. (f/k/a Momentive Specialty Chemicals Canada Inc.), a Canadian corporation (the “Canadian Borrower”), HEXION B.V. (f/k/a Momentive Specialty Chemicals B.V.), a company organized under the laws of The Netherlands (the “Dutch Borrower”), HEXION UK LIMITED (f/k/a Momentive Specialty Chemicals UK Limited), a corporation organized under the laws of England and Wales, and BORDEN CHEMICAL UK LIMITED, a corporation organized under the laws of England and Wales (together with Hexion UK Limited, the “U.K. Borrowers” and, together with the U.S. Borrower, the Canadian Borrower and the Dutch Borrower, the “Existing Borrowers”), Hexion GmbH, a company organized under the laws of Germany (the “New German Borrower” and, together with the Existing Borrowers, the “Borrowers”), each Subsidiary Loan Party party hereto, the LENDERS party hereto (the “Consenting Lenders”), and JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”), as Administrative Agent and Collateral Agent under the Asset-Based Revolving Credit Agreement, dated as of March 28, 2013, among Holdings, the Existing Borrowers, the Lenders party thereto from time to time, the Administrative Agent and the other parties party thereto (as amended and modified from time to time prior to the date hereof, the “2013 Credit Agreement”).
WHEREAS, Holdings and the Borrowers desire to amend the 2013 Credit Agreement and certain other Loan Documents (such term and other capitalized terms used herein and not otherwise defined having the meaning set forth in Section 1 below) to (i) add the New German Borrower as an additional Borrower, (ii) add Hexion Leuna GmbH & Co Kg (the “New German Subsidiary Guarantor”) as a Guarantor and Foreign Subsidiary Loan Party, (iii) expand the Canadian Borrowing Base, the Dutch Borrowing Base and the U.K. Borrowing Base, in each case, by including eligible machinery, equipment and real property, (iv) make certain other changes set forth herein and in the Amended Credit Agreement (as defined below) and (v) amend, or enter into, certain Loan Documents as set forth herein; and
WHEREAS, each of the Consenting Lenders, collectively constituting all of the Lenders under the 2013 Credit Agreement, has agreed to amend the 2013 Credit Agreement and to amend, or enter into, certain Loan Documents to reflect the terms set forth herein, subject to the conditions set forth herein;
NOW, THEREFORE, Holdings, the Existing Borrowers, the New German Borrower, the New German Subsidiary Guarantor, each Subsidiary Loan Party, the Consenting Lenders and the Administrative Agent hereby agree as follows:
Section 1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement referred to below or, if not defined therein, in the 2013 Credit Agreement.

Section 2.Amendment and Restatement of the 2013 Credit Agreement and the Amended Loan Documents; New Loan Documents. Subject to the terms and conditions set forth herein, on the Amendment Effective Date (as defined below) (a) the 2013 Credit Agreement shall be amended and restated to read in its entirety as set forth in Exhibit A hereto (the “Amended Credit Agreement”), (b) the existing Exhibit E (Borrowing Base Certificate) of the 2013 Credit Agreement shall be amended and restated to read in its entirety as set forth in Exhibit B hereto and (c) JPMorgan Chase Bank, N.A. is hereby directed by the Consenting Lenders to, on or as soon as practicable after the Amendment Effective Date, (i) amend and/or amend and restate the Loan Documents described on Schedule 1 attached hereto (such documents, the “Amended Loan Documents”), (ii) enter into new Loan Documents described on Schedule 1 attached hereto and the Dutch Immovable Arrangements described in Section 11 of this Agreement (such documents, collectively, the “New Loan Documents” and, collectively with the Amended Loan Documents, the “Other Principal Documents”) in the relevant capacity as Administrative Agent and Collateral Agent, as applicable, and (iii) enter into such other agreements and take such other actions as may be necessary or advisable to give effect to the transactions contemplated by this Agreement, the Amended Credit Agreement and the Other Principal Documents. From and after the Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the 2013 Credit Agreement as amended and restated in the form of the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement.

Section 3.    Conditions. The amendments set forth in Section 2 shall become effective on the date (“Amendment Effective Date”) when each of the following conditions has been satisfied (or waived by the Consenting Lenders):
(a)The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of each Other Principal Document to be executed on the Amendment Effective Date, as applicable, signed on behalf of each party thereto or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page) that the applicable parties to each Other Principal Document to be executed on the Amendment Effective Date have signed a counterpart of each such Other Principal Document.

(c)The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a written opinion of (i)  Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for Holdings, and the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) foreign counsel as specified on Schedule 2 attached hereto, in each case (a) dated the Amendment Effective Date, (b) addressed to the Administrative Agent and Lenders and (c) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request, and each of Holdings, each Borrower and each Subsidiary Loan Party hereby instructs its counsel to deliver such opinions.

(d)The Administrative Agent shall have received a Borrowing Base Certificate, setting forth the Global Borrowing Base and each component thereof (giving effect to the Amended Credit Agreement), dated as of not earlier than 30 days prior to the Amendment Effective Date. Such Borrowing Base Certificate shall be based on the Borrowing Base Certificate most recently delivered pursuant to Section 5.04(f) of the 2013 Credit Agreement, updated to give pro forma effect to the transactions contemplated by this Agreement.
(e)At least three Business Days prior to the Amendment Effective Date, the Administrative Agent shall have received all documentation and other information related to the New German Borrower and the New German Subsidiary Guarantor reasonably requested in writing by the Administrative Agent at least 10 Business Days prior to the Amendment Effective Date and required under “know your customer” and anti-money laundering rules and regulations.

(f)The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or a director or similar officer of each Borrower and the New German Subsidiary Guarantor dated the Amendment Effective Date and certifying:

(i)a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation or limited liability company, certified as of a recent date by the Secretary of State (or other similar official) (where such certification is available in such Loan Party’s jurisdiction of organization) of the jurisdiction of its organization, (2) in case of a German Loan Party, certified (beglaubigt) by the commercial register (Handelsregister) or a German notary, accompanied by an up-to-date (not older than 15 days) electronic excerpt of the commercial register (elektronischer Handelsregisterauszug) and a copy of the current list of shareholders, or (3) otherwise certified by the Secretary or Assistant Secretary or (in the case of a U.K. Loan Party) a director of such Loan Party or other person duly authorized by the constituent documents of such Loan Party, in each case with a certification that such governing document has not been amended since the date of the last amendment disclosed pursuant to this subclause (f)(i),

(ii)a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),

(iii)that attached thereto is a true and complete copy of the by-laws (or memorandum and articles, partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,

(iv)that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Amendment Effective Date to which such Loan Party is a party and, in the case of the New German Borrower, any borrowings under the Amended Credit Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment Effective Date,

(v)if required in order to duly authorize the Loan Documents with respect to any Foreign Subsidiary Loan Party, a copy of a resolution signed by all the holders of the issued shares in such Foreign Subsidiary Loan Party, approving the terms of, and the transactions contemplated by, the Loan Documents to which such Foreign Subsidiary Loan Party is a party,

(vi)as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(vii)as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.

(g)The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit B to the 2013 Credit Agreement signed by a Financial Officer of Holdings confirming the solvency of Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis on the Amendment Effective Date.

(h)     The Administrative Agent shall have received all amounts due and payable pursuant to Section 9.05 of the Amended Credit Agreement on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP and all foreign counsel of the Administrative Agent) required to be reimbursed or paid by the Loan Parties under Section 9.05 of the Amended Credit Agreement.

Section 4. Certain Consequences of Effectiveness.
(a)    On and after the Amendment Effective Date, subject to the terms and conditions hereof (including Section 4(b) below), the rights and obligations of the parties to the 2013 Credit Agreement and each other Loan Document (as defined in the 2013 Credit Agreement, the “Existing Loan Documents”) shall be governed by the Amended Credit Agreement and, upon the execution thereof, the Other Principal Documents and each other Existing Loan Document as amended hereby; provided that the rights and obligations of the parties to the 2013 Credit Agreement and the other Existing Loan Documents with respect to the period prior to the Amendment Effective Date and the execution of such Other Principal Documents shall continue to be governed by the provisions of the 2013 Credit Agreement and Existing Loan Documents prior to giving effect to this Agreement and the amendments contemplated hereby. The 2013 Credit Agreement and the other Existing Loan Documents, as specifically amended hereby, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

(b)     On the Amendment Effective Date, (i) the New German Borrower shall be included as an additional Borrower on the terms set forth in the Amended Credit Agreement and (ii) the New German Borrower and the New German Subsidiary Guarantor shall be included as additional Foreign Subsidiary Loan Parties on the terms set forth in the Amended Credit Agreement, the Other Principal Documents and the other Loan Documents, as applicable.

Section 5. Effectiveness; Counterparts; Amendments. This Agreement shall become effective when copies hereof that, when taken together, bear the signatures of Holdings, the Borrowers, the New German Subsidiary Guarantor, the other Subsidiary Loan Parties and the Consenting Lenders shall have been received by the Administrative Agent (or its counsel). This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the parties party hereto. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.     No Novation. This Agreement shall not extinguish the Commitments outstanding under the 2013 Credit Agreement, which shall remain outstanding after the Amendment Effective Date as modified hereby. Nothing herein contained shall be construed as a substitution or novation of the Commitments outstanding under the 2013 Credit Agreement, which shall remain outstanding after the Amendment Effective Date as modified hereby.

Section 7.     Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Amended Credit Agreement.

Section 8.     Applicable Law; Waiver of Jury Trial. (A)  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.12 OF THE 2013 CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.
Section 9.     Jurisdiction; Consent to Service of Process.

(a)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (i) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (ii) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York Court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 10.     Reaffirmation. Each of the Loan Parties as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party guarantees, pledges, grants a hypothec, or grants liens or other security interests in its property or otherwise acts as accommodation party, indemnitor or guarantor, as the case may be, hereby (a) consents to the amendment and restatement of the 2013 Credit Agreement effected hereby and (b) (i) acknowledges, ratifies and confirms that all Obligations, including Obligations under the Other Principal Documents, constitute valid and existing “Obligations” under the Amended Credit Agreement, (ii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), which shall accordingly continue in full force and effect, and (iii) to the extent such Loan Party granted liens on or any other security interests in any of its property pursuant to any such Loan Document as security for or has otherwise guaranteed the Obligations, as applicable to such Loan Party, under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations and such guarantee guarantees all of the Obligations, as applicable to such Loan Party, as amended hereby. Each of the Loan Parties hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. Without limiting the generality of the foregoing, each Loan Party further agrees (A) that any reference to “Obligations” contained in any Loan Documents shall include, without limitation, the “Obligations” as such term is defined in the Amended Credit Agreement and (B) that the related guarantees and grants of security contained in such Security Documents shall include and extend to such Obligations, as applicable to such Loan Party.

Section 11.     Conditions to including the Eligible Machinery and Equipment in the Dutch Borrowing Base. Subject to the occurrence of the Amendment Effective Date, any Equipment owned by a Dutch Loan Party that would otherwise satisfy the requirements to constitute Eligible Machinery and Equipment shall become Eligible Machinery and Equipment and be included in the calculation of the Dutch Borrowing Base when the applicable Loan Parties have entered into the new Loan Documents described in Schedule 11 attached hereto or arrangements that are reasonably satisfactory to the Borrowers and the Collateral Agent to provide the Collateral Agent with a Perfected Security Interest on such Equipment (collectively, the “Dutch Immovable Arrangements”). For the avoidance of doubt, until such time as the Dutch Immovable Arrangements are effected, Equipment owned by a Dutch Loan Party shall be excluded from the calculation of the Dutch Borrowing Base.

Section 12.     Post-Closing Obligations. The Borrowers agree to use commercially reasonable efforts to enter into, within 30 days of the Amendment Effective Date (or such longer period as may be agreed to by the Collateral Agent in its sole discretion), arrangements that are reasonably satisfactory to the Borrowers and the Collateral Agent to provide the Collateral Agent with a Perfected Security Interest on all real property owned in fee by a Canadian Loan Party on which any Eligible Machinery and Equipment is located, including such customary ancillary documents and filings (including amendments to any other Security Documents) as the Administrative Agent may reasonably request.  If such Perfected Security Interest and such other customary ancillary documents and filings are not in place within 30 days of the Amendment Effective Date, the Administrative Agent shall exercise its Reasonable Credit Judgment (disregarding the requirements set forth in clause (a)(ii) therein) to impose any Reserve set forth in clause (j) of the definition of “Reserve” until such time as such Perfected Security Interest and such other customary ancillary documents and filings are in place.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

HEXION LLC, as Holdings
By:     /s/ George F. Knight, III
Name: George F. Knight, III
Title: Senior Vice President and Treasurer

HEXION INC. as U.S. Borrower

By:     /s/ Ellen G. Berndt
Name: Ellen G. Berndt
Title: Vice President and Secretary

HEXION CANADA INC., as Canadian Borrower
By:     /s/ Ellen G. Berndt
Name: Ellen G. Berndt
Title: Vice President and Secretary

HEXION B.V., as Dutch Borrower
By:     /s/ A.W.M. Mertens
Name: A.W.M. Mertens
Title: Director

By:     /s/ P.R. van Heel
Name: P.R. van Heel
Title: Director

HEXION UK LIMITED, as a U.K. Borrower
By:     /s/ George F. Knight, III
Name: George F. Knight, III
Title: Director

BORDEN CHEMICAL UK LIMITED, as a U.K. Borrower
By:     /s/ A.W.M. Mertens
Name: A.W.M. Mertens
Title: Director

HEXION GMBH, as German Borrower
By:     /s/ A.W.M. Mertens
Name: A.W.M. Mertens
Title: Managing Director of Hexion GmbH

HEXION GMBH, as German Borrower
By:     /s/ George F. Knight III
Name: George F. Knight III
Title: Managing Director of Hexion GmbH

Hexion Leuna GmbH & Co. Kg, as New German Subsidiary Guarantor
By:     /s/ A.W.M. Mertens
Name: A.W.M. Mertens
Title: Managing Director of Hexion Holding Germany GmbH as general partner of Hexion Leuna GmbH & Co. KG

Hexion Leuna GmbH & Co. Kg, as New German Subsidiary Guarantor
By:     /s/ George F. Knight III
Name: George F. Knight III
Title: Managing Director of Hexion Holding Germany GmbH as general partner of Hexion Leuna GmbH & Co. KG

BORDEN CHEMICAL FOUNDRY, LLC, as a Domestic Subsidiary Loan Party
By:     /s/ Ellen G. Berndt

Name: Ellen G. Berndt

Title: Vice President and Secretary

HEXION INTERNATIONAL INC., as a Domestic Subsidiary Loan Party
By:     /s/ Ellen G. Berndt

Name: Ellen G. Berndt

Title: Vice President and Secretary

HEXION INVESTMENTS INC., as a Domestic Subsidiary Loan Party
By:     /s/ Ellen G. Berndt

Name: Ellen G. Berndt

Title: Vice President and Secretary

HSC CAPITAL CORPORATION, as a Domestic Subsidiary Loan Party
By:     /s/ Ellen G. Berndt

Name: Ellen G. Berndt

Title: Vice President and Secretary

LAWTER INTERNATIONAL INC., as a Domestic Subsidiary Loan Party
By:     /s/ Ellen G. Berndt

Name: Ellen G. Berndt

Title: Vice President and Secretary

OILFIELD TECHNOLOGY GROUP, INC., as a Domestic Subsidiary Loan Party
By:     /s/ Ellen G. Berndt

Name: Ellen G. Berndt

Title: Vice President and Secretary

HEXION CI HOLDING COMPANY (CHINA) LLC., as a Domestic Subsidiary Loan Party
By:     /s/ Ellen G. Berndt

Name: Ellen G. Berndt

Title: Vice President and Secretary

NL COOP HOLDINGS LLC, as a Domestic Subsidiary Loan Party
By:     /s/ Ellen G. Berndt

Name: Ellen G. Berndt

Title: Vice President and Secretary

HEXION NOVA SCOTIA FINANCE, ULC, as a Foreign Subsidiary Loan Party
By:     /s/ George F. Knight

Name: George F. Knight

Title: Vice President and Treasurer

HEXION HOLDING B.V., as a Foreign Subsidiary Loan Party
By    : /s/ A.W.M. Mertens

Name: A.W.M. Mertens

Title: Director

By:     /s/ P.R. van Heel

Name: P.R. van Heel

Title: Director

RESOLUTION RESEARCH NEDERLAND B.V., as a Foreign Subsidiary Loan Party
By:     /s/ A.W.M. Mertens

Name: A.W.M. Mertens

Title: Director

By:     /s/ J.P. Bevilaqua

Name: J.P. Bevilaqua

Title: Director

HEXION INTERNATIONAL HOLDINGS COÖPERATIEF U.A., as a Foreign Subsidiary Loan Party
By:

Name: A.W.M. Mertens

Title: Director

By:     /s/ P.R. van Heel

Name: P.R. van Heel

Title: Director

HEXION EUROPE B.V., as a Foreign Subsidiary Loan Party
By:     /s/ A.W.M. Mertens

Name: A.W.M. Mertens

Title: Director

By:     /s/ P.R. van Heel

Name: P.R. van Heel

Title: Director

HEXION BRAZIL COÖPERATIEF U.A., as a Foreign Subsidiary Loan Party
By:     /s/ A.W.M. Mertens

Name: A.W.M. Mertens

Title: Director

By:     /s/ P.R. van Heel

Name: P.R. van Heel

Title: Director

HEXION STANLOW LIMITED, as a Foreign Subsidiary Loan Party
By:     /s/ A.W.M. Mertens

Name: A.W.M. Mertens

Title: Director

COMBINED COMPOSITE TECHNOLOGIES LIMITED, as a Foreign Subsidiary Loan Party
By:    /s/ A.W.M. Mertens

Name: A.W.M. Mertens

Title: Director

BORDEN INTERNATIONAL HOLDINGS LIMITED, as a Foreign Subsidiary Loan Party
By:    /s/ A.W.M. Mertens

Name: A.W.M. Mertens

Title: Director

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent and a Lender

By:     /s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

Citibank, N.A., as a Lender

By:     /s/ Matthew Paquin
Name: Matthew Paquin
Title: Director & Vice President

Bank of America, N.A., as a Lender

By:     /s/ Christy Kuklinski
Name: Christy Kuklinski
Title: AVP

Bank of America, N.A., Canada Branch, as a Lender

By:     /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President
Address: 181 Bay Street, Toronto, Ontario. M5J 2V8
Fax:      312-453-4041

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:     /s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

By:     /s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

Deutsche Bank AG New York Branch, as a Lender

By:     /s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By:     /s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

Deutsche Bank AG, Canada Branch, as a Lender

By:     /s/ Paul Uffelmann
Name: Paul Uffelmann
Title: Vice President

By:     /s/ Daniel Sooley
Name: Daniel Sooley
Title: Chief Operating Officer

Goldman Sachs Bank USA, as a Lender

By:     /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

Morgan Stanley Senior Funding, Inc., as a Lender

By:     /s/ Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Vice President

UBS AG, STAMFORD BRANCH, as a Lender

By:     /s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:     /s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director

WELLS FARGO BANK, N.A., as a Lender

By:     /s/ Michael P. Henry
Name: Michael P. Henry
Title: Duly Authorized Signatory

WELLS FARGO BANK, N.A., LONDON BRANCH, as a Lender

By:     /s/ T Saldanha     /s/ N B Hogg
Name: T Saldanha    N B Hogg
Title: Authorized     Authorized

Signatory Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:     /s/ David G. Phillips
Name: David G. Phillips
Title: Senior Vice President

Credit Officer, Canada

Wells Fargo Capital Finance

Corporation Canada

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:     /s/ Jeffrey B. Iervese
Name: Jeffrey B. Iervese
Title: Vice President

By:     /s/ John Finore
Name: John Finore
Title: Vice President

Schedule 1

Other Principal Documents
Canada:

(1)    Amended & Restated Security Agreement
(2)    Deed of Hypothec
(3)    25% Collateral Bond
(4)    Pledge of Bond Agreement

Germany:

Hexion GmbH:
(1)    Security Transfer Agreement
(2)    Deed of Land Charge
(3)    Security Purpose Agreement

Hexion Leuna GmbH & Co. KG:
(1)    Security Transfer Agreement
(2)    Deed of Land Charge (included in Hexion GmbH Deed of Land Charge)
(3)    Security Purpose Agreement

Netherlands:

(1)	Deed of Pledge over Machinery and Equipment and Related Receivables
(2)    Deed Pledge over Receivables, dated March 28, 2013
(3)    Deed of Non-Possessory Pledge over Inventory, dated March 28, 2013

England and Wales:

(1)    Supplemental Security and Confirmation Deed
(2)    Security Deed
Italy:

(1)    Acknowledgment Deed

France:

(1)    Pledge Confirmation Agreements

Spain:

(1)    Ratification Deeds

Schedule 2

Foreign Counsel
Canada:
Stikeman Elliott LLP, Canadian (ON, QC, BC, AB) (counsel to Borrower)
Stewart McKelvey LLP, Canadian (Nova Scotia) (counsel to Borrower)
Germany:
Freshfields Bruckhaus Deringer LLP (counsel to the Borrower)
Mayer Brown LLP (counsel to the Agent)
Netherlands:
NautaDutilh New York P.C. (counsel to the Borrower)
England and Wales:
Mayer Brown International LLP (counsel to the Agent)

Schedule 11*

(1)
A New York law joinder agreement to the Credit Agreement among the newly formed special purpose vehicle Dutch Loan Parties entering into the Dutch Immovable Arrangements (the “SPVs”) as acceding Dutch Loan Parties and the Administrative Agent

(2)	A Dutch law deed of pledge of shares in the capital stock of each SPV between the Dutch Borrower as pledgor, the Collateral Agent as pledgee and the respective SPVs as company

(3)	A Dutch law deed of pledge of intercompany and lease receivables between each SPV as pledgor and the Collateral Agent as pledgee

(4)	A Dutch law deed of pledge of machinery and equipment between each SPV as pledgor and the Collateral Agent as pledgee

(5)
A Dutch law sublease agreement between each relevant SPV as lessor and the Dutch Borrower as lessee which include termination rights for the SPV and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent

(6)
Written consent by each municipality or authority that has the right to consent to the transfer of the lease agreements as contemplated by the transfer of contract described under (3) above and written confirmation by the Dutch Borrower that no other consents are required

(7)
Customary legal opinions, resolutions and other customary certificates and documentation to the extent required by the Administrative Agent in connection with the Dutch Immovable Arrangements, and such additional customary documents and filings (including amendments to any other Security Documents) as the Administrative Agent may reasonably request, including all documents necessary to satisfy the Collateral and Guarantee Requirements and to cause the Collateral and Guarantee Requirement to be and remain satisfied pursuant to Section 5.10 of the Credit Agreement

*All documents set forth on Schedule 11 to be reasonably satisfactory to the Borrowers and the Collateral Agent.

EXECUTION VERSION

Exhibit A: Amended Credit Agreement
AMENDED AND RESTATED ASSET-BASED REVOLVING CREDIT AGREEMENT
Dated as of July 27, 2015,
Among
Hexion LLC,
as Holdings,
Hexion Inc.,
as U.S. Borrower,

Hexion Canada Inc.,
as Canadian Borrower,

Hexion B.V.,
as Dutch Borrower,

Hexion UK Limited
and
BORDEN CHEMICAL UK LIMITED,
as U.K. Borrowers,

Hexion GmbH,
as German Borrower,

THE LENDERS PARTY HERETO,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent, Swingline Lender and initial Issuing Bank,

JPMORGAN CHASE BANK, N.A., CITIGROUP GLOBAL MARKETS INC., DEUTSCHE
BANK SECURITIES INC., GOLDMAN SACHS BANK USA and UBS SECURITIES LLC,
as Syndication Agents
and
BANK OF AMERICA, N.A., CREDIT SUISSE SECURITIES (USA) LLC,
MORGAN STANLEY SENIOR FUNDING, INC. and WELLS FARGO BANK, N.A.,
as Documentation Agents
______________

J.P. MORGAN SECURITIES LLC., CITIGROUP GLOBAL MARKETS INC., CREDIT
SUISSE SECURITIES (USA) LLC, DEUTSCHE BANK SECURITIES INC., GOLDMAN
SACHS BANK USA, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MORGAN STANLEY SENIOR FUNDING, INC. and UBS SECURITIES LLC,

as Joint Lead Arrangers

TABLE OF CONTENTS
Page

ARTICLE I Definitions	1

Section 1.01	Defined Terms 1

Section 1.02	Terms Generally 80

Section 1.03	Effectuation of Transactions 81

Section 1.04	Currency Translation 81

ARTICLE II The Credits	82

Section 2.01	Commitments 82

Section 2.02	Loans and Borrowings 85

Section 2.03	Requests for Borrowings 86

Section 2.04	Swingline Loans 87

Section 2.05	Letters of Credit 89

Section 2.06	Canadian Bankers’ Acceptances 95

Section 2.07	Funding of Borrowings 98

Section 2.08	Interest Elections 99

Section 2.09	Termination and Reduction of Commitments 101

Section 2.10	Repayment of Loans and B/As; Evidence of Debt 102

Section 2.11	Notice of Prepayment; Etc. 103

Section 2.12	Prepayment of Loans 104

Section 2.13	Fees 105

Section 2.14	Interest 107

Section 2.15	Market Disruption; Alternate Rate of Interest 108

Section 2.16	Increased Costs 109

Section 2.17	Break Funding Payments 110

Section 2.18	Taxes 111

Section 2.19	Payments Generally; Pro Rata Treatment; Sharing of Set-offs 115

Section 2.20	Mitigation Obligations; Replacement of Lenders 118

Section 2.21	Incremental Revolving Facility Commitments 119

Section 2.22	Illegality 122

Section 2.23	Defaulting Lender 123

ARTICLE III Representations and Warranties	125

Section 3.01	Organization; Powers 125

Section 3.02	Authorization 125

Section 3.03	Enforceability 126

Section 3.04	Governmental Approvals 126

Section 3.05	Financial Statements 126

Section 3.06	No Material Adverse Change or Material Adverse Effect 127

Section 3.07	Title to Properties; Possession Under Leases 127
Section 3.08     Subsidiaries                             128

Section 3.09	Litigation; Compliance with Laws 128

Section 3.10	Federal Reserve Regulations 129

Section 3.11	Investment Company Act 129

Section 3.12	Use of Proceeds 129

Section 3.13	Tax Returns 129

Section 3.14	No Material Misstatements 130

Section 3.15	Employee Benefit Plans 130

Section 3.16	Environmental Matters 131

Section 3.17	Security Documents 132

Section 3.18	Location of Real Property 134

Section 3.19	Solvency 134

Section 3.20	Labor Matters 134

Section 3.21	No Default 135

Section 3.22	Intellectual Property; Licenses, Etc. 135

Section 3.23	Insurance 135

Section 3.24	Senior Debt 135

Section 3.25	Financial Assistance 135

Section 3.26	Anti-Terrorism Laws 135

Section 3.27	Foreign Corrupt Practices Act 136

Section 3.28	Centre of Main Interest 136

ARTICLE IV Conditions of Lending	136

Section 4.01	All Credit Events 136

Section 4.02	[Reserved] 137

ARTICLE V Affirmative Covenants	137

Section 5.01	Existence; Businesses and Properties 137

Section 5.02	Insurance 138

Section 5.03	Taxes 139

Section 5.04	Financial Statements, Reports, etc. 139

Section 5.05	Litigation and Other Notices 142

Section 5.06	Compliance with Laws 142

Section 5.07	Maintaining Records; Access to Properties and Inspections 142
Section 5.08     Use of Proceeds                              144

Section 5.09	Compliance with Environmental Laws 144

Section 5.10	Further Assurances; Additional Mortgages 144

Section 5.11	Fiscal Year; Accounting 147

Section 5.12	Cash Management Systems; Application of Proceeds of Accounts 147

Section 5.13	Financial Assistance 151

Section 5.14	U.K. Pension Matters 151

Section 5.15	Canadian Pension Matters 151

ARTICLE VI Negative Covenants	152

Section 6.01	Indebtedness 152

Section 6.02	Liens 156

Section 6.03	Sale and Lease-Back Transactions 162

Section 6.04	Investments, Loans and Advances 162

Section 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions 165

Section 6.06	Dividends and Distributions 168

Section 6.07	Transactions with Affiliates 170

Section 6.08	Business of the U.S. Borrower and the Subsidiaries 173

Section 6.09	Limitation on Modifications and Payments of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. 173

Section 6.10	Fixed Charge Coverage Ratio 176

Section 6.11	Swap Agreements 176

Section 6.12	No Other “Designated Senior Debt” 176

Section 6.13	Fiscal Year; Accounting 176

ARTICLE VIA HOLDINGS’ NEGATIVE COVENANT	176

ARTICLE VII Events of Default	177

Section 7.01	Events of Default 177

Section 7.02	Exclusion of Certain Subsidiaries 180

Section 7.03	Right to Cure 180

ARTICLE VIII The Agents	181

Section 8.01	Appointment 181

Section 8.02	Delegation of Duties 182

Section 8.03	Exculpatory Provisions 182

Section 8.04	Reliance by Administrative Agent 183

Section 8.05	Notice of Default 184

Section 8.06	Non-Reliance on Agents and Other Lenders 184

Section 8.07	Indemnification 185

Section 8.08	Agent in Its Individual Capacity 185

Section 8.09	Successor Administrative Agent 185

Section 8.10	Syndication Agents, Documentation Agents and Joint Lead Arrangers 186

Section 8.11	Intercreditor Agreements 186

Section 8.12	Certain German Matters 187

Section 8.13	Certain English Matters 188

Section 8.14	Certain Canadian Matters 189

Section 8.15	Certain French Matters 190

Section 8.16	Certain Italian Matters 190

Section 8.17	Certain Spanish Matters 190

Section 8.18	Foreign Obligations 190

Section 8.19	Right to Realize on Collateral and Enforce Guarantees 190

ARTICLE IX Miscellaneous	191

Section 9.01	Notices 191
Section 9.02     Survival of Agreement                         193

Section 9.03	Binding Effect 193

Section 9.04	Successors and Assigns 193

Section 9.05	Expenses; Indemnity 198

Section 9.06	Right of Set-off 200

Section 9.07	APPLICABLE LAW 201

Section 9.08	Waivers; Amendment 201

Section 9.09	Interest Rate Limitation 205

Section 9.10	Conversion of Currencies 206

Section 9.11	Entire Agreement; No Third Party Beneficiaries 206

Section 9.12	WAIVER OF JURY TRIAL 206

Section 9.13	Severability 207

Section 9.14	Counterparts 207

Section 9.15	Headings 207

Section 9.16	Jurisdiction; Consent to Service of Process 207

Section 9.17	Confidentiality 207

Section 9.18	JPMCB Direct Website Communications 209

Section 9.19	Release of Liens and Guarantees 210

Section 9.20	Parallel Debt 212

Section 9.21	Dutch Powers of Attorney 212

Section 9.22	Power of Attorney 212

Section 9.23	Canadian Anti-Money Laundering Legislation 213

Section 9.24	U.S.A. Patriot Act 213

Section 9.25	Acknowledgments 213

ARTICLE X Collection Allocation Mechanism	214

Section 10.01	Implementation of CAM 214

Section 10.02	Letters of Credit 215

Exhibits and Schedules

Exhibit A        Form of Assignment and Acceptance
Exhibit B        Form of Solvency Certificate
Exhibit C-1        Form of Borrowing Request
Exhibit C-2        Form of Swingline Borrowing Request
Exhibit D        Form of Collateral Access Agreement
Exhibit E        Form of Borrowing Base Certificate
Exhibit F        Assignability and Retention of Title Reserve

Schedule 1.01(a)    Acceptable Appraisers
Schedule 1.01(b)    Wholly Owned Subsidiaries
Schedule 1.01(c)     Mortgaged Properties
Schedule 1.01(c)(A)    Real Properties of Foreign Subsidiary Loan Parties
Schedule 1.01(d)    Unrestricted Subsidiaries
Schedule 1.01(e)    Immaterial Subsidiaries
Schedule 1.01(f)    Primary Concentration Accounts
Schedule 1.01(g)    Foreign Subsidiary Loan Party
Schedule 1.01(h)    Original Letters of Credit
Schedule 2.01        Revolving Facility Commitments
Schedule 3.01        Organization and Good Standing
Schedule 3.04        Governmental Approvals
Schedule 3.07(b)    Possession under Leases
Schedule 3.07(c)    Intellectual Property
Schedule 3.08(a)    Subsidiaries
Schedule 3.08(b)    Subscriptions
Schedule 3.09        Litigation
Schedule 3.13        Taxes
Schedule 3.15        Canadian Benefit Plans
Schedule 3.16        Environmental Matters
Schedule 3.20        Labor Matters
Schedule 3.23        Insurance
Schedule 4.02(b)    Local Counsel
Schedule 5.10        Certain Collateral Matters

Schedule 5.12(a)    Certain Accounts
Schedule 5.12(c)    Controlled Accounts (Europe)
Schedule 5.12(e)    Post-Closing Accounts
Schedule 6.01        Existing Indebtedness
Schedule 6.02(a)    Existing Liens
Schedule 6.04        Existing Investments
Schedule 6.07        Existing Transactions with Affiliates
Schedule 9.01        Notice Information

This AMENDED AND RESTATED ASSET-BASED REVOLVING CREDIT AGREEMENT, dated as of July 27, 2015 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), among HEXION LLC (f/k/a MOMENTIVE SPECIALTY CHEMICALS HOLDINGS LLC), a Delaware limited liability company (“Holdings”), HEXION INC. (F/K/A MOMENTIVE SPECIALTY CHEMICALS INC.), a New Jersey corporation (the “U.S. Borrower”), HEXION CANADA INC. (f/k/a MOMENTIVE SPECIALTY CHEMICALS CANADA INC.), a Canadian corporation (the “Canadian Borrower”), HEXION B.V. (f/k/a MOMENTIVE SPECIALTY CHEMICALS B.V.), a besloten vennootschap met beperkte aansprakelijkheid under the laws of The Netherlands having its statutory seat in Rotterdam, The Netherlands and registered with the Dutch Trade Register under number 24294676 (the “Dutch Borrower”), HEXION UK LIMITED (f/k/a MOMENTIVE SPECIALTY CHEMICALS UK LIMITED), a company incorporated under the laws of England and Wales, and BORDEN CHEMICAL UK LIMITED, a company incorporated under the laws of England and Wales (together, the “U.K. Borrowers”), and HEXION GMBH, a limited liability company (GmbH) organized under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Iserlohn with registration number 5860 (the “German Borrower” and, together with the U.S. Borrower, the Canadian Borrower, the Dutch Borrower and the U.K. Borrowers, the “Borrowers”), the LENDERS party hereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent, Collateral Agent, Swingline Lender and initial Issuing Bank, JPMORGAN CHASE BANK, N.A., CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA and UBS SECURITIES LLC, as Syndication Agents, and BANK OF AMERICA, N.A., CREDIT SUISSE SECURITIES (USA) LLC, MORGAN STANLEY SENIOR FUNDING, INC. and WELLS FARGO BANK, N.A., as Documentation Agents.

WHEREAS, the Borrowers have requested that the Agreement be amended and restated in order to provide for extensions of credit in an aggregate principal amount at any time outstanding not in excess of $400.0 million;
WHEREAS, the Obligations of the Borrowers under the Loan Documents will continue to be guaranteed and continue to be secured, in each case as set forth in the Loan Documents, as amended, restated, supplemented or otherwise modified from time to time;
NOW, THEREFORE, on the Amendment Effective Date (as defined below), the 2013 Credit Agreement (as defined below) shall be amended and restated as provided herein.
ARTICLE I
DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“1-1/2 Lien Intercreditor Agreement” shall (a) mean the Intercreditor Agreement, dated as of January 29, 2010, among JPMCB, as intercreditor agent and senior-priority agent for the ABL Secured Parties (as defined in that certain Third Joinder and Supplement to Intercreditor Agreement, dated as of March 28, 2013), Wilmington Trust FSB (currently known as Wilmington Trust, National Association), as trustee and collateral agent for the holders of the 1-1/2 Lien Notes, Wilmington Trust, National Association, as senior-priority agent for the holders of the First Lien Notes, Holdings, the U.S. Borrower and the Domestic Subsidiaries party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, and (b) any replacement thereof that contains terms not materially less favorable to the Lenders than the terms contained in the Intercreditor Agreement referred to in clause (a) above.
“1-1/2 Lien Notes” shall mean $1.2 billion aggregate principal amount of Hexion Finance Escrow LLC and Hexion Escrow Corporation and assumed by the U.S. Borrower (as successor to Hexion U.S. Finance Corp.) and Hexion Nova Scotia Finance ULC 8.875% Senior Secured Notes due 2018.
“1-1/2 Lien Notes Documents” shall mean the indentures under which the 1-1/2 Lien Notes are issued and all other instruments, agreements and other documents evidencing or governing the 1-1/2 Lien Notes or providing for any security, guarantee or other right in respect thereof.
“2013 Credit Agreement” shall mean the Asset-Based Revolving Credit Agreement, dated as of the Closing Date, as amended, restated, supplemented or otherwise modified from time to time prior to the Amendment Effective Date, among Holdings, the U.S. Borrower, the Canadian Borrower, the Dutch Borrower, the U.K. Borrowers, the lenders party thereto and the Administrative Agent.
“2015 Transactions” shall mean, collectively, (a) the execution and delivery by the Loan Parties of the Amendment Agreement and the Loan Documents executed and delivered in connection with the Amendment Agreement to which they are a party, (b) the issuance of First Lien Notes on April 15, 2015 and the transactions consummated in connection therewith (including the use of proceeds thereof) and (c) the payment of related fees and expenses in connection therewith.
“ABL Intercreditor Agreement” shall mean (a) the ABL Intercreditor Agreement, dated as of the Closing Date, among the Collateral Agent, Wilmington Trust, National Association, as Applicable First-Lien Agent and First-Lien Collateral Agent (each as defined therein), the U.S. Borrower and the Domestic Subsidiaries party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, and (b) any replacement thereof that contains terms not materially less favorable to the Lenders than the terms contained in the ABL Intercreditor Agreement referred to in clause (a) above.
“ABL Priority Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.
“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1.0%, (b) the U.S. Prime Rate in effect for such day as announced from time to time and (c) the LIBO Rate for a one-month Interest Period for a deposit in U.S. Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%. Any change in such rate due to a change in the U.S. Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective as of the opening of business on the day of such change in the U.S. Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, as the case may be.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean any ABR Revolving Loan or any Swingline Loan to the U.S. Borrower.
“ABR Revolving Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan denominated in U.S. Dollars and bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“Acceptable Appraiser” shall mean (a) any person listed on Schedule 1.01(a) or (b) any other experienced and reputable appraiser reasonably acceptable to the U.S. Borrower and the Administrative Agent.
“Acceptable Auditor” shall mean (a) Cardno, (b) Ramboll Environ or (c) any other experienced and reputable environmental auditor reasonably acceptable to the U.S. Borrower and the Administrative Agent.
“Account” shall mean, with respect to a person, any of such person’s now owned and hereafter acquired or arising accounts receivable, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.
“Account Control Agreement” shall have the meaning assigned to such term in Section 5.12(a).
“Account Debtor” shall mean, with respect to any Account, each person obligated on such Account.
“Additional Collection Account” shall mean any Collection Account of a Domestic Loan Party or a Canadian Loan Party other than a Primary Concentration Account.
“Additional Letter of Credit Facility” shall mean any facility or arrangement (other than Letters of Credit issued pursuant to Section 2.05) established by Holdings, the U.S. Borrower or any Subsidiary pursuant to which letters of credit may be issued by financial institutions for the account of Holdings, the U.S. Borrower or any Subsidiary, which, for the avoidance of doubt, such facility or arrangement may include, without limitation, any revolving credit facility, any cash-collateralized letter of credit facility, any “synthetic” letter of credit facility, or any similar or other arrangement or combination thereof.
“Additional Mortgage” shall have the meaning assigned to such term in Section 5.10(c).
“Adjusted Eurocurrency Rate” shall mean, with respect to any Eurocurrency Revolving Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.0%) equal to (a) (i) for any Eurocurrency Revolving Borrowing denominated in U.S. Dollars or Sterling, the LIBO Rate, or (ii) for any Eurocurrency Revolving Borrowing denominated in euros, the EURO LIBO Rate, in each case in effect for the relevant currency for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Revolving Borrowing, if any.
“Adjustment Date” shall have the meaning assigned to such term in the definition of the term “Pricing Grid”.
“Administrative Agent” shall mean JPMCB, in its capacity as administrative agent for the Lenders hereunder, or, as applicable, such Affiliates thereof as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity, including initially (a) with respect to a Loan or Borrowing made to the Dutch Borrower, the German Borrower or a U.K. Borrower, J.P. Morgan Europe Limited, and (b) with respect to a Loan or Borrowing made to, or a B/A Drawing drawn by, the Canadian Borrower, JPMorgan Chase Bank, N.A., Toronto Branch. References to the “Administrative

Agent” shall also include J.P. Morgan Europe Limited or any other Affiliate of JPMCB or any other person designated by JPMCB, in each case acting in its capacity as “Security Trustee”, “Trustee”, “Collateral Agent” or “Agent” under any Security Document relating to collateral provided under the laws of any jurisdiction. Notwithstanding the foregoing, for purposes of Section 9.20, the term “Administrative Agent” shall mean JPMCB and any successor agent appointed pursuant to Section 8.09.
“Administrative Agent Fee Letter” shall mean the Administrative Agent Fee Letter, dated as of January 11, 2013, between the U.S. Borrower and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.13 (d).
“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied by the Administrative Agent.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
“Agent Parties” shall have the meaning assigned to such term in Section 9.18(c).
“Agents” shall mean the Administrative Agent and the Collateral Agent.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Agreement Currency” shall have the meaning assigned to such term in Section 9.10(b).
“All-in Yield” shall mean, as to any Loans, the yield thereon payable to all Lenders providing such Loans in the primary syndication thereof, as reasonably determined by the Administrative Agent, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Loans); and provided further that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees paid to arrangers for such Loans and customary consent fees for an amendment paid generally to consenting Lenders.
“Alternative Currency” shall mean Sterling, euros, Canadian Dollars, Japanese Yen or any other foreign currency reasonably acceptable to the applicable Issuing Bank that is freely available, freely transferable and freely convertible into U.S. Dollars, provided that the aggregate amount of Revolving L/C Exposure in all such foreign currencies (other than Sterling, Kronor, euros, Japanese Yen and Canadian Dollars) shall not exceed $25,000,000.
“Alternative Currency Letter of Credit” shall mean a Letter of Credit denominated in an Alternative Currency.
“Alternative Currency Revolving L/C Exposure” shall mean Revolving L/C Exposure related to Alternative Currency Letters of Credit.

“Amendment Agreement” shall mean the Amendment Agreement, dated as of July 27, 2015, among Holdings, the Borrowers, the Subsidiary Loan Parties, the Lenders party thereto and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Amendment Effective Date” shall mean July 27, 2015 (the Amendment Effective Date (as defined in the Amendment Agreement)).
“AML Legislation” shall have the meaning assigned to such term in Section 9.23(a).
“Ancillary Agreement” shall mean any Secured Cash Management Agreement, any Secured Hedge Agreement or the Overdraft Line.
“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.26(a).
“Applicable Agent” shall mean (i) the Applicable Senior Collateral Agent (or other analogous term) under the ABL Intercreditor Agreement or (ii) if at any time there is no ABL Intercreditor Agreement then in effect, the Administrative Agent.
“Applicable Commitment Fee” shall mean for any day, 0.50% per annum; provided that, on and after the date of delivery of the financial statements and certificates required by Section 5.04 for the first full fiscal quarter of the U.S. Borrower after the Closing Date, the Applicable Commitment Fee will be (a) 0.375% per annum for each fiscal quarter of the U.S. Borrower during which the Average Utilization is greater than 50.0% and (b) 0.50% per annum for each fiscal quarter of the U.S. Borrower during which the Average Utilization is equal to or less than 50.0%. Changes in the Applicable Commitment Fee resulting from changes in Average Utilization shall become effective on the date of delivery of the relevant quarterly financial statements required by Section 5.04, beginning with the date of delivery pursuant to Section 5.04 of financial statements covering the first full fiscal quarter of the U.S. Borrower after the Closing Date, and shall remain in effect until the next change to be effected pursuant to this sentence.
“Applicable Creditor” shall have the meaning assigned to such term in Section 9.10(b).
“Applicable Margin” shall mean, for any day, 2.25% per annum in the case of any Eurocurrency Revolving Loan and Overnight LIBO Borrowing and 1.25% per annum in the case of any ABR Loan and any Base Rate Loan; provided that, on and after the first Adjustment Date occurring after delivery of the first Borrowing Base Certificate required by Section 5.04(f), the Applicable Margin with respect to such Revolving Facility Loans will be determined based on Average Availability for such period pursuant to the Pricing Grid.
“Appraised Fair Market Value” shall mean, at any time, with respect to any applicable Eligible Real Property, the fair market value of such Real Property, as determined by reference to the most recent third-party appraisal of such Real Property received by the Administrative Agent in accordance with the terms hereof.
“ARPA” shall mean the Account Receivables Purchase Agreement, among Hexion Holding B.V. (f/k/a Momentive Specialty Chemicals Holding B.V.), Hexion GmbH (f/k/a Momentive Specialty Chemicals GmbH), Momentive Specialty Chemicals S.r.l., Momentive Specialty Chemicals Italia S.p.A., Momentive Specialty Chemicals, a.s. and Hexion B.V. (f/k/a Momentive Specialty Chemicals B.V.), entered into on the Closing Date, as amended, restated, supplemented or otherwise modified from time to time, in each case the terms of which shall be reasonably satisfactory to the Administrative Agent.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).
“Assignee” shall have the meaning assigned to such term in Section 9.04(b).
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and, if required by Section 9.04, by the U.S. Borrower, the Swingline Lender and the then Issuing Bank, in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.
“Attorney” shall have the meaning assigned to such term in Section 8.14.
“Audit Trigger Event” shall occur at any time that Excess Availability is less than the greater of (a) 15.0% of the lesser of (i) the Total Revolving Facility Commitments at such time and (ii) the Global Borrowing Base at such time and (b) $50.0 million.
“Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the Termination Date.
“Availability Trigger Event” shall occur at any time that (a) Excess Availability is less than the greater of (i) 12.5% of the lesser of (A) the Total Revolving Facility Commitments at such time and (B) the Global Borrowing Base at such time and (ii) $40.0 million or (b) an Event of Default shall have occurred. Once occurred, an Availability Trigger Event shall be deemed to be continuing until such time as, in the case of clause (a) above, the Excess Availability is equal to or greater than the greater of (i) 12.5% of the lesser of (A) the Total Revolving Facility Commitments at such time and (B) the Global Borrowing Base at such time and (ii) $40.0 million for fifteen (15) consecutive days, and, in the case of clause (b) above, such Event of Default is no longer continuing.
“Available Unused Commitment” shall mean, with respect to a Lender at any time, an amount equal to the amount by which (a) the aggregate amount of the Revolving Facility Commitment of such Lender at such time exceeds (b) the Revolving Facility Exposure of such Lender at such time.
“Average Availability” shall mean, for any period, an amount, expressed as a percentage, equal to (a) the daily average Excess Availability for such period divided by (b) the lesser of (i) the daily average Global Borrowing Base for such period and (ii) the daily average Total Revolving Facility Commitments for such period.
“Average Utilization” shall mean, for any period, an amount, expressed as a percentage, equal to (a) the daily average Total Revolving Facility Exposure for such period divided by (b) the daily average Total Revolving Facility Commitments for such period.
“B/A” shall mean a bill of exchange governed by the Bills of Exchange Act (Canada) or a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by the Canadian Borrower and accepted by a Lender in accordance with the terms of this Agreement.
“B/A Drawing” shall mean B/As accepted and purchased on the same date and as to which a single Contract Period is in effect, including any B/A Equivalent Loans made on the same date and as to which a single Contract Period is in effect. For greater certainty, all provisions of this Agreement that are applicable to B/As are also applicable, mutatis mutandis, to B/A Equivalent Loans.
“B/A Equivalent Loan” has the meaning assigned to such term in Section 2.06(j).

“Basel III” shall mean:
(a)    the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III”: A global regulatory framework for more resilient banks and banking systems”, “Basel III”: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(b)    the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(c)    any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
“Base Rate” shall mean (a) with respect to Revolving Facility Loans denominated in Sterling or euros, and Revolving Facility Loans denominated in U.S. Dollars and made to the Dutch Borrower, the German Borrower or a U.K. Borrower, the rate of interest per annum quoted by the Administrative Agent as its base rate for loans made by it in U.S. Dollars, Sterling or euros, as applicable, whether or not such rate is the lowest rate charged by the Administrative Agent to its most preferred borrowers, and, if such base rate is discontinued by the Administrative Agent as a standard, a comparable reference rate designated by the Administrative Agent as a substitute therefor shall be the Base Rate with respect to such Revolving Facility Loans, (b) with respect to Revolving Facility Loans denominated in U.S. Dollars made to the Canadian Borrower, the U.S. Base Rate and (c) with respect to Revolving Facility Loans denominated in Canadian Dollars made to the Canadian Borrower, the Canadian Base Rate.
“Base Rate Borrowing” shall mean a Borrowing consisting of Base Rate Loans.
“Base Rate Loan” shall mean any Base Rate Revolving Loan to the Dutch Borrower, the German Borrower, a U.K. Borrower or the Canadian Borrower.
“Base Rate Revolving Borrowing” shall mean a Borrowing comprised of Base Rate Revolving Loans.
“Base Rate Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America or any successor thereto.
“Board of Directors” shall mean, as to any person, the board of directors or managers, as applicable, of such person (or, if such person is a partnership, the board of directors or other governing body of the general partner of such person) or any duly authorized committee thereof.
“Borrowers” shall have the meaning assigned to such term in the preamble hereto.
“Borrowing” shall mean a group of Loans of a single Type, Class and currency and made on a single date to a single Borrower and, in the case of Eurocurrency Revolving Loans, as to which a single Interest Period is in effect. The term “Borrowing” shall include a B/A Drawing.

“Borrowing Base” shall mean the U.S. Borrowing Base, the Canadian Borrowing Base, the Dutch Borrowing Base, the German Borrowing Base or the U.K. Borrowing Base, as the case may be.
“Borrowing Base Acquisition Adjustment Principles” shall mean, in connection with the consummation of any acquisition of a business, equipment or other assets, the U.S. Borrower may submit a calculation of the applicable Borrowing Bases on a Pro Forma Basis with adjustments to reflect such acquisition and such Borrowing Bases, and availability hereunder shall be increased accordingly so long as, in the event that resulting Excess Availability would increase by more than $40.0 million in the aggregate for all assets acquired in such acquisition, the Administrative Agent shall have completed its review of such acquired assets, including a Collateral Audit or receipt of new (or, if agreed to by the Administrative Agent, recently completed) appraisals or updates of appraisals from one or more Acceptable Appraisers as the Administrative Agent shall require in its Reasonable Credit Judgment with respect to any such acquired assets prior to the inclusion of such acquired assets in excess of $40.0 million in the Global Borrowing Base; it being understood that (i) Net Orderly Liquidation Value and/or Net Orderly Liquidation Value In-Place and/or Appraised Fair Market Value with respect to any assets so acquired shall be based on new appraisals or updates of appraisals from one or more Acceptable Appraisers, if required by the Administrative Agent or if not required, the appraisals or updates thereof then existing with respect to the applicable class of eligible assets, (ii) subject to the limitations set forth in Section 2.01(a), the Borrowers shall, for the avoidance of doubt, be allowed to utilize any increase in any Borrowing Base resulting from such adjustment for the purpose of funding the purchase of such acquired assets, and (iii) if such additional assets are of a different type of collateral than the existing assets included in any Borrowing Base, such additional assets may be subject to different advance rates or eligibility criteria or may require the imposition of additional Reserves with respect thereto as the Administrative Agent shall in its Reasonable Credit Judgment require; provided that such advance rates applicable to a different type of collateral shall not be higher than the then highest advance rates set forth in the definition of the term “Borrowing Base” or any component definition thereof without the consent of the Super Majority Lenders. Any adjustments made to any such acquired assets shall be subject to the same adjustments and Reserves as set forth in the definitions of Eligible Receivables, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property.
“Borrowing Base Certificate” shall mean a certificate by a Responsible Officer of the U.S. Borrower, substantially in the form of Exhibit B to the Amendment Agreement (or another form reasonably acceptable to the Administrative Agent and the Borrowers) setting forth the calculation of the Global Borrowing Base, including a calculation of each component thereof (including, to the extent the Borrowers have received notice of any such Reserve from the Administrative Agent, any of the Reserves included in such calculation), all in such detail as shall be reasonably satisfactory to the Administrative Agent and accompanied by supporting documentation and supplemental reporting reasonably requested by the Administrative Agent. All calculations of the Global Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall be made by the U.S. Borrower and certified to the Administrative Agent.
“Borrowing Base Jurisdiction” shall mean the United States of America, Canada, Germany, The Netherlands and England and Wales.
“Borrowing Minimum” shall mean (a) in the case of a Borrowing denominated in U.S. Dollars, $5.0 million, (b) in the case of a Borrowing denominated in euro, €1.0 million, (c) in the case of a Borrowing denominated in Sterling, ₤1.0 million and (d) in the case of a Borrowing denominated in Canadian Dollars, C$1.0 million.

“Borrowing Multiple” shall mean (a) in the case of a Borrowing denominated in U.S. Dollars, $1.0 million, (b) in the case of a Borrowing denominated in euro, €1.0 million, (c) in the case of a Borrowing denominated in Sterling, ₤1.0 million and (d) in the case of a Borrowing denominated in Canadian Dollars, C$1.0 million.
“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and 2.06, as applicable, and substantially in the form of Exhibit C-1.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurocurrency Revolving Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, (b) when used in connection with a Loan denominated in euro, the term “Business Day” shall also exclude any day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET2) payment system is not open for the settlement of payments in euro, (c) when used in connection with any Loan to the Canadian Borrower or B/A, the term “Business Day” shall also (i) exclude any day on which banks are not open for dealings in deposits in Toronto, Ontario but (ii) include, with respect to any Loan denominated in Canadian Dollars or any B/A, any day on which banks are open for dealings in deposits in Toronto, Ontario and (d) when used in connection with any Loan to the Dutch Borrower, the German Borrower or a U.K. Borrower, the term “Business Day” shall also include any day on which banks are open for dealings in deposits in euro, Sterling and U.S. Dollars in London and, with respect to any Loan to the Dutch Borrower, any day on which banks are open for dealings in deposits in euro in Amsterdam and, with respect to any Loan to the German Borrower, any day on which banks are open for dealings in deposits in euro in Frankfurt.
“CAM” shall mean the mechanism for the allocation and exchange of interests in Loans, participations in Letters of Credit and Swingline Loans and other extensions of credit and collections thereunder established under Article X.
“CAM Exchange” shall mean the exchange of the Lender’s interests provided for in Section 10.01.
“CAM Exchange Date” shall mean the first date on which there shall occur (a) any event referred to in paragraph (h) or (i) of Section 7.01 in respect of any Borrower or (b) an acceleration of Loans pursuant to Section 7.01.
“CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate U.S. Dollar Equivalent (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the sum, without duplication, of (i) the Obligations owed to such Lender (whether or not at the time due and payable), (ii) the Revolving L/C Exposure of such Lender and (iii) the Swingline Exposure of such Lender, in each case immediately prior to the occurrence of the CAM Exchange Date, and (b) the denominator shall be the aggregate U.S. Dollar Equivalent (as so determined) of the sum, without duplication, of (A) the Obligations owed to all the Lenders (whether or not at the time due and payable), (B) the Revolving L/C Exposure and (iii) the Swingline Exposure, in each case immediately prior to the occurrence of the CAM Exchange Date; provided that, for purposes of clause (a) above, the Obligations owed to the Swingline Lender will be deemed not to include any Swingline Loans except to the extent provided in clause (a)(iii) above.
“Canadian Benefit Plans” shall mean any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits,

including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Canadian Loan Party or any Subsidiary of any Canadian Loan Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.
“Canadian Base Rate” shall mean, for any day, the rate of interest per annum equal to the higher of (a) the interest rate per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect on such day at its principal office in Toronto for determining interest rates applicable to commercial loans denominated in Canadian Dollars in Canada (each change in such reference rate being effective from and including the date such change is publicly announced as being effective) and (b) the interest rate per annum equal to the sum of (i) the CDOR Rate applicable to bankers’ acceptances with a term of 30 days on such day and (ii) 0.50% per annum.
“Canadian Base Rate Borrowing” shall mean a Borrowing consisting of Canadian Base Rate Loans.
“Canadian Base Rate Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Canadian Base Rate in accordance with the provisions of Article II.
“Canadian Borrower” shall have the meaning assigned to such term in the preamble hereto.
“Canadian Borrowing Base” shall mean, with respect to the Canadian Loan Parties at any time, subject to the Eligibility Adjustment Principles and Borrowing Base Acquisition Adjustment Principles, the amount (expressed as a U.S. Dollar Equivalent amount) equal to:
(a)    the sum of:
(i)    in the case of Eligible Receivables, the product of (A) 85.0% multiplied by (B) the difference of (x) the amount in U.S. Dollars of all Eligible Receivables of such Canadian Loan Parties minus (y) the Dilution Reserve with respect to such Eligible Receivables (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time); and
(ii)    in the case of Eligible Inventory, the lesser of (A) 70.0% of the value of Eligible Inventory of such Canadian Loan Parties (valued, for each class of such Eligible Inventory, at the lower of cost and market on a first in, first out basis) consisting of each class of such Eligible Inventory at such time and (B) 85.0% of Net Orderly Liquidation Value of such Eligible Inventory of such Canadian Loan Parties constituting each class of Eligible Inventory at such time; and
(iii)     in the case of Eligible Machinery and Equipment, 80.0% of the Net Orderly Liquidation Value In-Place of the Eligible Machinery and Equipment of such Canadian Loan Parties; and
(iv)    in the case of Eligible Real Property, 75.0% of the Appraised Fair Market Value of Eligible Real Property of such Canadian Loan Party;

minus
(b)    any applicable Reserve then in effect to the extent applicable to such Canadian Loan Parties or such Eligible Receivables, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property.
The specified percentages set forth in this definition will not be reduced without the consent of the U.S. Borrower and the Canadian Borrower.
“Canadian Dollars” or “C$” shall mean the lawful money of Canada.
“Canadian Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans to the Canadian Borrower and to accept and purchase or arrange for the purchase of B/As.
“Canadian Loan Parties” shall mean the Canadian Borrower and any Subsidiary of the U.S. Borrower organized under the laws of Canada, or a province or territory thereof, that is or hereafter becomes a party to the Foreign Guarantee Agreement.
“Canadian Pension Plans” shall mean each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by, or to which there is or may be an obligation to contribute by, a Canadian Loan Party in respect of its employees or former employees in Canada; provided that the term “Canadian Pension Plans” shall not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.
“Canadian Security Documents” shall mean all security agreements delivered pursuant to this Agreement and granted by any Canadian Loan Party and all confirmations and acknowledgements thereof, including (a) general security agreements and (b) the Quebec Documents, in each case relating to the grant to the Collateral Agent of a security interest in the ABL Priority Collateral owned by such Canadian Loan Party.
“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, however, that Capital Expenditures for the U.S. Borrower and the Subsidiaries shall not include:
(a)    expenditures to the extent made with proceeds of the issuance of Equity Interests of any Parent Entity or the U.S. Borrower;
(b)    expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the U.S. Borrower and the Subsidiaries within 15 months of receipt of such proceeds or, if not made within such period of 15 months, are committed to be made during such period;
(c)    interest capitalized during such period;

(d)    expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary) and for which none of Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);
(e)    the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired;
(f)    the purchase price of equipment purchased during such period to the extent that the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business;
(g)    Investments in respect of a Permitted Business Acquisition;
(h)    the Transactions or the 2015 Transactions; or
(i)    the purchase of property, plant or equipment made within 15 months of the sale of any asset (other than Inventory) to the extent purchased with the proceeds of such sale (or, if not made within such 15 months, to the extent committed to be made during such period and actually made within a three-year period from such sale).
“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that any obligations that would not be accounted for as Capital Lease Obligations under GAAP as of the Closing Date shall not be included in Capital Lease Obligations after the Closing Date due to any changes in GAAP or interpretations thereunder or otherwise.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Revolving L/C Exposure or obligations of the Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Collateral Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Interest Expense” shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay-in-kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by (or on behalf of Holdings (prior to a Qualified IPO)) the U.S. Borrower or any Subsidiary, including such fees paid in connection with the 2015 Transactions, the Transactions or upon entering into a Permitted Receivables Financing, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements and (d) cash interest income of the U.S. Borrower and the Subsidiaries for such period; provided that Cash Interest Expense shall exclude any one-time financing fees paid in connection with the 2015 Transactions, the Transactions or upon entering into a Permitted Receivables Financing or any amendment of this Agreement.
“Cash Management Agreement” shall mean any agreement to provide to any Borrower or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.
“Cash Management Bank” shall mean any person that, at the time it enters into a Cash Management Agreement (or on the Closing Date), is an Agent, a Joint Lead Arranger, a Lender or an Affiliate of any such person, in each case, in its capacity as a party to such Cash Management Agreement.
“CDOR Rate” shall mean, on any date, an interest rate per annum equal to the average discount rate applicable to bankers’ acceptances denominated in Canadian Dollars with a term equal to the Contract Period of the relevant B/As (for purposes of the definition of “Discount B/A Rate”) appearing on the Reuters Screen CDOR Page (“Screen”) (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Administrative Agent from time to time) at approximately 10:00 a.m., Toronto time, on such date (or, if such date is not a Business Day, on the next preceding Business Day) or, if such rate is not so reported, the average of the rate quotes for bankers’ acceptances denominated in Canadian Dollars with a term of 30 days received by the Administrative Agent at approximately 10:00 a.m., Toronto time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) from one or more banks of recognized standing selected by it; provided, that if the CDOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Control” shall be deemed to occur if:
(a)    at any time, (i) a majority of the seats (other than vacant seats) on the Board of Directors of the U.S. Borrower shall at any time be occupied by persons who were neither (A) nominated by the Board of Directors of the U.S. Borrower or a Permitted Holder, (B) appointed by directors so nominated nor (C) appointed by a Permitted Holder, (ii) a “Change in Control” (or similar event) shall occur under (x) the Second Lien Notes, the 1-1/2 Lien Notes or the First Lien Notes, (y) any Material Indebtedness secured by a Second-Priority Lien or (z) any Permitted Refinancing Indebtedness in respect of any of the foregoing or in respect of Indebtedness created hereunder or under the other Loan Documents (in each case to the extent constituting Material Indebtedness) or (iii) a Borrower (other than the U.S. Borrower) shall cease to be, directly or indirectly, a Subsidiary of the U.S. Borrower;

(b)    at any time prior to a Qualified IPO, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act, as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the U.S. Borrower; or
(c)    at any time after a Qualified IPO, any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Closing Date), other than any combination of the Permitted Holders, shall have acquired beneficial ownership of 35% or more of the voting interest in the U.S. Borrower’s capital stock and the Permitted Holders shall own, directly or indirectly, less than such Person or “group” of the voting interest in the U.S. Borrower’s capital stock.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.16(a)(i), by any Lending Office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that, notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any equivalent European regulation, all interpretations and applications thereof and any compliance by a Lender or Issuing Bank with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, and any compliance by a Lender or Issuing Bank with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” but a Lender shall only request payments from the Borrowers under Section 2.16 herein as a result thereof to the extent such Lender makes the same request under comparable credit agreements with other borrowers similarly situated to the Borrowers.
“Charges” shall have the meaning assigned to such term in Section 9.09.
“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Revolving Facility Loans, Swingline Loans or Other Revolving Facility Loans, if any; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a Revolving Facility Commitment, the Swingline Commitment or an Other Revolving Facility Commitment, if any. Other Revolving Facility Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.
“Closing Date” shall mean March 28, 2013.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.
“Collateral” shall mean all the “Collateral” (or equivalent term) as defined in any Security Document and shall also include the Mortgaged Properties.

“Collateral Access Agreement” shall mean any landlord waivers, mortgagee waivers, bailee letters or any similar acknowledgment agreements of any landlord, lessor, warehouseman or processor (other than a Loan Party) in possession of Inventory or Equipment, substantially in the form of Exhibit D or another form reasonably acceptable to the Administrative Agent or as modified to reflect applicable local law requirements.
“Collateral Agent” shall mean the party acting as collateral agent (or equivalent capacity) for the Secured Parties under the Security Documents. On the Amendment Effective Date, the Collateral Agent is the same person as the Administrative Agent. Unless the context otherwise requires or a particular Section herein differentiates the capacities of the Administrative Agent and the Collateral Agent, the term “Administrative Agent” as used herein shall include the Collateral Agent, notwithstanding various specific references to the Collateral Agent herein.
“Collateral Agreement” shall mean the Collateral Agreement, dated as of the Closing Date, among the U.S. Borrower, each Domestic Subsidiary Loan Party party thereto and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.
“Collateral and Guarantee Requirement” shall mean, at any time, the requirement that (in each case subject to Section 5.10(f)):
(a)    on the Closing Date, the Administrative Agent shall have received (i) from the U.S. Borrower and each Domestic Subsidiary Loan Party, a counterpart of the Collateral Agreement, duly executed and delivered on behalf of each such person, (ii) from Holdings, the U.S. Borrower and each Domestic Subsidiary Loan Party, a counterpart of the U.S. Guarantee Agreement duly executed and delivered on behalf of each such person, and (iii) counterparts of the Foreign Pledge Agreement duly executed and delivered by the parties thereto;
(b)    on the Closing Date, the Administrative Agent shall have received (i) from each Foreign Subsidiary Loan Party, a counterpart of the Foreign Guarantee Agreement, duly executed and delivered on behalf of such person, and (ii) from each Foreign Subsidiary Loan Party, a counterpart of each Foreign Security Document that the Administrative Agent determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of, or granting of security interests in, the ABL Priority Collateral owned by such Foreign Subsidiary Loan Party, duly executed and delivered by such person;
(c)    on the Closing Date, (i) the Administrative Agent shall have received, pursuant to the Collateral Agreement, a pledge of all the issued and outstanding Equity Interests of each Wholly Owned Subsidiary owned on the Closing Date directly by the U.S. Borrower or any Domestic Subsidiary Loan Party and listed on Schedule 1.01(b) (it being understood that no more than 65% of the outstanding voting Equity Interests of any “first tier” Foreign Subsidiary owned by a Domestic Loan Party or any “first tier” Qualified CFC Holding Company owned by a Domestic Loan Party and none of the outstanding Equity Interests of a Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of a Domestic Loan Party or a Qualified CFC Holding Company that is not a “first tier” Qualified CFC Holding Company of a Domestic Loan Party shall be pledged to secure the Obligations) and (ii) in the case of certificated Equity Interests required to be pledged pursuant to clause (i) above, the Applicable Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;
(d)    subject to Section 5.10(f), all Indebtedness of the U.S. Borrower and each Subsidiary (other than intercompany Indebtedness incurred in the ordinary course of business in connection with the cash management operations and intercompany sales of the U.S. Borrower and such Subsidiary) that is owing to the U.S. Borrower and each Domestic Subsidiary Loan Party shall be evidenced by a promissory note or an instrument in form satisfactory to the Administrative Agent and shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document), and the Applicable Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank (other than with respect to any such intercompany debt the perfection of the pledge of which does not require delivery to the Applicable Agent);
(e)    except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, filings with the United States Copyright Office and the United States Patent and Trademark Office and PPSA financing statements (and similar documents), required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;
(f)    all documents and particulars, including those required to be filed with the Registrar of Companies in England and Wales under Section 860 of the UK Companies Act 2006, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the U.K. Security Documents and perfect such Liens to the extent required by, and with the priority required by, the U.K. Security Documents, shall within 21 days of the execution of any applicable U.K. Security Documents have been filed, registered or recorded;
(g)    except as set forth pursuant to any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder;
(h)    subject to Section 5.10(f), in the case of any person that (i) becomes a Domestic Subsidiary Loan Party (other than any Domestic Subsidiary Loan Party that is a Subsidiary of a Foreign Subsidiary) after the Closing Date, the Administrative Agent shall have received from such Domestic Subsidiary Loan Party (A) a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such person (it being understood that no more than 65% of the outstanding voting Equity Interests of any “first tier” Foreign Subsidiary owned by such Domestic Subsidiary Loan Party or any “first tier” Qualified CFC Holding Company directly owned by any Domestic Subsidiary Loan Party and none of the outstanding Equity Interests of a Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of such Domestic Subsidiary Loan Party or any Qualified CFC Holding Company that is not a “first tier” Qualified CFC Holding Company of such Domestic Subsidiary Loan Party shall be pledged to secure the Obligations) and (B) a supplement to the U.S. Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such person, or (ii) becomes a Foreign Subsidiary Loan Party after the Closing Date, the Administrative Agent shall have received from such Foreign Subsidiary Loan Party a counterpart of (x) the Foreign Guarantee Agreement, duly executed and delivered by such person, and (y) all Foreign Security Documents that the Administrative Agent determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of the ABL Priority Collateral owned by such Foreign Subsidiary Loan Party, duly executed and delivered by such person; and

(i)    the Administrative Agent shall have received evidence of the insurance required by the terms hereof;
provided that, notwithstanding the foregoing, the Collateral and Guarantee Requirement with respect to (i) any assets constituting Equipment and Real Property of any Foreign Subsidiary Loan Party and (ii) any assets of, or Equity Interests in, the German Loan Parties need not be satisfied until the later of the Amendment Effective Date and the date on which such assets are included in the calculation of the applicable Borrowing Base.
“Collateral Audit” shall mean a collateral examination of the accounts receivable, accounts payable, books and records and the accounting systems, policies and procedures of the U.S. Borrower and the Subsidiary Loan Parties by the Administrative Agent or by a third-party consultant reasonably satisfactory to the Administrative Agent and the U.S. Borrower, the results of which shall be in a form and prepared on a basis reasonably satisfactory to the Administrative Agent.
“Collection Account” shall mean a deposit account or a securities account used for the collection of proceeds of Accounts of a Loan Party organized in a Borrowing Base Jurisdiction.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.13(a).
“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment and any Incremental Revolving Facility Commitment and (b) with respect to the Swingline Lender, its Swingline Commitment.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall have the meaning assigned to such term in Section 9.18(a).
“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit to the extent undrawn) consisting of Capital Lease Obligations, bankers’ acceptances, Indebtedness for borrowed money, Disqualified Stock and Indebtedness in respect of the deferred purchase price of property or services of the U.S. Borrower and the Subsidiaries determined on a consolidated basis on such date.
“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,
(a)    any net after-tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (including all fees and expenses relating thereto) including any (i) severance, relocation or other restructuring expenses, any expenses related to any reconstruction, decommissioning or reconfiguration of fixed assets for alternative uses and fees, expenses or charges relating to new product lines, plant shutdown costs or acquisition integration costs, (ii) fees, expenses or charges related to any offering of Equity Interests of the U.S. Borrower or any of its Parent Entities, any Investment, acquisition or incurrence, refinancing, amendment or modification of Indebtedness permitted to be incurred or so refinanced, amended or modified, as the case may be, hereunder (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments related to the 2015 Transactions or the Transactions, in each case, shall be excluded;

(b)    any net after-tax gain or loss (less all fees and expenses or charges relating thereto) from abandoned, closed or discontinued operations and any net after-tax gain or loss (less all fees and expenses or charges relating thereto) on disposal of abandoned, closed or discontinued operations shall be excluded;
(c)    any net after-tax gain or loss (less all fees and expenses or charges relating thereto) or any subsequent charges or expenses incurred during such period attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the U.S. Borrower) shall be excluded;
(d)    any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;
(e)    (i) the Net Income for such period of any person that is not a subsidiary of such person, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (ii) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any person in excess of the amounts included in clause (i);
(f)    any non-cash impairment charges or non-cash charges resulting from the amortization of intangibles, in each case arising pursuant to the application of GAAP, shall be excluded;
(g)    Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
(h)    any increase in amortization or depreciation or any non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) or other increase or reduction in Consolidated Net Income, in each case resulting from purchase accounting shall be excluded;
(i)    unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of Financial Accounting Standard 52 shall be excluded;
(j)    any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 and 144, and the amortization of intangibles arising pursuant to No. 141, shall be excluded;
(k)    any non-cash expense realized or resulting from any deferred stock compensation plan or grants of stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such person or any of its subsidiaries shall be excluded;
(l)    the Net Income of any person and its subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Subsidiary except to the extent of dividends declared or paid by such person or its subsidiaries in respect of such period on the shares of capital stock of such subsidiary held by such third parties;

(m)    non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 shall be excluded;
(n)    non-cash charges for deferred tax asset valuation allowances shall be excluded;
(o)    any (i) costs or expenses realized in connection with, resulting from or in anticipation of the 2015 Transactions or the Transactions or (ii) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Closing Date of officers, directors and employees, in each case of the U.S. Borrower or any of the Subsidiaries, shall be excluded; and
(p)    (i) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (ii) amounts estimated in good faith to be received from insurance (determined after consultation with the Administrative Agent) in respect of lost revenues or earnings relating to liability or casualty events or business interruption shall be included (with a deduction (x) for amounts actually received up to such estimated amount to the extent included in Net Income in a future period and (y) for amounts so added back to the extent not so received within 365 days.
“Consolidated Taxes” shall mean, with respect to any person for any period, provision for Taxes based on income, profits or capital of such person and its subsidiaries for such period, including state, franchise and similar taxes, and, without duplication, any Tax Distributions taken into account in calculating Consolidated Net Income.
“Consolidated Total Assets” shall mean, as of any date, the total assets of the U.S. Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the U.S. Borrower as of such date and calculated on a Pro Forma Basis for any asset acquisition or disposition by the U.S. Borrower or a Subsidiary.
“Constructive Distributions” shall mean constructive distributions made in cash or otherwise (a) to Holdings relating to reimbursements of certain pension costs and (b) to Shell Oil Company relating to reimbursements of certain pension costs in accordance with the Master Sales Agreement, dated July 10, 2000, as amended as of November 14, 2000, and related ancillary agreements.
“Continuing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(k).
“Contract Period” shall mean, with respect to any B/A, the period commencing on the date such B/A is issued and accepted and ending on the date 30, 60, 90 or 180 days thereafter, as the Canadian Borrower may elect (in each case subject to availability and provided that there remains a minimum of 30, 60, 90 or 180 days (depending on the Contract Period selected by the Canadian Borrower) prior to the applicable Maturity Date), or any other number of days from 1 to 180 with the consent of each applicable Lender; provided that, if such Contract Period would end on a day other than a Business Day, such Contract Period shall be extended to the next succeeding Business Day.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Controlled Account” shall have the meaning assigned to such term in Section 5.12(a).
“Credit Event” shall have the meaning assigned to such term in Section 4.01.
“CRR” shall mean the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
“Cure Amount” shall have the meaning assigned to such term in Section 7.03(a).
“Cure Right” shall have the meaning assigned to such term in Section 7.03(a).
“Custodian” shall have the meaning assigned to such term in Section 8.14.
“Debenture Indenture” shall mean the Indenture of the U.S. Borrower, dated as of December 15, 1987, governing the Debentures due 2021 and 2023, as amended, modified or supplemented from time to time.
“Debentures” shall mean the 9.200% Debentures of the U.S. Borrower due 2021 and the 7.875% Debentures of the U.S. Borrower due 2023.
“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code, the United Kingdom’s Insolvency Act 1986, the Council of the European Union Regulation 1346/2000/EC on insolvency proceedings, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the German insolvency code (Insolvenzordnung) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect, in each case as amended, including any corporate law of any jurisdiction which may be used by a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto (but, in each case, shall exclude any part of such laws, rules or regulations which relate solely to any solvent reorganization or solvent restructuring process).
“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean, subject to Section 2.23, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the U.S. Borrower, the Administrative Agent, the Swingline Lender or any Issuing Bank in writing, or has made a public statement to the effect, that it does not intend to comply with its funding obligations hereunder, (c) has failed, within three Business Days after written request by the Administrative Agent or the U.S. Borrower, acting in good faith, to confirm in writing to the Administrative Agent and the U.S. Borrower that it will comply with its prospective funding obligations and is financially able to meet such obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the U.S. Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, provisional liquidator, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, provincial or federal regulatory authority acting in such a capacity in the applicable jurisdiction or (iii) in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23) upon delivery of written notice of such determination to the U.S. Borrower, each Issuing Bank, the Swingline Lender and each Lender.
“Designated Foreign Subsidiary” shall mean each Wholly Owned Subsidiary which is a Foreign Subsidiary and is organized or incorporated in a Borrowing Base Jurisdiction.
“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the U.S. Borrower) of non-cash consideration received by the U.S. Borrower or one of the Subsidiaries in connection with an asset disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.
“Designated Secured Cash Management Agreement” shall have the meaning assigned to such term in the Collateral Agreement and Obligations under which are of equal priority with the Loans in the payment waterfall under the Security Documents.
“Designated Secured Hedge Agreement” shall have the meaning assigned to such term in the Collateral Agreement and Obligations under which are of equal priority with the Loans in the payment waterfall under the Security Documents.
“Dilution Factors” shall mean, without duplication, for any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits recorded to reduce accounts receivable by the applicable Loan Parties in a manner consistent with current accounting practices of such Loan Parties.
“Dilution Ratio” shall mean, on any date, (a) the ratio (expressed as a percentage) equal to (i) the aggregate amount of the applicable Dilution Factors for the Test Period divided by (ii) total gross invoiced amount of Eligible Receivables for the Test Period minus (b) 5.0%; provided that if, on any date, the Dilution Ratio is less than 0%, the Dilution Reserve on such date shall be deemed to be zero.

“Dilution Reserve” shall mean, on any date, the applicable Dilution Ratio multiplied by the Eligible Receivables of the applicable Borrowing Base on such date.
“Discount B/A Rate” shall mean, with respect to a B/A being accepted and purchased on any day, (a) for a Lender that is a Schedule I Lender, (i) the CDOR Rate applicable to such B/A or (ii) if the discount rate for a particular Contract Period is not quoted on the Reuters Screen CDOR Page, the arithmetic average (as determined by the Administrative Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1.0%) quoted to the Administrative Agent by the Schedule I Reference Lenders as the percentage discount rate at which each such bank would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers’ acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A, and (b) for a Lender that is not a Schedule I Lender, the lesser of (i) the CDOR Rate applicable to such B/A plus 0.10% per annum and (ii) the arithmetic average (as determined by the Administrative Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1.0%) quoted to the Administrative Agent by the Schedule II/III Reference Lenders as the percentage discount rate at which such bank would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers’ acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A.
“Discount Proceeds” shall mean, with respect to any B/A, an amount (rounded upward, if necessary, to the nearest C$.01) calculated by multiplying (a) the face amount of such B/A by (b) the quotient obtained by dividing (i) one by (ii) the sum of (A) one and (B) the product of (x) the Discount B/A Rate (expressed as a decimal) applicable to such B/A and (y) a fraction of which the numerator is the Contract Period applicable to such B/A and the denominator is 365, with such quotient being rounded upward or downward to the fifth decimal place and .000005 being rounded upward.
“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by their terms (or by the terms of any security into which such Equity Interests are convertible or for which such Equity Interests are redeemable or exchangeable), or upon the happening of any event or condition, (i) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (ii) are convertible or exchangeable for Indebtedness or Disqualified Stock, (iii) provides for the scheduled payments of dividends in cash or (iv) are redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days after the latest Maturity Date then in effect at the time of issuance of such Equity Interests (without regard to the proviso to clause (a) of the definition of “Maturity Date” or any similar qualification to the maturity date of any Other Revolving Facility Loan); provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the U.S. Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the U.S. Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dividends” shall have the meaning assigned to such term in Section 6.06.
“Documentation Agent” shall mean, collectively, Bank of America, N.A., Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, N.A.
“Domestic Loan Party” shall mean the U.S. Borrower and any Domestic Subsidiary Loan Party.
“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.
“Domestic Subsidiary Loan Party” shall mean each Wholly Owned Domestic Subsidiary other than (a) Unrestricted Subsidiaries, (b) Indenture Restricted Subsidiaries, (c) Qualified CFC Holding Companies and (d) any such Wholly Owned Domestic Subsidiary that is owned by a Foreign Subsidiary.
“Dominion Account” shall have the meaning assigned to such term in Section 5.12(b).
“DTTP Scheme” shall have the meaning assigned to such term in Section 2.18(f).
“Dutch Borrower” shall have the meaning assigned to such term in the preamble hereto.
“Dutch Borrowing Base” shall mean, with respect to the Dutch Loan Parties at any time, subject to the Eligibility Adjustment Principles and Borrowing Base Acquisition Adjustment Principles, the amount (expressed as a U.S. Dollar Equivalent amount) equal to:
(a)    the sum of:
(i)    in the case of Eligible Receivables, the product of (A) 85.0% multiplied by (B) the difference of (x) the amount in U.S. Dollars of all Eligible Receivables of such Dutch Loan Parties minus (y) the Dilution Reserve with respect to such Eligible Receivables (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time); and
(ii)    in the case of Eligible Inventory, the lesser of (A) 70.0% of the value of Eligible Inventory of such Dutch Loan Parties (valued, for each class of such Eligible Inventory, at the lower of cost and market on a first in, first out basis) consisting of each class of such Eligible Inventory at such time and (B) 85.0% of Net Orderly Liquidation Value of such Eligible Inventory of such Dutch Loan Parties constituting each class of Eligible Inventory at such time; and
(iii)     in the case of Eligible Machinery and Equipment, 80.0% of the Net Orderly Liquidation Value In-Place of the Eligible Machinery and Equipment of such Dutch Loan Parties; and
(iv)    in the case of Eligible Real Property, 75.0% of the Appraised Fair Market Value of Eligible Real Property of such Dutch Loan Parties;
minus
(b)    any applicable Reserve then in effect to the extent applicable to such Dutch Loan Parties or such Eligible Receivables, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property;

provided, however, that (i) the Dutch Borrowing Base (together with the German Borrowing Base and the U.K. Borrowing Base) shall not constitute more than the greater of (A) 50.0% of the Total Revolving Facility Commitments and (B) 50.0% of the Global Borrowing Base (calculated prior to giving effect to such limitation) and (ii) the PP&E Component of the Dutch Borrowing Base shall not exceed 50% of the total PP&E Component of the Global Borrowing Base (calculated after giving effect to the proviso to the definition of “PP&E Component”).
The specified percentages set forth in this definition will not be reduced without the consent of the U.S. Borrower and the Dutch Borrower.
“Dutch Leaseholds” shall have the meaning assigned to such term in the definition of Eligible Machinery and Equipment.
“Dutch Loan Parties” shall mean the Dutch Borrower and any Subsidiary of the U.S. Borrower organized under the laws of The Netherlands that is or hereafter becomes a party to the Foreign Guarantee Agreement.
“Dutch Payable Audit” shall mean an audit performed by the Administrative Agent with respect to accounts payable of the Dutch Borrower and any related Retention of Title Reserves.
“Dutch Review Trigger Event” shall occur at any time that Excess Availability is less than the greater of (a) 25.0% of the lesser of (i) the Aggregate Revolving Facility Commitments at such time and (ii) the Global Borrowing Base at such time and (b) $80.0 million. Once occurred, a Dutch Review Trigger Event shall be deemed to be continuing until such time as the Excess Availability is equal to or greater than the greater of (a) 25.0% of the lesser of (i) the Aggregate Revolving Facility Commitments at such time and (ii) the Global Borrowing Base at such time and (b) $80.0 million for fifteen (15) consecutive days.
“Dutch Security Documents” shall mean (a) the Foreign Pledge Agreement and (b) all other security agreements delivered pursuant to this Agreement and granted by any Dutch Loan Party and all confirmations and acknowledgements thereof, in each case relating to the grant to the Collateral Agent of a security interest in the ABL Priority Collateral owned by such Dutch Loan Party.
“Dutch SPV” shall have the meaning assigned to such term in the definition of Eligible Machinery and Equipment.
“EBITDA” shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the U.S. Borrower and the Subsidiaries for such period plus (a) the sum of (without duplication and to the extent the same was deducted in calculating Consolidated Net Income for such period):
(i)    Consolidated Taxes of the U.S. Borrower and the Subsidiaries for such period;
(ii)    Interest Expense (and to the extent not included in Interest Expense, any realized losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and costs of surety bonds in connection with financing activities) of the U.S. Borrower and the Subsidiaries for such period (net of interest income of the U.S. Borrower and the Subsidiaries for such period);

(iii)    depreciation and amortization expenses of the U.S. Borrower and the Subsidiaries for such period;
(iv)    plant closure, severance and other restructuring costs and charges;
(v)    business optimization expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, retention, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense, the U.S. Borrower shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such expense;
(vi)    impairment charges, including the write-down of investments;
(vii)    non-operating expenses;
(viii)    any other non-cash charges; provided that, for purposes of this subclause (viii) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made;
(ix)    the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Fund or any Fund Affiliate (or any accruals relating to such fees and related expenses) during such period in compliance with Section 6.07(b)(xix); plus
(x)    the cost (or amortization of prior service cost) of subsidizing coverage for persons affected by amendments to medical benefit plans implemented prior to the Closing Date; provided, however, that such amount will be included in EBITDA notwithstanding that such amount was not deducted in calculating Consolidated Net Income;
minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) (x) non-cash items increasing Consolidated Net Income of the U.S. Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, including the amortization of employee benefit plan prior service costs) and (y) to the extent not included in Interest Expense, any realized gains on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and costs of surety bonds in connection with financing activities of the U.S. Borrower and the Subsidiaries for such period.
“Eligibility Adjustment Principles” shall mean, if any Account, Inventory, Equipment or Real Property at any time ceases to be an Eligible Receivable, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property, as applicable, then such Account, Inventory, Equipment or Real Property shall promptly be excluded from the calculation of any Borrowing Base; provided, however, that, if any Account, Inventory, Equipment or Real Property ceases to be an Eligible Receivable, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property, as applicable, because of the adjustment of or imposition of new exclusionary criteria pursuant to the succeeding paragraph, the Administrative Agent will not require exclusion of such Account, Inventory, Equipment or Real Property from the applicable Borrowing Base until five (5) Business Days following the date on which the Administrative Agent gives notice to the U.S. Borrower of such ineligibility.

The Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the exclusionary criteria set forth in the definitions of Eligible Receivables, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property and to establish new criteria, in each case in its Reasonable Credit Judgment (based on an analysis of material facts or events first occurring, or first discovered by the Administrative Agent, after the Closing Date or, in the case of Eligible Machinery and Equipment or Eligible Real Property, after the Amendment Effective Date), subject to the approval of Special Majority Lenders in the case of adjustments or new criteria which have the effect of making more credit available than would have been available based upon the criteria in effect on the Closing Date or the Amendment Effective Date, as applicable. The Administrative Agent acknowledges that, as of the Amendment Effective Date, it does not know of any circumstance or condition with respect to the Accounts, Inventory, Equipment or Real Property that would require the adjustment of any (or imposition of any new) exclusionary criteria set forth in the definitions of Eligible Receivables, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property. NTD: To confirm at conclusion of diligence.
Any determination by the Administrative Agent in respect of any Borrowing Base shall be based on the Administrative Agent’s Reasonable Credit Judgment. The parties understand that the exclusionary criteria in the definitions of Eligible Receivables, Eligible Inventory, Eligible Machinery and Equipment, Eligible Real Property and Reserves that may be imposed as provided herein, any deductions or other adjustments to determine “lower of cost and market value”, factors considered in the calculation of Net Orderly Liquidation Value, Net Orderly Liquidation Value In-Place, Appraised Fair Market Value, any Dilution Factors and the calculation of the Dilution Reserve all have the effect of reducing the applicable Borrowing Bases, and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in any Borrowing Base for the same facts or circumstances.
“Eligible Intercompany Account” shall mean any Accounts arising out of a sale made or services rendered by any of the Sellers and sold or otherwise transferred to MSC Holding B.V. pursuant to the terms of the ARPA; provided that such Eligible Intercompany Accounts in the aggregate shall not exceed an amount equal to the lesser of (x) 15.0% of the lesser of (A) the Total Revolving Facility Commitments at such time and (B) the Global Borrowing Base at such time and (y) $60.0 million; provided further that an Account shall not be an “Eligible Intercompany Account” if any of the following shall be true with respect to such Account:
(a)    the ARPA has not been duly authorized, executed or delivered by any of the parties thereto or does not constitute a legal, valid and binding obligation of any of the parties thereto enforceable against each such party in accordance with its terms; or
(b)    such Account has not been originated by a Seller and validly sold by such Seller to MSC Holding B.V. pursuant to (and in accordance with) the ARPA, with the result that MSC Holding B.V. does not have good and marketable title thereto free and clear of all Liens other than permitted Liens described in Section 6.02; or
(c)    either (i) the assignment of such Account under the ARPA to MSC Holding B.V. or (ii) the grant of Lien to the Administrative Agent, on behalf of the Secured Parties, pursuant to the Security Documents, in respect of such Account , in either case violates, conflicts with or contravenes in any material respect any applicable laws or any contractual or other restriction, limitation or encumbrance (including any restriction or limitation under the related contract) and requires the consent of the applicable Account Debtor or any other person, other than such consents which have been obtained; or

(d)    the ARPA under which such Account was sold is not in full force and effect; or
(e)    such Account has been transferred back to a Seller under the terms of the ARPA.
“Eligible Inventory” shall mean all Inventory of the Loan Parties that constitutes Collateral in which the Collateral Agent has a Perfected Security Interest; provided, however, that Inventory shall not be “Eligible Inventory” if any of the following shall be true with respect to such Inventory:
(a)    such Inventory is not raw materials, work in process or finished goods; provided that there shall be no duplication with regard to any raw materials that have been moved into work in process or finished good category but not removed from raw materials on record; or
(b)    such Inventory is not in good, useable and saleable condition; or
(c)    such Inventory is slow-moving, obsolete, defective or unmerchantable; or
(d)    with respect to Inventory constituting finished goods, such Inventory is not of a type held for sale by the applicable Loan Party in the ordinary course of business; or
(e)    such Inventory is held on consignment; or
(f)    such Inventory for which the standard cost is higher than its recent purchase price (but only with respect to such purchase price variance); or
(g)    such Inventory with respect to which such Loan Party’s selling price of such Inventory to third parties is less than such Loan Party’s actual costs to manufacture such Inventory (but only with respect to such difference); or
(h)    such Inventory is manufactured, assembled or otherwise produced in violation of the Fair Labor Standards Act where applicable and subject to the “hot goods” provisions contained in Title 25 U.S.C. 215(a)(i); or
(i)    such Inventory is not covered by casualty insurance required by this Agreement; or
(j)    a customer has taken possession of such Inventory (except title with respect to such Inventory has not passed to the customer and the customer has been invoiced for such Inventory); or
(k)    such Inventory does not meet in all material respects all applicable standards imposed by any relevant Governmental Authority; or
(l)    such Inventory does not conform in all material respects to any covenants, warranties and representations set forth in this Agreement; or
(m)    such Inventory is located in a public warehouse or tolling facilities, in possession of a bailee or in a facility leased by a Loan Party; provided that such Inventory will be Eligible Inventory if the Collateral Agent has received a Collateral Access Agreement or such other documentation reasonably satisfactory to the Administrative Agent with respect to the location of such Inventory (and, if no such Collateral Access Agreement or such other documentation has been received with respect to such location, such Inventory will nevertheless be Eligible Inventory but the Administrative Agent may impose Reserves related to rent, tolling or other processing services payable by a Loan Party with respect to such Inventory); or

(n)    such Inventory is located outside of an Inventory Jurisdiction (other than Inventory which is in transit between Inventory Jurisdictions and, if reasonably requested by the Administrative Agent, subject to the possession by the Administrative Agent of applicable bills of lading or other documents in form and substance reasonably acceptable to the Administrative Agent with respect to such Inventory in transit); or
(o)    such Inventory constitutes operating supplies, packaging or shipping materials, cartons, repair parts, labels, mandrels, tooling item or miscellaneous spare parts or other such materials not considered for sale in the ordinary course of business; or
(p)    such Inventory is subject to the Intellectual Property Rights of a third party; provided that such Inventory will be Eligible Inventory to the extent the Administrative Agent determines, in its Reasonable Credit Judgment, that, upon an Event of Default, such Inventory could be liquidated without assistance or interference from, or the payment of money to, such third party; or
(q)    such Inventory is commingled with the Inventory of a third party; or
(r)    such Inventory is reserved against by such Loan Party related to shrink; or
(s)    such Inventory is sold from the U.S. Borrower or any Subsidiary to U.S. Borrower or any other Subsidiary, but only to the extent of the profit recorded in relation to such sale or
(t)    with respect to Inventory owned by a U.K. Loan Party, if such U.K. Loan Party is an employer (for the purposes of Section 38 to 51 of the United Kingdom’s Pension Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in Sections 38 or 43 of the United Kingdom’s Pensions Act 2004) such an employer; or
(u)    (i) with respect to Inventory owned by a U.K. Loan Party, such U.K. Loan Party has a moratorium of any Indebtedness of such U.K. Loan Party in effect and (ii) with respect to Inventory owned by a Dutch Loan Party, such Dutch Loan Party has a moratorium of any Indebtedness of such Dutch Loan Party in effect.
“Eligible Machinery and Equipment” shall mean all Equipment of any applicable Loan Parties that constitutes Collateral in which the Collateral Agent has a Perfected Security Interest; provided, however, that Equipment shall not be “Eligible Machinery and Equipment” if any of the following shall be true with respect to such Equipment:
(a)    such Loan Party does not have good, valid and marketable title to such Equipment; or
(b)    such Equipment is located outside an Eligible PP&E Jurisdiction; or
(c)    (i)  for any Loan Party other than a Dutch Loan Party, such Equipment is not located on Real Property owned by a Loan Party or (ii) for any Equipment owned by a Dutch Loan Party that is not located on Real Property owned by a Loan Party (the “Dutch Leaseholds”), the Administrative Agent has not completed reasonably satisfactory due diligence with respect to such Dutch Leaseholds (it being understood that such diligence has been completed as of the Amendment Effective Date with respect to Dutch Leaseholds in effect on the Amendment Effective Date); or
(d)    such Equipment is obsolete, unmerchantable or is not in good working condition; or

(e)    such Equipment is damaged or defective and is not repairable; or
(f)     such Equipment does not conform in all material respects to any covenants, warranties and representations set forth in this Agreement; or
(g)     such Equipment does not meet in all material respects all applicable standards imposed by any relevant Governmental Authority; or
(h)    such Equipment is not covered by casualty insurance required by this Agreement; or
(i)    such Equipment is subject to a commitment of a Loan Party to sell such Equipment; or
(j)      such Equipment is owned by a Loan Party organized in England and Wales and events set forth in Section 7.01(h), (i) or (j) with respect to such Loan Party have occurred; provided that the reference to 45 days in Section 7.01(j) shall be deemed to be a reference to 28 days for the purpose of this definition; or
(k)    such Equipment is owned by a U.K. Loan Party and such Loan Party is an employer (for the purposes of Section 38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in Sections 38 or 43 of the United Kingdom’s Pensions Act 2004) such an employer; or
(l)    for any Equipment (that is characterized as immovable by any Acceptable Appraiser) owned by a Dutch Loan Party and is located on Dutch Leaseholds, either (1)(i) such Equipment is not owned by a bankruptcy-remote, special purpose vehicle that is a Loan Party and a direct Wholly Owned Subsidiary of another Loan Party (a “Dutch SPV”), (ii) the Collateral Agent does not have a Perfected Security Interest over the shares of such Dutch SPV or (iii) such Dutch SPV fails to satisfy any requirements (reasonably satisfactory to the Administrative Agent) set forth in the applicable Loan Documents to qualify such Equipment as Eligible Machinery and Equipment or (2) the Collateral Agent does not have a Perfected Security Interest in such Equipment pursuant to arrangements reasonably satisfactory to the Administrative Agent.
“Eligible PP&E Jurisdiction” shall mean Canada, England and Wales, Germany and The Netherlands.
“Eligible Real Property” shall mean all Real Property of any applicable Loan Parties that constitutes Collateral in which the Collateral Agent has a Perfected Security Interest, provided that:
(i)    such Real Property is owned Real Property of the applicable Loan Party (and not leased Real Property);
(ii)    such Real Property is located in an Eligible PP&E Jurisdiction;
(iii)    such Real Property is covered by all insurance required by this Agreement (including, to the extent applicable, title insurance and flood insurance);

(iv)    the fair market value of such Real Property has been set forth in an appraisal performed by an Acceptable Appraiser and delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent;
(v)     an environmental report, a real property report (survey) and title diligence on such Real Property has been prepared and delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent; and
(vi)    such Real Property is not subject to a commitment of a Loan Party to sell such Real Property.
“Eligible Receivables” shall mean the gross outstanding balance of each Account of the Loan Parties (including, without limitation, any Eligible Intercompany Account) that constitutes Collateral in which the Collateral Agent has a Perfected Security Interest; provided, however, that an Account shall not be an “Eligible Receivable” if any of the following shall be true with respect to such Account:
(a)    such Account arises out of a sale made or services rendered by the applicable Loan Party to a direct or indirect parent or Subsidiary of such Loan Party (it being understood that Momentive Performance Materials Holdings Inc. and its subsidiaries are not a direct or indirect parent or Subsidiary of a Loan Party to the extent the sale to which such Account related was undertaken on arm’s length commercial terms); or
(b)    (i) such Account remains unpaid for more than 60 days after the original due date shown on the invoice, (ii) such Account remains unpaid for more than 120 days after the original invoice date or (iii) such Account has been written off the books of the applicable Loan Party or has otherwise been designated as uncollectible; provided that in determining the aggregate amount from the same Account Debtor that is unpaid hereunder such amount shall be the gross amount due in respect of the applicable Accounts without giving effect to any net credit balances; or
(c)    50.0% or more of the outstanding Accounts owing from the Account Debtor have become, in accordance with the provisions of clause (b) above, ineligible; or
(d)    any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached in any material respect; or
(e)    the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of any applicable Loan Party (but only to the extent that such Affiliate has contractual rights of offset and to the extent of such applicable offset) unless such Account Debtor has executed a no-offset letter in a form reasonably satisfactory to the Collateral Agent; or
(f)    excluding Accounts subject to clause (e) hereof, such Account is subject to any deduction, offset, counterclaim, deposit, discount, allowance, rebate, credit, return privilege, exchange rate adjustment, other adjustments or other conditions other than volume sales discounts given in the ordinary course of business of the applicable Loan Party; provided, however, that such Account shall be ineligible pursuant to this clause (f) only to the extent of such deduction, offset, counterclaim, deposit, discount, allowance, rebate, credit, return privilege, exchange rate adjustment, other adjustment, or other condition; or
(g)    such Account Debtor on such Account has then currently (i)  commenced a voluntary case under any Debtor Relief Law or has taken any action, legal proceeding or other step in relation to its winding-up, dissolution, administration or reorganization, (ii) made an assignment, composition or arrangement for the benefit of its creditors generally, (iii) had filed against it any petition or other application for relief under any Debtor Relief Law, or (iv) has failed, suspended business, or consented to or suffered a receiver, trustee, liquidator, custodian, administrator receiver or manager, administrative receiver, interim receiver, sheriff, monitor, sequestrator or similar officer or fiduciary to be appointed for it or for all or a significant portion of its assets or affairs, unless (A) such Account Debtor (x) is a debtor-in-possession in a case then pending under Title 11 of the United States Code (or under any other Debtor Relief Laws), (y) has received “debtor in possession” financing reasonably satisfactory to the Administrative Agent and (z) otherwise satisfies each of the requirements set forth in the definition of “Eligible Receivables” or (B) such Accounts are fully covered by credit insurance, letters of credit or other sufficient third party credit support reasonably acceptable to the Administrative Agent, or are otherwise deemed by the Administrative Agent not to pose an unreasonable risk of non-collectability; or
(h)    such Account arises from a sale made or services rendered to an Account Debtor that is headquartered or organized in a jurisdiction that is not an Eligible Receivables Jurisdiction which (along with other similar Accounts) exceeds $25.0 million after the application of the applicable advance rate (which $25.0 million shall be allocated, first, to the U.S. Borrowing Base and, second, to all other Borrowing Bases on a pro rata basis) in the aggregate for all such Account Debtors (but only in the amount of such excess), unless backed by a letter of credit, credit insurance, guaranty, acceptance or similar terms acceptable to the Administrative Agent in its Reasonable Credit Judgment; or
(i)    (i) such Account arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis; or (ii) such Account is subject to a reserve established by the applicable Loan Party for potential returns or refunds, to the extent of such reserve; or
(j)    such Account is reissued in respect of partial payment, including, without limitation, debit memos and charge backs (it being understood that this clause (j) shall only apply with respect to, and to the extent of, such partial payment); or
(k)    with respect to such Account an invoice has not been sent to the applicable Account Debtor; or
(l)    to the extent constituting the obligation of an Account Debtor in respect of commissions, interest, service or similar charges or fees; or
(m)    the Account Debtor is the United States of America, any State or any political subdivision or department, agency or instrumentality thereof, unless the applicable Loan Party assigns its right to payment of such Account to the Collateral Agent, in a manner satisfactory to the Administrative Agent, in its Reasonable Credit Judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. §3727, 41 U.S.C. §15 et seq., as amended), or complies with any similar applicable state or local law as the Administrative Agent may require; or
(n)    the goods giving rise to such Account have not been delivered to (or delivered but title has not passed) or accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Loan Party and accepted by the Account Debtor or such Account otherwise does not represent a final sale by the applicable Borrower or the applicable Subsidiary in the ordinary course of business; or
(o)    such Account is evidenced by chattel paper, note payable or an instrument of any kind, or has been reduced to judgment; or

(p)    the Account is owing by any governmental, inter-governmental or super-national body, agency, crown, department or regulatory, self-regulatory or other similar authority or organization (in each case, other than with respect to the government of the United States of America or any state or local government of the United States of America or Canada or any province or territory thereof); or
(q)    such Account is owing by an Account Debtor to the extent that the total Accounts of such Account Debtor to the applicable Loan Parties represent more than 15.0% (or in the case of an Account Debtor with a rating of Baa3 (or higher) according to Moody’s and BBB- (or higher) according to S&P, 20.0%) of the Eligible Receivables included in the Global Borrowing Base at such time, but only to the extent of such excess; or
(r)    such Account is not in material compliance with all applicable laws and regulations; or
(s)    as to which the contract or agreement underlying such Account is governed by (or, if no law is expressed therein, is deemed to be governed by) the laws of any jurisdiction other than any Eligible Receivables Jurisdiction (unless such Account is otherwise an Eligible Receivable pursuant to (and up to the $25.0 million threshold specified in) clause (h) above); or
(t)    such Account (i) is subject to a Permitted Receivables Financing or other third party financing (other than TRE Receivables), (ii) has not been sold, conveyed or otherwise transferred to a Special Purpose Receivables Subsidiary and (iii) exceeds $10.0 million in the aggregate for all such Accounts after the application of the applicable advance rates (but only to the extent of such excess); or
(u)    the Account Debtor is the government of Canada or any province or territory thereof unless such Account has been assigned to the Collateral Agent on behalf of the Secured Parties in accordance with all applicable laws and all steps required by the Administrative Agent in connection therewith, including notice to any such Governmental Authority, have been duly taken; or
(v)    such Account (i) has not been originated by a Loan Party or (ii) is not an Eligible Intercompany Account; or
(w)    if such Account is owed in any currency other than U.S. Dollars and a Loan Party has recorded a foreign exchange revaluation accrual with respect to such Accounts, then an amount equal to such foreign exchange revaluation accrual; or
(x)    with respect to Accounts owned by a U.K. Loan Party, if such U.K. Loan Party is an employer (for the purposes of Section 38 to 51 of the United Kingdom’s Pension Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in Sections 38 or 43 of the United Kingdom’s Pensions Act 2004) such an employer; or
(y)    (i) with respect to Accounts owned by a U.K. Loan Party, such U.K. Loan Party has a moratorium of any Indebtedness of such U.K. Loan Party in effect and (ii) with respect to Accounts owned by a Dutch Loan Party, such Dutch Loan Party has a moratorium of any Indebtedness of such Dutch Loan Party in effect.
“Eligible Receivables Jurisdiction” shall mean any of Austria, Belgium, Canada, Denmark, England and Wales, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United States of America.

“EMU Legislation” shall mean the legislative measures of the European Union relating to Economic and Monetary Union.
“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.
“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders in council, orders, decrees, treaties, directives, judgments, injunctions, notices or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the environment or Hazardous Materials).
“Equipment” shall mean all machinery, apparatus, equipment, fittings, furniture, motor vehicles, and other fixed assets owned by any Loan Party and used or held for sale by such Loan Party in the ordinary course of its business, whether now owned or hereafter acquired by a Loan Party and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefore.
“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing, but excluding convertible debt securities.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, or, prior to the effectiveness of the Pension Act, the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA as in effect prior to the effectiveness of the Pension Act); (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by Holdings (prior to a Qualified IPO), the U.S. Borrower, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) a determination that any Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303 of ERISA or Section 430 of the Code); (f)  the receipt by Holdings (prior to a Qualified IPO), the U.S. Borrower, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by Holdings (prior to a Qualified IPO), the U.S. Borrower, any Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Holdings (prior to a Qualified IPO), the U.S. Borrower, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings (prior to a Qualified IPO), the U.S. Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical status “ (within the meaning of Section 305 of ERISA or Section 432 of the Code); or (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan.
“euro” or “€” shall mean the single currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Euro Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans to the Dutch Borrower, the German Borrower and the U.K. Borrowers.
“EURO LIBO Rate” shall mean, with respect to any Eurocurrency Revolving Borrowing denominated in euro, for any Interest Period, the offered rate for deposits in euros in the European interbank market for the relevant Interest Period that is determined by the Banking Federation of the European Union (or any other person which takes over the administration of that rate), and displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate), at or about 11:00 am (Brussels time) on the relevant quotation date for the delivery of euros on the first day of the relevant Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “EURO LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in euro are offered for a maturity comparable to such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period; provided, further, that if the EURO LIBO Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Eurocurrency Revolving Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.
“Eurocurrency Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate in accordance with the provisions of Article II.
“Event of Default” shall have the meaning assigned to such term in Section 7.01.
“Excess Availability” shall mean, at any time, an amount equal to the lesser of (a) the Total Revolving Facility Commitments at such time minus the Total Revolving Facility Exposure at such time and (b) the Global Borrowing Base at such time minus the Total Revolving Facility Exposure at such time. If the Total Revolving Facility Exposure is equal to or greater than the Total Revolving Facility Commitments or the Global Borrowing Base (or the Total Revolving Facility Commitments have been terminated), Excess Availability is zero.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Rate” shall mean, on any day, for purposes of determining the U.S. Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into U.S. Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the U.S. Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of U.S. Dollars for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Accounts” shall have the meaning assigned to such term in Section 5.12(a).
“Excluded Property” shall have the meaning assigned to such term in Section 5.10(f).
“Excluded Swap Obligation” shall mean (as such definition may be modified from time to time as agreed by the U.S. Borrower and the Administrative Agent), with respect to any Guarantor, any Swap Obligation, if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order thereunder (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the Guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, the following Taxes:
(a)    income Taxes imposed on (or measured by) its net income or franchise Taxes imposed on (or measured by) its gross or net income by the country in which the applicable recipient is legally organized or any political subdivision thereof, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, in each case including any political subdivision thereof (provided that no Foreign Lender shall be deemed to be located in any country solely as a result of taking any action under this Agreement),
(b)    (i) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and any Taxes imposed by the Federal Republic of Germany on a Lender on the basis of sec. 50a para. 7 German Income Tax Act by way of deduction at the source of the relevant income if such withholding Tax assessment is caused by the Lender’s failure to comply with its Tax obligations (in particular, its obligation to file a tax return in Germany unless an exemption from the latter obligation was granted by the competent German Tax authorities to the Lender) in Germany (such Lender being obliged to declare in good faith and on the basis of reasonable inquiries if it has complied with its Tax obligations); and (ii) in the case of a Lender making a Loan to any Borrower, any withholding Tax that would be payable on the basis of the Loans being secured by German real estate (for the avoidance of doubt, including such Taxes imposed on the basis of Section 50a para 7 German Income Tax Act), notwithstanding whether or not any Loans are secured by German real estate at the time such Lender becomes a party to such Loan,
(c)    any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.18(f) or (g),
(d)    in the case of a Lender (other than an assignee pursuant to a request by the U.S. Borrower under Section 2.20(b) or by operation of the CAM), any withholding Tax imposed by the country in which the applicable Borrower (or the Administrative Agent) is legally organized or any political subdivision thereof that is in effect and would apply to amounts payable by such Borrower (or the Administrative Agent) from an office within such jurisdiction to the applicable Lending Office of such Lender at the time such Lender becomes a party to this Agreement (or designates a new Lending Office) provided that, if a Lender is required to complete an application for a reduced withholding tax rate under an applicable income tax treaty with the United Kingdom in order to receive the benefit of such reduced withholding tax rate and such Lender completes such application as soon as practicable following the Closing Date, the rate of withholding in effect on the date on which such application is approved shall be deemed to be the rate in effect on the date on which such Lender becomes a party to this Agreement,
(e)    any U.S. federal withholding Tax imposed under FATCA,
except, in the case of clause (d) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding Tax pursuant to Section 2.18(a) or (ii) such withholding Tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type.
“Executive Order” shall have the meaning assigned to such term in Section 3.26(a).
“Existing Credit Agreement” shall mean the Third Amended and Restated Credit Agreement, dated as of January 29, 2010, among Holdings, the Borrowers, the lenders party thereto, and JPMCB, as administrative agent, as amended, supplemented, restated or otherwise modified from time to time prior to the Closing Date.
“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).
“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).
“Extension” shall have the meaning assigned to such term in Section 2.21(e).
“Facility Termination Event” shall have the meaning assigned to such term in Section 2.05(k).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1.0%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1.0%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.
“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person (and, in the case of a Foreign Subsidiary Loan Party, shall also mean each person performing similar duties as the foregoing (including any director of a Foreign Subsidiary Loan Party)).
“Financial Performance Covenant” shall mean the covenant of the U.S. Borrower set forth in Section 6.10.
“First Lien Notes” shall mean (i) the $1.550 billion aggregate principal amount of the U.S. Borrower’s (as successor of Hexion U.S. Finance Corp.), 6.625% First-Priority Senior Secured Notes due 2020 and (ii) the $315 million aggregate principal amount of the U.S. Borrower’s 10.00% First-Priority Senior Secured Notes due 2020.
“First Lien Notes Documents” shall mean the indentures under which the First Lien Notes are issued and all other instruments, agreements and other documents evidencing or governing the First Lien Notes or providing for any security, guarantee or other right in respect thereof.
“Fixed Charge Coverage Ratio” shall mean on any date the ratio of (a)(i) EBITDA for the most recent period of four consecutive fiscal quarters of the U.S. Borrower for which financial statements are available minus (ii) non-financed Capital Expenditures of the U.S. Borrower and the Subsidiaries during such period (for the avoidance of doubt, any Capital Expenditures financed by proceeds of the Loans shall be considered non-financed Capital Expenditures) minus (iii) cash taxes paid by the U.S. Borrower and the Subsidiaries during such period to (b) the sum of (i) scheduled principal payments required to be made during such period in respect of Indebtedness for borrowed money or Indebtedness consisting of Capital Lease Obligations of the U.S. Borrower and the Subsidiaries plus (ii) the Cash Interest Expense of the U.S. Borrower and the Subsidiaries for such period plus (iii) Dividends pursuant to Sections 6.06(e) or (f), in each case to the extent paid by the U.S. Borrower in cash during such period, all determined for the U.S. Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP; provided that the Fixed Charge Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Flow Through Entity” shall mean an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.
“Foreign Borrowers” shall mean the Canadian Borrower, the Dutch Borrower, the German Borrower and the U.K. Borrowers.
“Foreign Guarantee Agreement” shall mean the Foreign Guarantee Agreement, dated as of the Closing Date, among the Foreign Subsidiary Loan Parties party thereto and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.
“Foreign Lender” shall mean any Lender (a)(i) that is not disregarded for U.S. federal income tax purposes and (ii) that is organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia or (b)(i) that is disregarded for U.S. federal income tax purposes and (ii) whose owner for U.S. federal income tax purposes is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“Foreign Official” shall mean an officer or employee of a government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof. Foreign Official also includes officers, employees, representatives, or agents of any entity owned or controlled directly or indirectly by a government, including through ownership by a sovereign wealth fund.
“Foreign Pledge Agreement” shall mean a pledge or charge agreement with respect to the Equity Interests of Momentive International Holdings Coöperatief U.A. owned by NL Coop Holdings LLC, in favor of the Administrative Agent, for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent.
“Foreign Security Documents” shall mean the Foreign Pledge Agreement and one or more other security agreements, charges, mortgages or pledges with respect to the ABL Priority Collateral owned by a Foreign Subsidiary Loan Party, in each case entered pursuant to the Collateral and Guarantee Requirement, including but not limited to the Canadian Security Documents, the U.K. Security Documents, the Dutch Security Documents and the German Security Documents, each in form and substance reasonably satisfactory to the Administrative Agent, that secure the Obligations of such Foreign Subsidiary Loan Party.
“Foreign Subsidiary” shall mean any Subsidiary that is incorporated, organized, constituted or amalgamated under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“Foreign Subsidiary Loan Party” shall mean (a) each Foreign Borrower, (b) each Foreign Subsidiary that is set forth on Schedule 1.01(g), (c) the New German Subsidiary Guarantors (as defined in the Amendment Agreement) and (d) each Designated Foreign Subsidiary that is formed or acquired after the Closing Date.
“Fund” shall mean Apollo Investment Fund IV, L.P., Apollo Investment Fund V, L.P., Apollo Investment Fund VI, L.P., Apollo Investment Fund VII, L.P. and Apollo Overseas Partners IV, L.P.

“Fund Affiliate” shall mean (a) each Affiliate of the Fund that is neither a “portfolio company” (which means a company actively engaged in providing goods or services to unaffiliated customers) nor a company controlled by a “portfolio company” and (b) any individual who is a partner or employee of Apollo Management, L.P., Apollo Management IV, L.P. or Apollo Management V, L.P.
“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP in Section 3.13(a), 3.13(b), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the U.S. Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.
“German Borrower” shall have the meaning assigned to such term in the preamble hereto.
“German Borrowing Base” shall mean, with respect to the German Loan Parties at any time, subject to the Eligibility Adjustment Principles and Borrowing Base Acquisition Adjustment Principles, the amount (expressed as a U.S. Dollar Equivalent amount) equal to:
(a)    the sum of:
(i)    in the case of Eligible Machinery and Equipment, 80.0% of the Net Orderly Liquidation Value In-Place of the Eligible Machinery and Equipment of such German Loan Parties; and
(ii)    in the case of Eligible Real Property, 75.0% of the Appraised Fair Market Value of Eligible Real Property of such German Loan Parties;
minus
(b)    any applicable Reserve then in effect to the extent applicable to such German Loan Parties or such Eligible Machinery and Equipment and Eligible Real Property;
provided, however, that the German Borrowing Base (together with the Dutch Borrowing Base and the U.K. Borrowing Base) shall not constitute more than the greater of (i) 50.0% of the Total Revolving Facility Commitments and (ii) 50.0% of the Global Borrowing Base (calculated prior to giving effect to such limitation).
The specified percentages set forth in this definition will not be reduced without the consent of the U.S. Borrower and the German Borrower.
“German Loan Parties” shall mean the German Borrower and any Subsidiary of the U.S. Borrower organized under the laws of Germany that is or hereafter becomes a party to the Foreign Guarantee Agreement.
“German Revolving Facility Exposure” shall mean, at any time, with respect to the German Borrower, that portion of the Revolving Facility Exposure comprising (a) Revolving Facility Loans borrowed by the German Borrower, (b) Swingline Exposure to the German Borrower and (c) Revolving L/C Exposure to the German Borrower.
“German Security Document” shall mean, individually and collectively as the context may require, each pledge agreement, security agreement, guarantee or other agreement that is entered into in favor of the Collateral Agent and/or the Secured Parties, and any other pledge agreement, security agreement or other agreement entered into pursuant to the terms of the Loan Documents that is governed by the laws of Germany, securing the Obligations, in each case in form and substance reasonably satisfactory to the Administrative Agent and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.
“Global Borrowing Base” shall mean the sum of the Canadian Borrowing Base, the Dutch Borrowing Base, the German Borrowing Base, the U.S. Borrowing Base and the U.K. Borrowing Base (calculated giving effect to the proviso in the definition of “PP&E Component”).
“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body (which shall include, without limitation, the European Central Bank and the Council of Ministers of the European Union).
“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or- pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor (other than the Lien permitted pursuant to Section 6.02(hh)) securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.
“Guarantor” shall mean any Loan Party party to the U.S. Guarantee Agreement or the Foreign Guarantee Agreement.
“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.
“Hedge Bank” shall mean any person that, at the time it enters into a Secured Hedge Agreement (or on the Closing Date), is an Agent, Syndication Agent, Documentation Agent, a Joint Lead

Arranger, a Lender or an Affiliate of any such person, in each case in its capacity as a party to such Secured Hedge Agreement.
“Hexion Nova Scotia Finance ULC” shall mean a collective reference to Hexion Nova Scotia Finance, ULC, Hexion 2 Nova Scotia Finance, ULC and any successor entity or entities formed as a result of the merger, amalgamation or other combination of such entities.
“Holdings” shall have the meaning assigned to such term in the preamble hereto.
“Immaterial Subsidiary” shall mean any Subsidiary (other than any Subsidiary Loan Party or, for so long as such entity is party to the ARPA, any Seller) (a) identified on Schedule 1.01(e) or (b) designated by the U.S. Borrower as an Immaterial Subsidiary hereunder after the Closing Date by prior written notice to the Administrative Agent; provided that a Subsidiary shall only be permitted to be an Immaterial Subsidiary so long as (x) as of the last day of the fiscal quarter of U.S. Borrower most recently ended, (i) such Immaterial Subsidiary did not have assets with a value in excess of 5.0% of the Consolidated Total Assets and revenues representing in excess of 5.0% of total revenues of U.S. Borrower and the Subsidiaries on a consolidated basis as of such date and (ii) when taken together with all other Immaterial Subsidiaries as of such date, such Immaterial Subsidiaries did not have assets with a value in excess of 10.0% of the Consolidated Total Assets and revenues representing in excess of 10.0% of total revenues of U.S. Borrower and the Subsidiaries on a consolidated basis as of such date and (y) the U.S. Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the U.S. Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of clause (x). Any Immaterial Subsidiary may be designated to be a Material Subsidiary for the purposes of this Agreement by written notice to the Administrative Agent.
“Impacted Interest Period” shall have the meaning assigned to such term in the definition of “LIBO Rate”.
“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the U.S. Borrower or any Parent Entity and the accretion of original issue discount or liquidation preference.
“Incremental Amount” shall mean, at any time, the excess, if any, of (a) the greater of (i) $50.0 million and (ii) the excess (if any) of the Global Borrowing Base at such time over the amount of the then-effective Total Revolving Facility Commitments at such time over (b) the aggregate amount of all Incremental Revolving Facility Commitments established prior to such time pursuant to Section 2.21 (other than Incremental Revolving Facility Commitments in respect of Extended Revolving Facility Commitments).
“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the applicable Borrower, the Administrative Agent and one or more Incremental Revolving Facility Lenders.
“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Revolving Facility Loans to a Borrower.
“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Facility Loan.

“Incremental Revolving Facility Loans” shall mean Revolving Facility Loans made by one or more Lenders to a Borrower pursuant to Section 2.01(d). Incremental Revolving Facility Loans may be made in the form of additional Revolving Facility Loans or, to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Revolving Facility Loans.
“Indebtedness” of any person shall mean, without duplication (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such person of Indebtedness described in the other clauses of this definition of others, (f) all Capital Lease Obligations of such person, (g) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (i) the principal component of all obligations of such person in respect of bankers’ acceptances and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business (other than, in the case of such intercompany liabilities, for purposes of clause (d) of the definition of the term “Collateral and Guarantee Requirement”), (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.
“Indemnified Taxes” shall mean all Taxes (other than Excluded Taxes and Other Taxes) imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Indenture Restricted Subsidiary” shall mean a “Restricted Subsidiary” under and as defined in the Debenture Indenture.
“Industrial Revenue Bonds” shall mean the Parish of Ascension, Louisiana, Industrial Revenue Bonds guaranteed by the U.S. Borrower outstanding on the Closing Date.
“Ineligible Institution” shall mean the persons identified in writing to the Administrative Agent by the U.S. Borrower on the Closing Date, and as may be identified in writing to the Administrative Agent by the U.S. Borrower from time to time thereafter, with the written consent of the Administrative Agent, by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to Administrative Agent that are to be no longer considered “Ineligible Institutions”).

“Information” shall have the meaning assigned to such term in Section 3.14(a).
“Information Memorandum” shall mean the lender presentation delivered to the Lenders prior to the Closing Date by any Loan Party (or by any Joint Lead Arranger on behalf of such Loan Party) in connection with the syndication of the facilities hereunder.
“Initial Revolving Facility Loans” shall have the meaning assigned to such term in Section 2.21(a).
“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.22.
“Intercreditor Agreements” shall mean (a) the ABL Intercreditor Agreement, (b) the 1-1/2 Lien Intercreditor Agreement, (c) the Second Lien Intercreditor Agreement and (d) any additional or replacement intercreditor agreement entered into by the Agents pursuant to Section 8.11, each as amended, modified or supplemented from time to time in accordance with this Agreement.
“Interest Election Request” shall mean a request by the applicable Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.
“Interest Expense” shall mean, with respect to any person for any period, the sum of, without duplication, (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) net payments and receipts (if any) pursuant to interest rate hedging obligations, and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees, (b) capitalized interest of such person, whether paid or accrued, and (c) commissions, discounts, yield and other fees and charges incurred for such period in connection with any Permitted Receivables Financing that are payable to persons other than Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the U.S. Borrower and the Subsidiaries with respect to Swap Agreements.
“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Revolving Borrowing with an Interest Period of more than three months’ duration each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan (other than a Swingline Loan) or Base Rate Loan, the first day of each calendar quarter (being the first day of January, April, July and October of each year) and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.10(a).
“Interest Period” shall mean (a) as to any Eurocurrency Revolving Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available, or any shorter period approved by the Administrative Agent), as the applicable Borrower may elect, or the date any Eurocurrency Revolving Borrowing is converted to an ABR Borrowing in accordance with Section 2.08 or repaid or prepaid in accordance with Section 2.10, 2.11 or 2.12 and (b) as to any Swingline Borrowing made by the Dutch Borrower, the German Borrower or the U.K. Borrower, the period commencing on the date of such Borrowing and ending on the day that is designated in the notice delivered pursuant to Section 2.04 with respect to such Swingline Borrowing, which shall not be later than the first date after such Swingline Loan is to be made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that, in the case of each of clause (a) and clause (b), if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interpolated Rate” shall mean, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate (for the longest period for which that Screen Rate is available in Dollars or Sterling, as applicable) that is shorter than the Impacted Interest Period and (b) the Screen Rate (for the shortest period for which that Screen Rate is available for Dollars or Sterling, as applicable) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select.
“Inventory” shall mean, with respect to a person, all of such person’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, in each case to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials, and supplies of any kind, nature, or description which are used or consumed in such person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other property, and all documents of title or other documents representing them.
“Inventory Jurisdiction” shall mean the United States of America, Canada, England and Wales, Germany and The Netherlands.
“Investment” shall have the meaning set forth in Section 6.04.
“Issuing Bank” shall mean (a) with respect to each Letter of Credit issued pursuant to Section 2.05 of this Agreement, JPMCB and each other Lender designated pursuant to Section 2.05(i) or (l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i), and (b) with respect to each Original Letter of Credit, the person that issued such Original Letter of Credit and any successor to such person. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.13(b).
“ITA” shall mean the Income Tax Act (Canada), as amended.

“Joint Lead Arrangers” shall mean J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC.
“JPMCB” shall have the meaning assigned to such term in the preamble hereto.
“Judgment Currency” shall have the meaning assigned to such term in Section 9.10(b).
“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).
“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit. The amount of any L/C Disbursement made by an Issuing Bank in an Alternative Currency and not reimbursed by the applicable Borrower shall be determined as set forth in paragraph (e) or (n) of Section 2.05, as applicable.
“L/C Participation Fee” shall have the meaning assigned such term in Section 2.13(b).
“Lender” shall mean, at any time, each financial institution listed on Schedule 2.01 having a Revolving Facility Commitment (or Revolving L/C Exposure), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21. For the avoidance of doubt, the term “Lender” shall include the Swingline Lender.
“Lending Office” shall mean, as to any Lender, such Lender’s U.S. Lending Office, Canadian Lending Office or Euro Lending Office.
“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.05 of this Agreement, including each Alternative Currency Letter of Credit and each Original Letter of Credit.
“Letter of Credit Sublimit” shall mean $150.0 million.
“LIBO Rate” shall mean, with respect to any Eurocurrency Revolving Borrowing denominated in U.S. Dollars or Sterling for any Interest Period, the rate per annum equal to the arithmetic mean (rounded to the nearest 1/100th of 1.0%) of the offered rates for deposits in U.S. Dollars (or Sterling, as applicable) with a term comparable to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen (or such other page as may replace such page on such service for the purpose of displaying the rates at which U.S. Dollar (or Sterling, as applicable) deposits are offered by leading banks in the London interbank deposit market as designated by the Administrative Agent from time to time; in each case, the “Screen Rate”) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period (and, with respect to Eurocurrency Borrowings in Sterling, on the first day of such Interest Period); provided, however, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency, then the LIBO Rate shall be the Interpolated Rate; provided, further, that if the Reuters Screen LIBOR01 or LIBOR02 shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge, assignment by way of security or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Loan Document Obligations” shall mean (a) the due and punctual payment by each Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and B/As, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by each Borrower hereunder in respect of any Letter of Credit or B/A, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide Cash Collateral, and (iii) all other monetary obligations of each Borrower to any of the Secured Parties hereunder and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower hereunder or pursuant to other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each Loan Document.
“Loan Documents” shall mean this Agreement, the Amendment Agreement, the Letters of Credit, the Security Documents, any Promissory Notes issued under Section 2.10(e) and solely for purposes of Section 7.01 hereof, the Administrative Agent Fee Letter.
“Loan Parties” shall mean Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiary Loan Parties.
“Loans” shall mean the Revolving Facility Loans and the Swingline Loans (and shall include any loans under the Incremental Revolving Facility Commitments, including any Other Revolving Facility Loans and any B/A Drawings) (each a “Loan” and, together, the “Loans”).
“Local Time” shall mean (a) with respect to a Loan or Borrowing made to the U.S. Borrower, New York City time, (b) with respect to a Loan or Borrowing made to the Dutch Borrower, the German Borrower or a U.K. Borrower, London time, and (c) with respect to a Loan or Borrowing made to the Canadian Borrower or a B/A, Toronto time.
“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of the U.S. Borrower and any Parent Entity, as the case may be, on the Closing Date, together with (a) any new directors of the U.S. Borrower or any Parent Entity whose election by such Boards of Directors or whose nomination for election by the shareholders of the U.S. Borrower or such Parent Entity, as the case may be, was approved by a vote of a majority of the directors of the U.S. Borrower or such Parent Entity, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of the U.S. Borrower or any Parent Entity, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the U.S. Borrower or such Parent Entity, as the case may be.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a)  the business, property, operations or condition of the U.S. Borrower and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of any material Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the U.S. Borrower or any Subsidiary in an aggregate principal amount exceeding $50.0 million.
“Material Subsidiary” shall mean any Subsidiary other than Immaterial Subsidiaries.
“Maturity Date” shall mean (a) with respect to the Commitments in effect on the Closing Date, March 28, 2018; provided that if, on the date that is 91 days prior to the maturity date of the 1-1/2 Lien Notes (the “Early Maturity Test Date”), the aggregate principal amount of the 1-1/2 Lien Notes outstanding exceeds $50.0 million, the Maturity Date for such Commitments will be the Early Maturity Test Date, and (b) with respect to any other Class of Loans or Commitments, the maturity date specified therefor in the applicable Incremental Assumption Agreement.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09(a).
“Minimum L/C Collateral Amount” shall mean, at any time, in connection with any Letter of Credit, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105.0% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (b) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the Administrative Agent and the Issuing Banks in their reasonable discretion.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.
“Mortgaged Properties” shall mean (i) the owned real properties of the Domestic Loan Parties set forth on Schedule 1.01(c), (ii) the owned real properties of the Foreign Subsidiary Loan Parties set forth on Schedule 1.01(c)(A) as of the Amendment Effective Date and (iii) each additional real property encumbered by a Mortgage pursuant to Section 5.10.
“Mortgages” shall mean the mortgages, debentures, hypothecs, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered pursuant to Section 5.10, as amended, supplemented or otherwise modified from time to time, with respect to Mortgaged Properties, each in form and substance reasonably satisfactory to the Administrative Agent.
“MSC Holding B.V.” shall mean Hexion Holding B.V. (formerly known as Momentive Specialty Chemicals Holding B.V.).
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Holdings (prior to a Qualified IPO), the U.S. Borrower, any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.
“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Orderly Liquidation Value” shall mean, on any date, the applicable Net Orderly Liquidation Value Percentage multiplied by the Eligible Inventory of the applicable Borrowing Base on such date.
“Net Orderly Liquidation Value In-Place” shall mean, at any time, with respect to any applicable Eligible Machinery and Equipment, the net orderly liquidation value in-place of such Equipment, as determined by reference to the most recent third-party appraisal of such Equipment received by the Administrative Agent in accordance with the terms hereof.
“Net Orderly Liquidation Value Percentage” shall mean the orderly liquidation value (net of costs and expenses incurred in connection with liquidation) of Eligible Inventory as a percentage of the lower of cost and market of such Inventory, which percentage shall be determined on a first-in, first-out basis by reference to the most recent third-party appraisal of such Inventory received by the Administrative Agent in accordance with the terms hereof. The Net Orderly Liquidation Value Percentage applicable as of the Amendment Effective Date shall be 68.4% for the U.S. Borrowing Base, 76.0% for the Canadian Borrowing Base, 75.2% for the Dutch Borrowing Base and 35.6% for the U.K. Borrowing Base.
“New Collection Account” shall have the meaning assigned to such term in Section 5.12(b)(iv).
“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.20(c).
“Non-Public Lender” shall mean:
(i) until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies: an entity which (x) assumes existing rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least EUR 100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and
(ii) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.
“Notes” shall mean, collectively, the First Lien Notes, the 1-1/2 Lien Notes and the Second Lien Notes.
“Notes Issuer” shall mean any subsidiary of the U.S. Borrower that is, in each case, an issuer or co-issuer of any of any of the First Lien Notes, the 1-1/2 Lien Notes or the Second Lien Notes.
“Notes Priority Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.
“Notes-Priority Lien” shall mean any Lien that (i) is senior to the Liens securing the Obligations in respect of the Notes Priority Collateral and (ii) is subordinated to the Liens securing the Obligations in respect of the ABL Priority Collateral, in each case pursuant to, and otherwise subject to the terms of, the ABL Intercreditor Agreement or any other intercreditor agreement reasonably satisfactory to the Administrative Agent.

“Obligations” means (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under (i) each Secured Hedge Agreement and (ii) each Secured Cash Management Agreement; provided that holders of Obligations in respect of the Designated Secured Hedge Agreements and the Designated Secured Cash Management Agreements shall not be entitled to a claim in excess of $50.0 million that will be equal in priority with the Loans in the payment waterfall pursuant to Section 4.02 of the Collateral Agreement, and (c) the due and punctual payment and performance of all obligations in respect of the Overdraft Line; provided that in no event shall the holders of the obligations referred to in this clause (c) have the right to receive proceeds in respect of a claim in excess of $40.0 million in the aggregate (plus (i) any accrued and unpaid interest in respect of Indebtedness incurred by the U.S. Borrower and the Subsidiaries under the Overdraft Line and (ii) any accrued and unpaid fees and expenses owing by the U.S. Borrower and the Subsidiaries under the Overdraft Line) from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents. Notwithstanding the foregoing, “Obligations”, with respect to any Guarantor, shall not include any Excluded Swap Obligations of such Guarantor.
“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Lists” shall mean, collectively, the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as amended from time to time, or any similar lists issued by OFAC.
“Original Letters of Credit” shall mean each letter of credit set forth on Schedule 1.01(h) that was previously issued for the account of, or guaranteed by, the Borrowers or a Subsidiary pursuant to the Existing Credit Agreement and that is outstanding on the Closing Date.
“Other Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(a).
“Other Revolving Facility Loans” shall have the meaning assigned to such term in Section 2.21(a).
“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto (for the avoidance of doubt, excluding taxes on amounts payable to Lenders hereunder that would be imposed on Lenders as a result of the provision of German Real Property as Collateral).
“Overadvance” shall have the meaning assigned to such term in Section 2.01(b).
“Overdraft Line” shall have the meaning assigned to such term in Section 6.01(v).
“Overnight LIBO Borrowing” shall mean any Swingline Borrowing to the Dutch Borrower, the German Borrower or a U.K. Borrower bearing interest by reference to the Overnight LIBO Rate.
“Overnight LIBO Rate” shall mean, with respect to any Overnight LIBO Borrowing, the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1.0%) at which overnight deposits in Sterling, euros or Dollars in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the

Administrative Agent (in the case of euros) in the European interbank market and (in the case of Sterling or Dollars) in the London interbank market for such currency to major banks in the European interbank market or (as the case may be) London interbank market.
“Parallel Debts” shall have the meaning assigned to such term in Section 9.20.
“Parent Entity” shall mean any direct or indirect parent of the U.S. Borrower.
“Participant” shall have the meaning assigned to such term in Section 9.04(c).
“Participant Register” shall have the meaning assigned to such term in Section 9.04(c).
“Participating Member States” shall mean any member state of the European Union that has the euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union.
“Payment Conditions” shall mean that (a) prior to and after giving effect to the relevant action as to which the satisfaction of the Payment Conditions is being determined, no Default or Event of Default shall have occurred and be continuing and (b) on a Pro Forma Basis, after giving effect to the relevant action as to which the satisfaction of the Payment Conditions is being determined, (i) Pro Forma Availability on the date of such action and as of the last day of each of the two consecutive succeeding months ending after such date (as projected by the U.S. Borrower in good faith) shall be equal to or greater than the greater of (x) 20.0% of the lesser of (A) the Total Revolving Facility Commitments then in effect and (B) the Global Borrowing Base then in effect and (y) $55.0 million (the “Non-Fixed Charge Threshold”) or (ii) if Pro Forma Availability on the date of such action and as of the last day of each of the two consecutive succeeding months ending after such date (as projected by the U.S. Borrower in good faith) is less than the Non-Fixed Charge Threshold, (1) such Pro Forma Availability shall be equal to or greater than the greater of (x) 15.0% of the lesser of (A) the Total Revolving Facility Commitments then in effect and (B) the Global Borrowing Base then in effect and (y) $50.0 million, and (2) the Fixed Charge Coverage Ratio for the Test Period most recently ended, determined on a Pro Forma Basis, shall be no less than 1.0 to 1.0.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Act” shall mean the Pension Protection Act of 2006, as amended.
“Perfected Security Interest” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that (a) such Lien is governed by the law of the jurisdiction in which such Collateral is located or to which such Collateral is subject, (b) such Lien is the only Lien to which such Collateral is subject, other than any Liens permitted by Section 6.02 (which Lien is junior in priority to the Collateral Agent’s Lien on such Collateral, is arising by operation of law as described in Section 6.02(d), (e), (k) or (t) or is subject to a Reserve or, in the case of Liens on Eligible Real Property, such Liens are covered by any applicable title insurance, to the extent available in such jurisdiction), (c) in the case of Eligible Real Property located in the England and Wales, such Eligible Real Property is covered by a legal mortgage, (d) in the case of Eligible Real Property located in Germany, such Eligible Real Property is encumbered by a first ranking land charge in favor of the Collateral Agent and the land charge is registered in all relevant local registers) and (e) all applicable perfection requirements required by the Loan Documents have been completed.

“Perfection Certificate” shall mean the Perfection Certificate with respect to each Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent.
“Permitted Business Acquisition” shall mean any acquisition, directly or indirectly (including in one transaction or a series of related transactions), of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, or merger or consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (b) all transactions related thereto shall be consummated in accordance with applicable laws; (c) except for acquisitions and/or investments made after the Closing Date with an aggregate fair market value (as determined by the U.S. Borrower in good faith) of less than $50.0 million (cumulatively for all such acquisitions and/or investments made after the Closing Date when the Payment Conditions are not satisfied), the Payment Conditions are satisfied after giving effect to such Permitted Business Acquisition on a Pro Forma Basis; (d) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (e) any person acquired in such acquisition, if acquired by a Borrower or a Subsidiary Loan Party by merger or amalgamation, shall be merged or amalgamated into a Borrower or a Subsidiary Loan Party or, if required by Section 5.10, become upon consummation of such acquisition a Subsidiary Loan Party (and shall fulfill the Collateral and Guarantee Requirement to the extent required by Section 5.10), and (f) any such acquisitions and investments in assets that are not (or do not become) owned by the Borrowers or Subsidiary Loan Parties or in Equity Interests in persons that are not Subsidiary Loan Parties or persons that do not become Subsidiary Loan Parties upon consummation of such acquisition shall only be permitted if the Payment Conditions are satisfied after giving effect to such Permitted Business Acquisition on a Pro Forma Basis.
“Permitted Cure Security” shall mean an equity security of the U.S. Borrower or a Parent Entity other than Disqualified Stock.
“Permitted Holder” shall mean any of (a) the Fund and the Fund Affiliates, (b) the Management Group and any family member of or family trust established by a member of the Management Group and (c) any person that has no material assets other than the capital stock of the U.S. Borrower or a Parent Entity and that, directly or indirectly, holds or acquires beneficial ownership of 100% on a fully diluted basis of the voting Equity Interests of the U.S. Borrower, and of which no other person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any of the other Permitted Holders specified in clauses (a) and (b) above, beneficially owns more than 50% (or, following a Qualified IPO, the greater of 35% and the percentage beneficially owned by the Permitted Holders specified in such clauses (a) and (b)) on a fully diluted basis of the voting Equity Interests thereof, and (iv) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) the members of which include any of the other Permitted Holders specified in such clauses (a) and (b) and that, directly or indirectly, hold or acquire beneficial ownership of the voting Equity Interests of the U.S. Borrower (a “Permitted Holder Group”), so long as (x) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (y) no person or other “group” (other than the other Permitted Holders specified in clauses (a) and (b) above) beneficially owns more than 50% (or, following a Qualified IPO, the greater of 35% and the percentage beneficially owned by the Permitted Holders specified in such clauses (a) and (b)) on a fully diluted basis of the voting Equity Interests held by the Permitted Holder Group.

“Permitted Investments” shall mean:
(1)    U.S. Dollars, Sterling, euros, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(2)    securities issued or directly and fully guaranteed or insured by the government of, or any agency or instrumentality thereof, the United States of America, Australia, Great Britain, Canada, The Netherlands or any other member state of the European Union, in each case with maturities not exceeding two years (or, in the case of any such U.S. securities held by Brazilian subsidiaries, five years) after the date of acquisition;
(3)    in the case of any Foreign Subsidiary, securities issued or directly and fully guaranteed or insured by the government of, or any agency or instrumentality thereof, Malaysia or Brazil, in each case with maturities not exceeding 270 days after the date of acquisition and held by it from time to time in the ordinary course of business;
(4)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits and demand deposits (in their respective local currencies), in each case with any commercial bank having capital and surplus in excess of $500.0 million or the foreign currency equivalent thereof and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or, in the case of an obligor domiciled outside of the United States of America, reasonably equivalent ratings of another internationally recognized credit rating agency);
(5)    repurchase obligations for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;
(6)    commercial paper issued by a corporation (other than an Affiliate of U.S. Borrower) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or, in the case of an obligor domiciled outside of the United States of America, reasonably equivalent ratings of another internationally recognized credit rating agency) and in each case maturing within one year after the date of acquisition;
(7)    readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P in each case with maturities not exceeding two years from the date of acquisition;
(8)    Indebtedness issued by persons (other than the Fund or any of its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or, in the case of an obligor domiciled outside of the United States of America, reasonably equivalent ratings of another internationally recognized credit rating agency) in each case with maturities not exceeding two years from the date of acquisition; and
(9)    investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (8) above.
“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions by the U.S. Borrower or a Subsidiary pursuant to which the U.S. Borrower or such Subsidiary may sell, convey or otherwise transfer to one or more Special Purpose Receivables Subsidiaries or to any other person, or may grant a security interest in, any Receivables Assets (whether now existing or arising in the future) of the U.S. Subsidiary or such Subsidiary, and any assets related thereto including all contracts and all guarantees or other obligations in respect of such Receivables Assets, the proceeds of such Receivables Assets and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving Receivables Assets; provided that (a) recourse to the U.S. Borrower or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/”absolute transfer” opinion with respect to any transfer by the U.S. Borrower or any Subsidiary (other than a Special Purpose Receivables Subsidiary)), and (b) the aggregate Receivables Net Investment outstanding at any time shall not exceed $50.0 million. It is understood and agreed that the TRE Program constitutes a Permitted Receivables Financing hereunder.
“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses), (b) except with respect to Section 6.01(i), (i) the weighted average life to maturity of such Permitted Refinancing Indebtedness is not shorter than that of the Indebtedness being Refinanced and (ii) the maturity of such Permitted Refinancing Indebtedness is not earlier than 90 days after the latest Maturity Date then in effect (or, if earlier, the stated maturity of the Indebtedness being Refinanced), (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement or any Guarantees thereof, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations or such Guarantees on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security than, the Indebtedness being Refinanced (provided that (i) Indebtedness (A) of any Loan Party may be Refinanced to add or substitute as an obligor another Loan Party and (B) of any Subsidiary that is not a Loan Party may be Refinanced to add or substitute as an obligor another Subsidiary that is not a Loan Party, in each case to the extent then permitted under Article VI, and (ii) other guarantees and security may be added to the extent then permitted under Article VI) and (e)  if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including any collateral pursuant to after-acquired property clauses to the extent any such collateral would have secured the Indebtedness being Refinanced) on terms not materially less favorable to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced, or on terms otherwise then permitted under Section 6.02; provided that, for the avoidance of doubt, the Second Lien Notes, the 1-1/2 Lien Notes or any Permitted Refinancing Indebtedness in respect thereof (or any portion thereof) may be Refinanced with Indebtedness that is secured by Liens that are senior in priority to the Liens securing the Second Lien Notes or the 1-1/2 Lien Notes on the Closing Date (or any remaining portion thereof), so long as (i) the Liens securing such Indebtedness are subject to intercreditor terms that, vis-à-vis the Loans, are no less favorable to the Lenders than those set forth in the Second Lien Intercreditor Agreement or the 1-1/2 Lien Intercreditor Agreement, as applicable, or (ii) in the case of Liens securing such Indebtedness that will be pari passu with the Liens securing the First Lien Notes, such Liens are permitted under Section 6.02(v).
“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.
“Plan” shall mean any employee pension benefit plan, as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan), (i) subject to the provisions of Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings (prior to a Qualified IPO), the U.S. Borrower, any Subsidiary or any Affiliate, or (iii) in respect of which Holdings (prior to a Qualified IPO), the U.S. Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning assigned to such term in Section 9.18(b).
“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement or the Foreign Pledge Agreement, as applicable.
“PP&E Component” shall mean the aggregate amount of the Canadian Borrowing Base, the Dutch Borrowing Base, the German Borrowing Base and the U.K. Borrowing Base that is attributable to Eligible Machinery and Equipment and Eligible Real Property; provided, however, that the PP&E Component of the Global Borrowing Base shall not constitute more than the lesser of (x) 20.0% of the Total Revolving Facility Commitments and (y) 20.0% of the Global Borrowing Base (calculated prior to giving effect to such limitation).
“PPSA” shall mean the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction (including without limitation the Quebec Civil Code) for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Presumed Tax Rate” shall mean the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (a) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of Section 68(f) of the Code, and (b) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).
“Pricing Grid” shall mean the table set forth below:

Average Availability	Applicable Margin for ABR Loans	Applicable Margin for Eurocurrency Revolving Loans
Equal to or greater than 66.6%	0.75%	1.75%
Less than 66.6% but equal to or greater than 33.3%	1.00%	2.00%
Less than 33.3%	1.25%	2.25%

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in Average Availability shall become effective on the date (the “Adjustment Date”) that is three (3) Business Days after the date on which the Borrowing Base Certificate is delivered to the Lenders pursuant to Section 5.04(f) (provided that in no event shall the Applicable Margin be adjusted more than once in any calendar month) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any Borrowing Base Certificate referred to above is not delivered within the time periods specified in Section 5.04(f), then, at the option of the Administrative Agent or the Required Lenders, until the date that is three (3) Business Days after the date on which such Borrowing Base Certificate is delivered, the pricing level that is one pricing level higher than the pricing level theretofore in effect shall apply as of the first Business Day after the date on which such Borrowing Base Certificate was to have been delivered but was not delivered.
“Primary Concentration Account” shall mean a Collection Account that is used by a Domestic Loan Party or a Canadian Loan Party as a primary concentration account for proceeds of Accounts of such Loan Party. Primary Concentration Accounts as of the Closing Date are listed on Schedule 1.01(f).
“Principal Property” shall have the meaning assigned to such term in the Debenture Indenture.
“Priority Payables Reserve” shall mean reserves for amounts (a) secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Liens granted to the Administrative Agent to secure the Obligations, including without limitation, (i) any amounts due and not paid for wages, or vacation pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the ITA, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or moveable property) and (ii) all amounts due and not yet contributed, remitted or paid to or under any Canadian Pension Plan or under the Canada Pension Plan, the Pension Benefits Act (Ontario) or any similar legislation (in either case other than amounts included in the Wage Earner Protection Act), including, all amounts on account of any unfunded liability, solvency deficiency or wind-up deficiency with respect to a Canadian Pension Plan, each to the extent that such amounts rank or are capable of ranking, in the Reasonable Credit Judgment of the Administrative Agent, in priority to the Liens granted to the Administrative Agent to secure the Obligations or (b) of any other claims (not referred to in (a)) preferred by law which rank or are capable of ranking senior to the Obligations in the Reasonable Credit Judgment of the Administrative Agent.
“Proceeds of Crime Act” shall mean the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereto.
“Pro Forma Availability” shall mean, as of any date of determination, an amount equal to the Excess Availability as of such date projected by the management of the U.S. Borrower in good faith, after giving effect on a Pro Forma Basis to the relevant transaction (with such calculation to include the amount of the Global Borrowing Base as of such date as projected by the management of the U.S.

Borrower in good faith after giving effect on a Pro Forma Basis to the relevant transactions and the amount of the Total Revolving Facility Commitments as of such date as projected by the management of the U.S. Borrower in good faith); provided that, for purposes of such calculation, the Global Borrowing Base shall be deemed to include any assets acquired pursuant to any relevant transaction.
“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, effect shall be given to any asset disposition, any acquisition (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, any mergers and consolidations, and any restructurings of the business of the U.S. Borrower or any of the Subsidiaries that are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the U.S. Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the U.S. Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions” or “relevant pro forma event”), in each case that the U.S. Borrower made during the Reference Period (or, in the case of determinations made other than pursuant to Section  6.10, occurring during the Reference Period or thereafter and through and including the date upon which the relevant pro forma event is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made other than pursuant to Section 6.10, occurring during the Reference Period or thereafter and through and including the date upon which the relevant pro forma event is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods and (iii) with respect to (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.
Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the U.S. Borrower. Notwithstanding anything to the contrary in the first paragraph of this definition, any such pro forma calculation, for any fiscal period ending on or prior to the 24-month anniversary of the end of the fiscal quarter in which such relevant pro forma event occurs, may include adjustments appropriate, in the reasonable good faith determination of the U.S. Borrower, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the relevant pro forma event (including, to the extent applicable, from the 2015 Transactions or the Transactions) and (2) all adjustments of the type used in connection with the calculation of “LTM Adjusted EBITDA” as set forth in the “Summary Historical Consolidated Financial Data” portion of the “Offering Circular Summary” in the Offering Memorandum with respect to the First Lien Notes to the extent reasonably expected to result from the relevant pro forma event, in each case in the 24-month period following the end of the Reference Period in which the applicable pro forma event occurred. The U.S. Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the U.S. Borrower setting forth such demonstrable or additional operating expense reductions, other operating improvements or synergies and adjustments and information and calculations supporting them in reasonable detail.
“Prohibited Person” shall mean any Person with whom citizens or permanent residents of the United States, Persons (other than individuals) organized under the laws of the United States or any jurisdiction thereof and all branches and Subsidiaries thereof, Persons physically located within the United States or Persons otherwise subject to the jurisdiction of the United States are restricted from doing business under regulations of OFAC (including any Persons subject to country-specific or activity-specific sanctions administered by OFAC and any Persons named on any OFAC List) or pursuant to any other law, rules, regulations or other official acts of the United States. As of the date hereof, certain information regarding Prohibited Persons issued by the United States can be found on the website of the United States Department of Treasury at www.treas.gov/ofac/. Prohibited Person also includes persons on the UN sanction list and the EU consolidated list available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm and http://www.hm-treasury.gov.uk/fin_sanctions_index.htm.
“Projections” shall mean the projections of the U.S. Borrower and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, the U.S. Borrower or any of the Subsidiaries in connection with the Transactions prior to the Closing Date.
“Promissory Note” shall have the meaning assigned to such term in Section 2.10(e).
“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(e).
“Protective Advance” shall have the meaning assigned to such term in Section 2.01(c).
“Public Lender” shall have the meaning assigned to such term in Section 9.18(b).
“Qualified CFC Holding Company” shall mean a person (a) that is a Wholly Owned Subsidiary of a Domestic Loan Party and (b) who has no material assets other than Equity Interests in Foreign Subsidiaries that are CFCs or other Qualified CFC Holding Companies.
“Qualified IPO” shall mean an underwritten public offering of the Equity Interests of the U.S. Borrower or any Parent Entity that generates gross cash proceeds of at least $50.0 million.
“Quebec Documents” shall mean (a) a Deed of Hypothec given by the Canadian Borrower in favor of the Administrative Agent, as the person holding the power of attorney (fondé de pouvoir) of the Lenders, (b) a Bond in the principal amount of C$1,200,000,000 issued by the Canadian Borrower in favor of the Administrative Agent, as agent, custodian and depository, and (c) the Pledge of Bond

Agreement entered into by the Canadian Borrower in favor of the Administrative Agent for the benefit of the Creditors (as defined therein) in respect of such Bond.
“Quotation Day” shall mean, with respect to any Eurocurrency Revolving Loan for any Interest Period, two Business Days prior to the commencement of such Interest Period.
“Real Property” shall mean, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned by any Foreign Subsidiary Loan Party, including with respect to any Dutch Loan Party, any building right (opstalrecht), together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership thereof.
“Reasonable Credit Judgment” shall mean reasonable credit judgment in accordance with customary business practices for comparable asset-based lending transactions and, as it relates to the establishment or increase of Reserves or the adjustment or imposition of exclusionary criteria or the implementation of Eligibility Adjustment Principles, shall require that (a) (i) with respect to Eligible Inventory and Eligible Receivables, such establishment, increase, adjustment, imposition or implementation after the Closing Date be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent after the Closing Date or that are materially different from facts or events occurring or known to the Administrative Agent on the Closing Date, and (ii) with respect to Eligible Machinery and Equipment and Eligible Real Property, such establishment, increase, adjustment, imposition or implementation after the Amendment Effective Date be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent after the Amendment Effective Date or that are materially different from facts or events occurring or known to the Administrative Agent on the Amendment Effective Date, (b) the contributing factors to the imposition or increase of any Reserve shall not duplicate (i) the exclusionary criteria set forth in the definitions of “Eligible Inventory”, “Eligible Machinery and Equipment”, “Eligible Real Property” and “Eligible Receivables”, as applicable (and vice versa), or (ii) any reserves deducted or other factors considered in computing book value, “lower of cost and market value”, Net Orderly Liquidation Value, Net Orderly Liquidation Value In-Place or Appraised Fair Market Value, the Dilution Factors or the computation of the Dilution Reserve and (c) the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria or implementation of Eligibility Adjustment Principles be a reasonable quantification of the incremental dilution of any Borrowing Base attributable to such contributing factors.
“Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the U.S. Borrower or any Subsidiary.
“Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents (but excluding any such collections used to make payments of items included in clause (c) of the definition of Interest Expense); provided, however, that, if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Reference Bank Rate” shall mean the arithmetic mean of the Submitted Reference Bank Rates.
“Reference Banks” shall mean such banks as may be appointed by the Administrative Agent in consultation with the U.S. Borrower.
“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness”, and “Refinanced” shall have a meaning correlative thereto.
“Register” shall have the meaning assigned to such term in Section 9.04(b).
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.
“Related Sections” shall have the meaning assigned to such term in Section 6.04.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.
“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.
“Rent Reserve” shall mean, a reserve established by the Administrative Agent in an amount up to the latest 60 days rent payments, made by any Loan Party for each location at which Inventory or Equipment of such Loan Party is located that is not subject to a Collateral Access Agreement or other documentation reasonably satisfactory to the Administrative Agent; provided that, for any Dutch Leasehold, such reserve shall not apply.
“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
“Required Lenders” shall mean, at any time, Lenders having Loans (other than Swingline Loans) or B/As outstanding, Revolving L/C Exposure, Swingline Exposure and Available Unused Commitments that, taken together, represent more than 50.0% of the sum of all Loans (other than Swingline Loans) and B/As outstanding, Revolving L/C Exposure, Swingline Exposure and the total Available Unused Commitments at such time. The Loans, B/As, Revolving L/C Exposure, Swingline Exposure and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Reserve Account” shall have the meaning assigned to such term in Section 10.02(a).
“Reserves” shall mean, without duplication, such reserves against any Borrowing Base that the Administrative Agent has, in the exercise of its Reasonable Credit Judgment, established on the Closing Date or from time to time thereafter upon at least five (5) Business Days’ notice to the U.S. Borrower, including (a) Rent Reserves, (b) Priority Payables Reserves, (c) reserves for VAT and taxes relating to land, (d) Retention of Title Reserves, (e) reserves for fees payable to an insolvency administrator pursuant to Section 171 of the German Insolvency Code (or relevant successor provision), (f) reserves for the prescribed part of an U.K. Loan Party’s net property that would be made available for the satisfaction of its unsecured liabilities pursuant to Section 176A of the United Kingdom’s Insolvency Act 1986, as amended, (g) reserves with respect to liabilities of an U.K. Loan Party which constitute preferential debts pursuant to Section 386 of the United Kingdom’s Insolvency Act 1986, as amended, (h) reserves for customer deposits, Secured Cash Management Agreements, Secured Hedge Agreements, payroll, licenses and permits, (i) reserves against Eligible Intercompany Accounts of a Seller for any priority claims under Debtor Relief Laws in the jurisdiction in which such Seller who sells such Accounts to MSC Holding B.V. is organized but only to the extent the proceeds of any such Accounts of such Seller have been paid into a Collection Account in the name of that Seller rather than into a Collection Account in the name of MSC Holding B.V., (j) reserves relating to environmental matters affecting any Eligible Real Property and Eligible Machinery and Equipment and (k) reserves for extended or extendible retention of title over Accounts. With respect to any Secured Cash Management Agreement and any Secured Hedge Agreement, Reserves will only be taken to the extent Obligations thereunder are in respect of a Designated Secured Cash Management Agreement or a Designated Secured Hedge Agreement and such aggregate Obligations in respect of Designated Secured Cash Management Agreements and Designated Secured Hedge Agreements shall not exceed $50.0 million at any one time. It is understood and agreed that, as of the Amendment Effective Date, other than as agreed on or prior to the Amendment Effective Date between the Administrative Agent and the U.S. Borrower and set forth in the Borrowing Base Certificate delivered in connection with the Amendment Agreement, the Administrative Agent does not know of any other circumstance or condition with respect to the Accounts, Inventory, Equipment, Real Property or any Borrowing Base that would require the imposition of a Reserve which has not been imposed as of the Amendment Effective Date.
For the avoidance of doubt, it is understood and agreed that Accounts and Inventory of the Loan Parties that are or may be subject to retention of title claims or extended retention of title claims and that are otherwise Eligible Receivables or Eligible Inventory shall not be deemed ineligible as a result thereof; provided that the Administrative Agent may establish Retention of Title Reserves against the Borrowing Base in the exercise of its Reasonable Credit Judgment as a result of such claims as set forth in Exhibit F.
“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person (and, in respect of a Foreign Subsidiary Loan Party, any director of such Foreign Subsidiary Loan Party acting in such capacity) and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
“Retention of Title Reserve” shall mean reserves in respect of Inventory (a) for which any contract, supplemental document, purchase order or invoice relating to such Inventory expressly includes retention of title rights in favor of the vendor or supplier thereof or (b) where the relevant laws permit, a vendor or supplier to unilaterally impose retention of title rights; provided that Inventory of any Loan Party which may be subject to any rights of retention of title shall not be subject to a Retention of Title Reserve in the event that (i) the Administrative Agent shall have received evidence satisfactory to it that the full purchase price of such Inventory has, or will have, been paid prior, or upon the delivery of, such

Inventory to the relevant Loan Party or (ii) a Letter of Credit has been issued under and in accordance with the terms of this Agreement for the purchase of such Inventory. The Retention of Title Reserve shall be calculated as provided in Exhibit F.
“Reuters Screen CDOR Page” shall mean the display designated as page CDOR on the Reuters Monitor Money Rates Service or such other page as may, from time to time, replace that page on that service for the purpose of displaying bid quotations for bankers’ acceptances accepted by leading Canadian banks.
“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.
“Revolving Facility Commitment” shall mean, with respect to any Lender, at any time, the commitment of such Lender to make Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Facility Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04 and (c) increased as provided under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment as of the Closing Date is set forth on Schedule 2.01 or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable.
“Revolving Facility Exposure” shall mean, at any time, the sum of (a) the U.S. Dollar Equivalent of the aggregate principal amount of the Revolving Facility Loans outstanding at such time, (b) the Swingline Exposure at such time and (c) the Revolving L/C Exposure at such time, minus, for the purpose of Section 2.09(b), the amount of Revolving L/C Exposure that has been Cash Collateralized in accordance with Section 2.05(j) or (k) at such time. The Revolving Facility Exposure of any Lender at any time shall be the product of (i) such Lender’s Revolving Facility Percentage with respect to the Commitments and (ii) the Total Revolving Facility Exposure at such time.
“Revolving Facility Loans” shall have the meaning assigned to such term in Section 2.01(a).
“Revolving Facility Percentage” shall mean, at any time, with respect to any Lender, the percentage of the Revolving Facility Commitments of all Lenders of a Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of any Class have terminated or expired, the Revolving Facility Percentage of such Class shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04. Notwithstanding the foregoing, in the case of Section 2.23, when a Defaulting Lender shall exist, Revolving Facility Percentage shall be determined without regard to any Defaulting Lender’s Revolving Facility Commitment.
“Revolving L/C Exposure” shall mean, at any time, the sum of (a) the U.S. Dollar Equivalent of the aggregate undrawn amount of all Letters of Credit at such time and (b) the U.S. Dollar Equivalent of the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Lender at any time shall be the product of (x) such Lender’s Revolving Facility Percentage and (y) the aggregate Revolving L/C Exposure of all Lenders, collectively, at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
“S&P” shall mean Standard & Poor’s Ratings Group, Inc. or any successor thereto.
“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.
“Schedule I Lender” shall mean any Lender named on Schedule I to the Bank Act (Canada).
“Schedule I Reference Lenders” shall mean any Schedule I Lender as may be agreed by the Canadian Borrower and the Administrative Agent from time to time.
“Schedule II/III Reference Lenders” shall mean JPMorgan Chase Bank, Toronto Branch, Credit Suisse Toronto Branch and Citibank Canada Branch.
“Screen Rate” shall have the meaning assigned to such term in the definition of “LIBO Rate”.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Second Lien Intercreditor Agreement” shall mean (a) the Amended and Restated Intercreditor Agreement, dated as of January 31, 2013, among JPMCB, as intercreditor agent and senior-priority agent for the ABL Secured Parties (as defined in that certain Joinder and Supplement to Intercreditor Agreement, dated as of March 28, 2013), Wilmington Trust Company, as trustee and collateral agent for the holders of the Second Lien Notes, Wilmington Trust, National Association, as senior-priority agent for the holders of the 1-1/2 Lien Notes, Wilmington Trust, National Association, as senior-priority agent for the holders of the First Lien Notes, Holdings, the U.S. Borrower and the Domestic Subsidiaries party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, and (b) any replacement thereof that contains terms not materially less favorable to the Lenders than the terms contained in the Amended and Restated Intercreditor Agreement referred to in clause (a) above.
“Second Lien Notes” shall mean $574,016 million aggregate principal amount of Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance ULC 9.0% Second-Priority Senior Secured Notes due 2020 issued under the Second Lien Notes Documents.
“Second Lien Notes Documents” shall mean the indentures under which the Second Lien Notes are issued and all other instruments, agreements and other documents evidencing or governing the Second Lien Notes or providing for any security, guarantee or other right in respect thereof.
“Second-Priority Lien” shall mean (a) Liens that are “Second-Priority Liens” (as defined in the Second Lien Intercreditor Agreement) under the agreements that are subject to the terms of the Second Lien Intercreditor Agreement, (b) Liens that are “Second-Priority Liens” (as defined in the 1-1/2 Lien Intercreditor Agreement) under the agreements that are subject to the terms of the 1-1/2 Lien Intercreditor Agreement, and (c) other Liens (other than Liens securing the Obligations) that are subordinated to the

Liens securing the Obligations pursuant to, and otherwise subject to the terms of, any other Intercreditor Agreement (it being understood that such Liens may be senior in priority to, or pari passu with, or junior in priority to, the Liens securing the 1-1/2 Lien Notes or the Second Lien Notes).
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank, except to the extent that such Cash Management Agreement is designated in writing by the U.S. Borrower to the Administrative Agent not to be included as a Secured Cash Management Agreement; provided that, if a Cash Management Agreement constitutes a Secured Cash Management Agreement hereunder, such Secured Cash Management Agreement shall not thereafter be designated by the U.S. Borrower to no longer constitute a Secured Cash Management Agreement unless the relevant Cash Management Bank acknowledges such designation.
“Secured Hedge Agreement” shall mean any Swap Agreement that is entered into by and between any Loan Party and any Hedge Bank, except to the extent that such Swap Agreement is designated in writing by the U.S. Borrower to the Administrative Agent not to be included as a Secured Hedge Agreement; provided that, if a Swap Agreement constitutes a Secured Hedge Agreement hereunder, such Secured Hedge Agreement shall not thereafter be designated by the U.S. Borrower to no longer constitute a Secured Hedge Agreement unless the relevant Hedge Bank acknowledges such designation.
“Secured Parties” shall mean (a) the Lenders and the Agents, (b) each Issuing Bank, (c) each counterparty to any Ancillary Agreement (to the extent the obligations thereunder constitute Obligations), (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (e) the successors and permitted assigns of each of the foregoing.
“Security Documents” shall mean the Mortgages, the Collateral Agreement, the U.S. Guarantee Agreement, the Foreign Guarantee Agreement, the Foreign Security Documents, any Intercreditor Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.
“Sellers” shall have the meaning given to it in the ARPA.
“Senior Secured Bank Debt” at any date shall mean (a) the aggregate principal amount of Consolidated Debt outstanding at such date that consists of, without duplication, Indebtedness secured by a first-priority Lien on any portion of the Collateral (other than letters of credit to the extent undrawn and not supporting Indebtedness of the type included in Consolidated Debt) minus (b) Unrestricted Cash and Permitted Investments of the U.S. Borrower and the Subsidiaries on such date.
“Senior Secured Bank Leverage Ratio” shall mean, on any date, the ratio of (a) Senior Secured Bank Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the U.S. Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that the Senior Secured Bank Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.
“Settlement” shall have the meaning assigned to such term in Section 2.04(c).
“Settlement Date” shall have the meaning assigned to such term in Section 2.04(c).
“Special Majority Lenders” shall mean, at any time, Lenders having Revolving Facility Exposure and Available Unused Commitments, that, taken together, represent more than 66⅔% of the sum of (a) the Total Revolving Facility Exposure and (b) the aggregate Available Unused Commitments of all

Lenders at such time. The Revolving Facility Exposure and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining the Special Majority Lenders at any time.
“Special Purpose Receivables Subsidiary” shall mean a Subsidiary of the U.S. Borrower established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the U.S. Borrower or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the U.S. Borrower or any such Subsidiary becomes subject to a proceeding under any Debtor Relief Law.
“Specified Sublimit” shall have the meaning assigned to such term in Section 2.01(a).
“Specified Time” means 11:00 a.m. London time.
“Statutory Reserves” shall mean, with respect to any currency, the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve percentages shall, in the case of U.S. Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Revolving Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.
“Sterling” or “₤” shall mean the lawful currency of the United Kingdom.
“Subagent” shall have the meaning assigned to such term in Section 8.02.
“Submitted Reference Bank Rate” means, as to any Reference Bank, the rate (rounded upward to four decimal places) supplied to the Administrative Agent at its request by such Reference Banks as of the Specified Time on the Quotation Day for Loans in Dollars or Sterling, as applicable, and the applicable Interest Period as the rate at which such Reference Bank could borrow funds in the London interbank market in Dollars or Sterling, as applicable, and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period; provided that upon supplying such Submitted Reference Bank Rate to the Administrative Agent, such Reference Bank shall certify that it has not submitted or shared such Submitted Reference Bank Rate with any individual who is formally designated as being involved in the ICE LIBOR submission process.
“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the U.S. Borrower, other than any Unrestricted Subsidiary.
“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50.0% of the equity or more than 50.0% of the ordinary voting power or more than 50.0% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary Loan Party” shall mean each Subsidiary that is (a) a Domestic Subsidiary Loan Party or (b) a Foreign Subsidiary Loan Party.
“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.
“Super Majority Lenders” shall mean, at any time, Lenders having Revolving Facility Exposure and Available Unused Commitments, that, taken together, represent more than 80.0% of the sum of (a) the Total Revolving Facility Exposure and (b) the aggregate Available Unused Commitments of all Lenders at such time. The Revolving Facility Exposure and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining the Super Majority Lenders at any time.
“Swap” shall mean any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the U.S. Borrower or any of the Subsidiaries shall be a Swap Agreement.
“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.
“Swingline Borrowing Request” shall mean a request by a Borrower substantially in the form of Exhibit C-2.
“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans to the U.S. Borrower, the Dutch Borrower, the German Borrower and the U.K. Borrowers pursuant to Section 2.04, expressed as an amount representing the maximum aggregate permitted amount of Swingline Loans to the U.S. Borrower, the Dutch Borrower, the German Borrower and the U.K. Borrowers. The aggregate U.S. Dollar Equivalent amount of the Swingline Commitment on the Amendment Effective Date is $30.0 million.
“Swingline Exposure” shall mean, at any time, the aggregate U.S. Dollar Equivalent principal amount of all outstanding Swingline Borrowings by the U.S. Borrower, the Dutch Borrower, the German Borrower and the U.K. Borrowers at such time. The Swingline Exposure of any Lender at any time shall be the product of (a) such Lender’s Revolving Facility Percentage and (y) the aggregate Swingline Exposure of all Lenders at such time.
“Swingline Lender” shall mean JPMCB, in its capacity as a Lender of Swingline Loans.
“Swingline Loans” shall mean the swingline loans made to the U.S. Borrower, the Dutch Borrower, the German Borrower and the U.K. Borrowers pursuant to Section 2.04.
“Syndication Agent” shall mean, collectively, JPMCB, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA and UBS Securities LLC.

“Tax Distributions” shall mean (A) with respect to each tax year or portion thereof that any Parent Entity qualifies as a Flow Through Entity, the distribution by the U.S. Borrower to the holders of Equity Interests of such Parent Entity of an amount equal to the product of (i) the amount of aggregate net taxable income of the U.S. Borrower allocated to the holders of Equity Interests of the U.S. Borrower for such period and (ii) the Presumed Tax Rate for such period; and (B) with respect to any tax year or portion thereof that any Parent Entity does not qualify as a Flow Through Entity, the payment of dividends or other distributions to such Parent Entity that files a consolidated U.S. federal tax return that includes the U.S. Borrower and the Subsidiaries in an amount not to exceed the amount that the U.S. Borrower and the Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if the U.S. Borrower and the Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group).
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all interest and penalties related thereto.
“Termination Date” shall mean the date on which (a) the Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than in respect of contingent indemnification and expense reimbursement claims not then due) shall have been paid in full and (c) all Letters of Credit (other than those that have been Cash Collateralized in accordance with Section 2.05(j) or (k)) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full.
“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the U.S. Borrower then most recently ended for which financial statements are available (taken as one accounting period).
“Total Revolving Facility Commitments” shall mean, on any day, the aggregate of the Revolving Facility Commitments of all Lenders. The Total Revolving Facility Commitments as of the Amendment Effective Date are $400.0 million.
“Total Revolving Facility Exposure” shall mean, at any time, the sum of the Revolving Facility Exposures of all Lenders at such time.
“Transactions” shall mean the “Transactions” as defined in the 2013 Credit Agreement.
“TRE Program” shall mean a Permitted Receivables Financing program that is operated by The Receivables Exchange, LLC.
“TRE Receivables” shall mean the Accounts of the U.S. Borrower and its Subsidiaries subject to the TRE Program.
“Treaty” shall have the meaning given to such term in the definition of “Treaty State”.
“Treaty Lender” shall mean a Lender or Issuing Bank which is beneficially entitled to interest payable to it in respect of any Loan or otherwise under any Loan Document and (a) is treated as a resident of a Treaty State for the purposes of the Treaty, and (b) does not carry on a business in the U.K. through a permanent establishment with which its participation in the Loan, Letter of Credit other Commitment is effectively connected.

“Treaty State” shall mean a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Eurocurrency Rate, ABR, any Base Rate and the Discount B/A Rate.
“Unfunded Pension Liability” shall mean the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.
“U.K. Borrowers” shall have the meaning assigned to such term in the preamble hereto.
“U.K. Borrowing Base” shall mean, with respect to the U.K. Loan Parties at any time, subject to the Eligibility Adjustment Principles and Borrowing Base Acquisition Adjustment Principles, the amount (expressed as a U.S. Dollar Equivalent amount) equal to:
(a)    the sum of:
(i)    in the case of Eligible Receivables, the product of (A) 85.0% multiplied by (B) the difference of (x) the amount in U.S. Dollars of all Eligible Receivables of such U.K. Loan Parties minus (y) the Dilution Reserve with respect to such Eligible Receivables (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time); and
(ii)    in the case of Eligible Inventory, the lesser of (A) 70.0% of the value of Eligible Inventory of such U.K. Loan Parties (valued, for each class of such Eligible Inventory, at the lower of cost and market on a first in, first out basis) consisting of each class of such Eligible Inventory at such time and (B) 85.0% of Net Orderly Liquidation Value of such Eligible Inventory of such U.K. Loan Parties constituting each class of Eligible Inventory at such time; and
(iii)     in the case of Eligible Machinery and Equipment, 80.0% of the Net Orderly Liquidation Value In-Place of the Eligible Machinery and Equipment of such U.K. Loan Parties; and
(iv)    in the case of Eligible Real Property, 75.0% of the Appraised Fair Market Value of Eligible Real Property of such U.K. Loan Party;
minus
(b)    any applicable Reserve then in effect to the extent applicable to such U.K. Loan Parties or such Eligible Receivables, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property;
provided, however, that the U.K. Borrowing Base (together with the Dutch Borrowing Base and the German Borrowing Base) shall not constitute more than the greater of (i) 50.0% of the Total Revolving Facility Commitments and (ii) 50.0% of the Global Borrowing Base (calculated prior to giving effect to such limitation).

The specified percentages set forth in this definition will not be reduced without the consent of the U.S. Borrower.
“U.K. Loan Parties” shall mean the U.K. Borrowers and any Subsidiary of the U.S. Borrower incorporated or organized under the laws of England and Wales that is or hereafter becomes a party to the Foreign Guarantee Agreement.
“U.K. Security Documents” shall mean all English law security agreements delivered pursuant to this Agreement and granted by any Loan Party and all confirmations and acknowledgements thereof, in each case relating to the grant to the Collateral Agent of a security interest in the ABL Priority Collateral owned by such Loan Party.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“Unrestricted Cash” shall mean cash or cash equivalents of the U.S. Borrower or any Subsidiary that would not appear as “restricted” on a consolidated balance sheet of the U.S. Borrower or any Subsidiary.
“Unrestricted Subsidiary” shall mean (a) any subsidiary of the U.S. Borrower identified on Schedule 1.01(d), (b) any additional subsidiary of the U.S. Borrower that is designated by the U.S. Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the U.S. Borrower shall only be permitted to so designate a new Unrestricted Subsidiary so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the U.S. Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04, and any prior or concurrent Investments in such Subsidiary by the U.S. Borrower or any Subsidiaries shall be deemed to have been made under Section 6.04, (iii) without duplication of clause (ii), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04, and (iv) such Subsidiary shall have been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under the Notes and all Permitted Refinancing Indebtedness in respect thereof and, to the extent any Disqualified Stock has terms and conditions consistent with the Notes, all such Disqualified Stock, and (c) any subsidiary of an Unrestricted Subsidiary. The U.S. Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) such Unrestricted Subsidiary, both before and after giving effect to such designation, shall be a Wholly Owned Subsidiary of the U.S. Borrower, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (iv) the U.S. Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the U.S. Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iii), inclusive.
“U.S.A. Patriot Act” shall mean the U.S.A. Patriot Act, Title III of Pub.L. No. 107-56 (signed into law October 26, 2001), as amended.

“U.S. Base Rate” shall mean, for any day, the rate of interest per annum equal to the higher of (a) the interest rate per annum publicly announced from time to time by the Administrative Agent as its reference rate in effect on such day at its principal office in Toronto for determining interest rates applicable to commercial loans denominated in U.S. Dollars in Canada (each change in such reference rate being effective from and including the date such change is publicly announced as being effective) and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.0%.
“U.S. Base Rate Borrowing” shall mean a Borrowing consisting of U.S. Base Rate Loans.
“U.S. Base Rate Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the U.S. Base Rate in accordance with the provisions of Article II.
“U.S. Borrower” shall have the meaning assigned to such term in the preamble hereto.
“U.S. Borrowing Base” shall mean, with respect to the Domestic Loan Parties at any time, subject to the Eligibility Adjustment Principles and Borrowing Base Acquisition Adjustment Principles, the amount (expressed as a U.S. Dollar Equivalent amount) equal to:
(a)    the sum of:
(i)    in the case of Eligible Receivables, the product of (A) 85.0% multiplied by (B) the difference of (x) the amount in U.S. Dollars of all Eligible Receivables of such Domestic Loan Parties minus (y) the Dilution Reserve with respect to such Eligible Receivables (calculated net of all finance charges, late fees and other fees that are unearned, sales, excise or similar taxes, and credits or allowances granted at such time); and
(ii)    in the case of Eligible Inventory, the lesser of (A) 70.0% of the value of Eligible Inventory of such Domestic Loan Parties (valued, for each class of such Eligible Inventory, at the lower of cost and market on a first in, first out basis) consisting of each class of such Eligible Inventory at such time and (B) 85.0% of Net Orderly Liquidation Value of such Eligible Inventory of such Domestic Loan Parties constituting each class of Eligible Inventory at such time;
minus
(b)    any applicable Reserve then in effect to the extent applicable to such Domestic Loan Parties or such Eligible Receivables and Eligible Inventory.
The specified percentages set forth in this definition will not be reduced without the consent of the U.S. Borrower.
“U.S. Dollar Equivalent” shall mean, on any date of determination, (a) with respect to any amount in U.S. Dollars, such amount, and (b) with respect to any amount in any other currency, the equivalent in U.S. Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.04 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.
“U.S. Dollars” or “$” shall mean lawful money of the United States of America.

“U.S. Guarantee Agreement” shall mean the U.S. Guarantee Agreement, dated as of the Closing Date, among Holdings, the U.S. Borrower, each Domestic Subsidiary Loan Party party thereto and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.
“U.S. Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans to the applicable U.S. Borrower.
“U.S. Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate at its offices at 270 Park Avenue, New York City; each change in the U.S. Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“U.S. Revolving Facility Exposure” shall mean, at any time, that portion of the Total Revolving Facility Exposure comprising (a) aggregate Revolving Facility Loans borrowed by the U.S. Borrower, (b) Swingline Exposure to the U.S. Borrower and (c) Revolving L/C Exposure to the U.S. Borrower.
“U.S. Sublimit” shall have the meaning assigned to such term in Section 2.01(a).
“VAT” shall mean any tax imposed by EC Directive 2006/112/EC on the Common System of value added tax, and any national legislation implementing that directive (including the United Kingdom’s Value Added Tax Act 1994), together with any legislation supplemental thereto, and any other tax of a similar nature and all penalties, costs and interest related thereto.
“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Yield Differential” shall have the meaning assigned to such term in Section 2.21(b).
Section 1.02    Terms Generally.

(a)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, (vi) references to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time, (vii) all references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to

Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require and (viii) except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements hereof and thereof.

(b)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof; provided further, that if any Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies any Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c)    In this Agreement, where it relates to the German Borrower, a reference to (i) a necessary action to authorize, where applicable, includes without limitation, obtaining an unconditional positive advice from the competent works council(s), (ii) a security interest includes any mortgage (Grundschuld, Hypothek), pledge (Pfandrecht), retention of title arrangement (Eigentumsvorbehalt), right of retention (Zurückbehaltungsrecht), right to reclaim goods (Herausgabeansprüche) and any other right in rem created for the purpose of granting security, (iii) a winding-up or dissolution includes a German entity being dissolved (aufgelöst) and administration includes a German entity being declared bankrupt (insolvent), (iv) any step or procedure taken in connection with insolvency proceedings includes a German entity having applied for bankruptcy (Insolvenzantrag) or the opening of bankruptcy proceedings (Insolvenzeröffnung) and (v) an administrator includes an “Insolvenzverwalter”.

Section 1.03    Effectuation of Transactions. Each of the representations and warranties of Holdings and the Borrowers contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions (or such portion thereof as shall be consummated as of the date of the applicable representation or warranty), unless the context otherwise requires.

Section 1.04    Currency Translation.

(a)    For purposes of determining compliance as of any date with Section 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07 or 6.10 (other than for purposes of calculating the Senior Secured Bank Leverage Ratio, as used in any such Section, which shall be calculated in accordance with the definition thereof), amounts incurred or outstanding in currencies other than U.S. Dollars shall be translated into U.S. Dollars at the Exchange Rate in effect on the first Business Day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in U.S. Dollars in Section 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07 or 6.10 or paragraph (f) or (j) of Section 7.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

(b)    (i)    The Administrative Agent shall determine the U.S. Dollar Equivalent of any Letter of Credit denominated in any Alternative Currency as of each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of each request for the issuance, amendment, renewal or extension of such Alternative Currency Letter of Credit, using the Exchange Rate for the applicable currency in relation to U.S. Dollars in effect on the date of determination, and each such amount shall be the U.S. Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section 1.04(b)(i). The Administrative Agent shall in addition determine the U.S. Dollar Equivalent of any Letter of Credit denominated in any Alternative Currency as of the CAM Exchange Date as set forth in Section 10.02.

(ii)    The Administrative Agent shall determine the U.S. Dollar Equivalent of any Borrowing denominated in any Alternative Currency or any B/A accepted and purchased under Section 2.06 as of each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of a Borrowing Request, Interest Election Request or request for an acceptance and purchase of B/As with respect to such Borrowing or B/A, in each case using the Exchange Rate for the applicable currency in relation to U.S. Dollars in effect on the date of determination, and each such amount shall be the U.S. Dollar Equivalent of such Borrowing or B/A until the next required calculation thereof pursuant to this Section 1.04(b)(ii). The Administrative Agent shall in addition determine the U.S. Dollar Equivalent of any Borrowing denominated in any Alternative Currency or any B/A accepted and purchased under Section 2.06 as of the CAM Exchange Date as set forth in Section 10.01.

(iii)    The U.S. Dollar Equivalent of any L/C Disbursement made by any Issuing Bank in any Alternative Currency and not reimbursed by the applicable Borrower shall be determined as set forth in paragraphs (e) or (n) of Section 2.05, as applicable. In addition, the U.S. Dollar Equivalent of the Revolving L/C Exposure shall be determined as set forth in paragraph (j) of Section 2.05, at the time and in the circumstances specified therein.

(iv)    The Administrative Agent shall notify the Borrowers, the applicable Lenders and the applicable Issuing Bank of each calculation of the U.S. Dollar Equivalent of each Letter of Credit, Borrowing, B/A accepted and purchased hereunder and L/C Disbursement.

ARTICLE II
THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein:

(a)Revolving Facility Loans. Each Lender severally agrees to make a loan or loans from time to time during the Availability Period (each, a “Revolving Facility Loan”) (i) in U.S. Dollars or euro to the U.S. Borrower from such Lender’s U.S. Lending Office or Euro Lending Office (or any other

Lending Office of such Lender, as such Lender may designate), (ii) in Canadian Dollars or U.S. Dollars to the Canadian Borrower from its Canadian Lending Office or U.S. Lending Office (or any other Lending Office of such Lender, as such Lender may designate) and/or to cause its Canadian Lending Office (or any other Lending Office of such Lender, as such Lender may designate) to accept and purchase or arrange for the acceptance and purchase of drafts drawn by the Canadian Borrower in Canadian Dollars as B/As, (iii) in U.S. Dollars or euro to each of the Dutch Borrower and the German Borrower from such Lender’s U.S. Lending Office or Euro Lending Office (or any other Lending Office of such Lender, as such Lender may designate), and (iv) in euro, U.S. Dollars or Sterling to each U.K. Borrower from such Lender’s Euro Lending Office or U.S. Lending Office (or any other Lending Office of such Lender, as such Lender may designate), in each case after giving effect thereto and to the application of proceeds thereof, in an aggregate principal amount that will not result in (I) such Lender’s Revolving Facility Loans exceeding the Revolving Facility Commitment of such Lender, (II) such Lender’s Revolving Facility Exposure exceeding the Revolving Facility Commitment of such Lender, (III) the Total Revolving Facility Exposure exceeding the lesser of (x) the Total Revolving Facility Commitments and (y) the Global Borrowing Base, (IV) the aggregate U.S. Revolving Facility Exposure exceeding the U.S. Borrowing Base (the “U.S. Sublimit”) or (V) (x) the Total Revolving Facility Exposure less the German Revolving Facility Exposure exceeding (y) the Global Borrowing Base less the German Borrowing Base (the “Specified Sublimit”).

(b)    Overadvances. Insofar as the Borrowers may request and the Administrative Agent or Required Lenders may be willing in their sole and absolute discretion to make (x) any Revolving Facility Loans to any Borrower at a time when (A) the Total Revolving Facility Exposure exceeds, or would exceed with the making of any such Revolving Facility Loan, the Global Borrowing Base or (B) the Total Revolving Facility Exposure less the German Revolving Facility Exposure exceeds, or would exceed with the making of any such Revolving Facility Loan, the Specified Sublimit or (y) any Revolving Facility Loans to the U.S. Borrower at a time when the U.S. Revolving Facility Exposure exceeds, or would exceed with the making of any such Revolving Facility Loan, the U.S. Sublimit (any such Loan or Loans made under clauses (x) or (y) above being herein referred to individually as an “Overadvance”), the Administrative Agent or Required Lenders shall make, or require the Lenders to make, such Overadvances available to the applicable Borrower. All Overadvances shall be secured by the Collateral in accordance with the terms hereof and of the Security Documents and shall bear interest as provided in this Agreement for the Revolving Facility Loans generally. Any Overadvance made pursuant to the terms hereof shall be made by the Lenders ratably in accordance with their Revolving Facility Percentages. The foregoing notwithstanding, in no event (i) unless otherwise consented to by the Required Lenders, shall Overadvances, together with the Protective Advances then outstanding, in the aggregate exceed 5.0% of the then applicable Global Borrowing Base, (ii) shall any Overadvances be outstanding for more than 45 consecutive days, (iii) unless otherwise consented to by the Required Lenders, after all outstanding Overadvances have been repaid, shall the Administrative Agent or the Lenders make any additional Overadvances unless 30 days or more have expired since the last date on which any Overadvances were outstanding or (iv) unless otherwise consented to by each affected Lender, shall the Administrative Agent make any Revolving Facility Loans on behalf of the applicable Lenders under this Section 2.01(b) to the extent such Revolving Facility Loans would cause such Lender’s share of the Revolving Facility Exposure to exceed such Lender’s aggregate Revolving Facility Commitment. The Required Lenders may at any time revoke the Administrative Agent’s authorization to make future Overadvances (provided that existing Overadvances shall not be subject to such revocation and any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof). If Overadvances are made in accordance with this Section 2.01(b), then (A) the Global Borrowing Base, U.S. Sublimit and Specified Sublimit, as applicable, shall thereafter be deemed ratably increased by the amount of such permitted Overadvances, but only for so long as the Administrative Agent allows such Overadvances to be outstanding and (B) all Lenders shall be bound to make, or permit to remain outstanding, such Overadvances based upon their applicable Revolving Facility Percentages in accordance with the terms of this Agreement.

(c)    Protective Advances. Upon the occurrence and during the continuance of an Event of Default or upon the inability of the Borrowers to satisfy the conditions to borrowing set forth in Section 4.01(b) after the Closing Date, the Administrative Agent, in its sole discretion, may make Revolving Facility Loans to any Borrower on behalf of the Lenders, so long as the aggregate amount of such Revolving Facility Loans shall not, together with the aggregate amount of all Overadvances then outstanding, exceed 5.0% of the then applicable Global Borrowing Base, if the Administrative Agent, in its Reasonable Credit Judgment, deems that such Revolving Facility Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood, or maximize the amount of, repayment of the Loans and the other Obligations, or (iii) to pay any other amount chargeable to the Borrowers pursuant to this Agreement (such Revolving Facility Loans, hereinafter, each a “Protective Advance” and, together, “Protective Advances”); provided that (x) in no event shall the Total Revolving Facility Exposure exceed the Total Revolving Facility Commitments, (y) the Required Lenders may at any time revoke the Administrative Agent’s authorization to make future Protective Advances (provided that existing Protective Advances shall not be subject to such revocation and any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof) and (z) unless otherwise consented to by each affected Lender, the Administrative Agent may not make Revolving Facility Loans on behalf of the applicable Lenders under this Section 2.01(c) to the extent such Revolving Facility Loans would cause a Lender’s share of the Revolving Facility Exposure to exceed such Lender’s Revolving Facility Commitment. Any Protective Advance made pursuant to the terms hereof shall be made by the Lenders ratably in accordance with their Revolving Facility Percentages. If Protective Advances are made in accordance with this Section 2.01(c), then (A) each Borrowing Base shall thereafter be deemed ratably increased by the amount of such permitted Protective Advances, but only for so long as the Administrative Agent allows such Protective Advances to be outstanding and (B) all Lenders shall be bound to make, or permit to remain outstanding, such Protective Advances based upon their applicable Revolving Facility Percentages in accordance with the terms of this Agreement.

(d)    Incremental Revolving Facility Commitments. Each Lender having an Incremental Revolving Facility Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Revolving Facility Loans to any Borrower, in a U.S. Dollar Equivalent aggregate principal amount not to exceed its Incremental Revolving Facility Commitment.

(e)    Prepayment; Reborrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Facility Loans.

Section 2.02    Loans and Borrowings

(a)    Each Loan shall be made as part of a Borrowing consisting of Loans in the same currency and of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments (or, in the case of Swingline Loans, by the Swingline Lender in accordance with its Swingline Commitment). The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Subject to Section 2.15, (i) in the case of the U.S. Borrower, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Revolving Loans as the U.S. Borrower may request in accordance herewith; (ii) in the case of the Canadian Borrower, each Borrowing (A) denominated in U.S. Dollars shall be comprised entirely of U.S. Base Rate Loans or Eurocurrency Revolving Loans as the Canadian Borrower may request in accordance herewith and (B) denominated in Canadian Dollars shall be comprised entirely of Canadian Base Rate Loans or B/A Drawings; and (iii) in the case of the Dutch Borrower, the German Borrower and the U.K. Borrowers, each Borrowing shall be comprised entirely of Base Rate Loans or Eurocurrency Revolving Loans as the applicable Borrower may request in accordance herewith. Each Swingline Borrowing made by the U.S. Borrower shall be an ABR Borrowing. Each Swingline Borrowing made by the Dutch Borrower, the German Borrower or a U.K. Borrower shall be an Overnight LIBO Borrowing. Each Lender at its option may make any ABR Loan, Base Rate Loan or Eurocurrency Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.16 or 2.18 solely in respect of increased costs or taxes resulting from such exercise and existing at the time of such exercise.

(c)    At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that (i) each ABR Revolving Borrowing or Base Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing or Base Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Revolving Borrowings outstanding.

(d)    Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing or B/A Drawing if the Interest Period or Contract Period requested with respect thereto would end after the Maturity Date of any Class.

(e)    Any Loan to the Dutch Borrower or, to the extent provided before any Loan, any issuance of a Letter of Credit under section 2.05(b) at the request of the Dutch Borrower shall at all times be provided by a Lender and Issuing Bank that is a Non-Public Lender.

Section 2.03    Requests for Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request (as provided in Section 9.01) by telephone (provided that Borrowings by a U.K. Borrower, the Dutch Borrower or the German Borrower cannot be made by telephone and must be made in writing) (a) in the case of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Base Rate Borrowing in Sterling or euros, not later than 12:00 p.m., Local Time, two Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing or Base Rate Borrowing in U.S. Dollars or Canadian Dollars, not later than 12:00 p.m., Local Time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing or a Base Rate Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall (in the case of a telephone request) be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the Borrower requesting such Borrowing;

(ii)the Class of such Borrowing;

(iii)the currency and aggregate amount of the requested Borrowing, which amount shall not result in (A) the Total Revolving Facility Exposure exceeding the lesser of (x) the Total Revolving Facility Commitments and (y) the Global Borrowing Base, (B) the aggregate U.S. Revolving Facility Exposure exceeding the U.S. Sublimit or (C) the Total Revolving Facility Exposure less the German Revolving Facility Exposure exceeding the Specified Sublimit;

(iv)the date of such Borrowing, which shall be a Business Day;

(v)whether such Borrowing is to be an ABR Borrowing, a Base Rate Borrowing or a Eurocurrency Revolving Borrowing;

(vi)in the case of a Eurocurrency Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii)the location and number of the applicable Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (i) in the case of a Revolving Borrowing by the U.S. Borrower, an ABR Borrowing and (ii) in the case of any other Revolving Borrowing, a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Loan requested pursuant to this Section 2.03. The proceeds of each Loan requested under this Section 2.03 shall be disbursed by the Administrative Agent in the applicable currency in immediately available funds, by wire transfer to such bank account as may be agreed upon by the applicable Borrower and the Administrative Agent from time to time or elsewhere if pursuant to a written direction from such Borrower. If at any time any Loan is funded in excess of the amount requested by the applicable Borrower, such Borrower agrees to repay the excess to the Administrative Agent promptly upon the earlier to occur of (x) such Borrower’s discovery of the error and (y) notice thereof to such Borrower from the Administrative Agent or any applicable Lender.
Section 2.04    Swingline Loans

(a)    Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in U.S. Dollars to the U.S. Borrower, in euro to the Dutch Borrower and the German Borrower, and in euro, U.S. Dollars and Sterling to the U.K. Borrowers, from time to time during the applicable Availability Period, in the U.S. Dollar Equivalent of an aggregate principal amount at any time outstanding that will not result in (i) the Swingline Exposure exceeding the Swingline Commitment, (ii) the aggregate U.S. Revolving Facility Exposure exceeding the U.S. Sublimit, (iii) the Total Revolving Facility Exposure exceeding the lesser of (A) the Total Revolving Facility Commitments and (B) the Global Borrowing Base or (iv) the Total Revolving Facility Exposure less the German Revolving Facility Exposure exceeding the Specified Sublimit; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Each Swingline Borrowing shall be in an amount that is an integral multiple of $100,000, €100,000 or £100,000, as the case may be, and not less than $1,000,000, €1,000,000 or £1,000,000, as the case may be. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower, the Dutch Borrower, the German Borrower and the U.K. Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)    To request a Swingline Borrowing, the applicable Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by a Swingline Borrowing Request by electronic means) (provided that Swingline Borrowings by a U.K. Borrower, the Dutch Borrower or the German Borrower cannot be made by telephone and must be made in writing), not later than 12:00 p.m., Local Time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the Borrower requesting such Swingline Borrowing, (ii) the requested date (which shall be a Business Day), (iii) the currency and amount of the requested Swingline Borrowing and (iv) in the case of a Swingline Borrowing to be made by the Dutch Borrower, the German Borrower or a U.K. Borrower, the Interest Period to be applicable thereto, which shall be a period contemplated by clause (b) of the definition of “Interest Period”. The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan to be made by it hereunder in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the applicable Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

(c)    The Swingline Lender may (but is not obligated to) require Lenders to acquire participations in all or a portion of the outstanding Swingline Loans made by it (“Settlement”) on a weekly basis by written notice to the Administrative Agent not later than 12:00 p.m., Local Time, on the date of such requested Settlement (the “Settlement Date”) with regards to Swingline Loans which are ABR Loans or two Business Days prior to the Settlement Date with regards to Overnight LIBO Borrowings. Such notice shall specify the aggregate amount and currency of such Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Lender’s Revolving Facility Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the Swingline Lender, such Lender’s Revolving Facility Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the

Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the U.S. Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

Section 2.05    Letters of Credit

(a)    General. Subject to the terms and conditions set forth herein, each of the Borrowers may request the issuance of Letters of Credit denominated in U.S. Dollars or Alternative Currencies, in each case for its own account (or for the account of a Subsidiary, so long as such Borrower and such Subsidiary are co-applicants) in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period prior to the date that is five (5) Business Days prior to the Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)    Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic renewal in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment, renewal or extension, or such lesser time as acceptable to the U.S. Borrower and the relevant Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, attaching the Letter of Credit which must be in an agreed form (between the U.S. Borrower and the relevant Issuing Bank) and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which may be U.S. Dollars or any Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, as the case may be, (i) the Revolving L/C Exposure will not exceed the Letter of Credit Sublimit, (ii) Total Revolving Facility Exposure will not exceed the lesser of (A) the Total Revolving Facility Commitments and (B) the Global Borrowing Base, (iii) the aggregate U.S. Revolving Facility Exposure will not exceed the U.S. Sublimit, (iv) the Total

Revolving Facility Exposure less the German Revolving Facility Exposure will not exceed the Specified Sublimit and (v) all conditions precedent in Section 4.01 have been satisfied or waived.

(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the U.S. Borrower, the Administrative Agent and the applicable Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year (unless otherwise agreed upon by the U.S. Borrower, the Administrative Agent and the applicable Issuing Bank) after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which, in no event, shall extend beyond the applicable date referred to in clause (ii) of this paragraph (c)) so long as such Letter of Credit permits the applicable Issuing Bank to prevent any such extension at least once in such twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided further that, if the Administrative Agent and the applicable Issuing Bank each consents, in their sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above (so long as, if any such Letter of Credit is outstanding or the expiration date is extended to a date after the date that is five (5) Business Days prior to the Maturity Date, the applicable Borrower shall Cash Collateralize each such Letter of Credit in an amount equal to the Minimum L/C Collateral Amount on or prior to the date that is five (5) Business Days prior to the Maturity Date or, if later, such date of issuance).

(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each such Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in U.S. Dollars, for the account of the applicable Issuing Bank, such Lender’s Revolving Facility Percentage of (i) each L/C Disbursement made by such Issuing Bank in U.S. Dollars and (ii) the U.S. Dollar Equivalent, using the Exchange Rates in effect on the date such payment is required, of each L/C Disbursement made by such Issuing Bank in an Alternative Currency and, in each case, not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason (or if such L/C Disbursement or reimbursement payment was refunded in an Alternative Currency, the U.S. Dollar Equivalent thereof using the Exchange Rate in effect on the date of such refund). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Facility Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Reimbursement. (i) If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement, in the currency in which such L/C Disbursement is made together with accrued interest (based on ABR Loan or the applicable Base Rate Loan of such Borrower, as applicable) thereon from the date of such L/C

Disbursement, not later than 2:00 p.m., Local Time, on the second Business Day after the applicable Borrower receives notice under paragraph (g) of this Section of such L/C Disbursement; provided that the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing, a Base Rate Revolving Borrowing or a Swingline Borrowing, as applicable, in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Base Rate Borrowing or Swingline Borrowing.

(ii)    If a Borrower fails to reimburse any L/C Disbursement when due, then (A) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, such Borrower’s obligation to reimburse the applicable L/C Disbursement shall be permanently converted into an obligation to reimburse the U.S. Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such L/C Disbursement and (B) in the case of each L/C Disbursement, the Administrative Agent shall promptly notify the applicable Issuing Bank and each Lender of the applicable L/C Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Revolving Facility Percentage in U.S. Dollars of the payment then due from such Borrower in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Borrowing, Base Rate Revolving Borrowing or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such L/C Disbursement. If the applicable Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in U.S. Dollars, such Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or Lender or (y) reimburse each L/C Disbursement made in such Alternative Currency in U.S. Dollars, in an amount equal to the U.S. Dollar Equivalent, calculated using the applicable Exchange Rate on the date such L/C Disbursement is made, of such L/C Disbursement.

(f)    Obligations Absolute. The obligation of each Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the applicable Borrower to the extent permitted by applicable law) suffered by such Borrower that are determined by a final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct (found by a final and nonappealable decision of a court of competent jurisdiction) on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make a L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such L/C Disbursement.

(h)    Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that such Borrower reimburses such L/C Disbursement, (i) if such L/C Disbursement is a L/C Disbursement made in U.S. Dollars, and at all times following the conversion to U.S. Dollars of a L/C Disbursement made in an Alternative Currency pursuant to paragraph (e) above, at the rate per annum then applicable to ABR Revolving Loans (in the case of the U.S. Borrower) or Base Rate Loans (in the case of other Borrowers) and (ii) if such L/C Disbursement is a L/C Disbursement made in an Alternative Currency, at all times prior to its conversion to U.S. Dollars pursuant to paragraph (e) above, at the applicable Base Rate plus the Applicable Margin applicable to Eurocurrency Revolving Loans at such time (or, in the case of a L/C Disbursement made in Canadian Dollars, at the Canadian Base Rate plus the Applicable Margin applicable to Canadian Base Rate Loans at such time); provided that, in each case, if such L/C Disbursement is not reimbursed by the applicable Borrower when due pursuant to paragraph (e) of this Section, then Section 2.14(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this

Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)    Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the U.S. Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j)    Cash Collateralization Following Certain Events. If and when a Borrower is required to Cash Collateralize any Revolving L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Sections 2.05(c), 2.12(b), 2.12(c), 2.23(c) or 7.01, such Borrower shall promptly deposit (but not later than on the same Business Day in the case of an Event of Default described in Section 7.01(h) or (i) or on the third Business Day following the date on which the U.S. Borrower receives notice from the Administrative Agent in the case of any other Event of Default, demanding the deposit of Cash Collateral pursuant to this paragraph) in an account with or at the direction of the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash in U.S. Dollars or the applicable Alternative Currency equal to the Revolving L/C Exposure as of such date (or, in the case of Sections 2.05(c), 2.12(b), 2.12(c) or 2.23(c), the portion thereof required by such sections) plus any accrued or unpaid interest thereon. For the purposes of this paragraph, the Alternative Currency Revolving L/C Exposure shall be calculated using the Exchange Rates on the date notice demanding Cash Collateralization is delivered to a Borrower (or the date of the Event of Default under Section 7.01(h) or (i), if applicable). Each deposit of Cash Collateral (i) made pursuant to this paragraph, (ii) made by the Administrative Agent during the continuation of an Event of Default or (iii) made by the Administrative Agent pursuant to Sections 2.12(d), 2.19(b) or 2.23(f) shall in each case be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (A) for so long as an Event of Default shall be continuing, the Collateral Agent and (B) at any other time, the applicable Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50.0% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If a Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, the existence of a Defaulting Lender or the occurrence of a limit under Section 2.12(b) or 2.12(c) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default have been cured or waived, the termination of the Defaulting Lender status or the limits under Sections 2.12(b) and 2.12(c) no longer being exceeded, as applicable.

(k)    Cash Collateralization Following Termination and Prepayment of the Facility. Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding Revolving Facility Loans and the termination of all Revolving Facility Commitments by the Borrowers pursuant to Section 2.09(b) (a “Facility Termination Event”) in connection with which any Borrower notifies any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such Facility Termination Event (each, a “Continuing Letter of Credit”), then the security interest of the Collateral Agent in the Collateral under the Security Documents may be terminated in accordance with Section 9.19 if each such Continuing Letter of Credit is Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount, which shall be deposited with or at the direction of each such Issuing Bank.

(l)    Additional Issuing Banks. From time to time, the U.S. Borrower may by notice to the Administrative Agent designate additional Lenders (in addition to JPMCB), who may agree (in its or their sole discretion) to act in such capacity and who is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(m)    Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding hereunder after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written (or, with respect to any Issuing Bank, if the Administrative Agent so agrees with respect to such Issuing Bank, telephonic) confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any L/C Disbursement in respect of any Letter of Credit issued hereunder, the date of such L/C Disbursement and the amount of such L/C Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure, the applicable Borrower and the amount and currency of such L/C Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(n)    Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that a Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of L/C Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which such Borrower has deposited Cash Collateral pursuant to paragraph (j) or (k) above, if such Cash Collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Lenders are at the time or thereafter become required to pay to the Administrative Agent and the

Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed L/C Disbursements made under any Alternative Currency Letter of Credit and (iii) of each Lender’s participation in any Alternative Currency Letter of Credit under which an L/C Disbursement has been made shall, automatically and with no further action required, be converted into the U.S. Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any L/C Disbursement made after such date, on the date such L/C Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in U.S. Dollars at the rates otherwise applicable hereunder.

(o)    Original Letters of Credit. All Original Letters of Credit shall remain outstanding as Letters of Credit issued hereunder on the terms set forth herein.

Section 2.06    Canadian Bankers’ Acceptances.

(a)    Each acceptance and purchase of B/As of a single Contract Period pursuant to Section 2.01(b) or Section 2.08 shall be made ratably by the Lenders in accordance with the amounts of their Revolving Facility Commitments. The failure of any Lender to accept any B/A required to be accepted by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Facility Commitments are several and no Lender shall be responsible for any other Lender’s failure to accept B/As as required hereunder.

(b)    The B/As of a single Contract Period accepted and purchased on any date shall be in an aggregate amount that is an integral multiple of C$1,000,000 and not less than C$1,000,000. The face amount of each B/A shall be C$100,000 or any whole multiple thereof. If any Lender’s ratable share of the B/As of any Contract Period to be accepted on any date would not be an integral multiple of C$100,000, the face amount of the B/As accepted by such Lender may be increased or reduced to the nearest integral multiple of C$100,000 by the Administrative Agent in its sole discretion. B/As of more than one Contract Period may be outstanding at the same time; provided that there shall not at any time be more than a total of five B/A Drawings outstanding.

(c)    To request an acceptance and purchase of B/As, the Canadian Borrower shall notify the Administrative Agent of such request by telephone or by facsimile not later than 10:00 a.m., Local Time, one Business Day before the date of such acceptance and purchase. Each such request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a Borrowing Request signed by the Canadian Borrower. Each such telephonic request and Borrowing Request shall specify the following information:

(i)    the aggregate face amount of the B/As to be accepted and purchased;

(ii)    the date of such acceptance and purchase, which shall be a Business Day;

(iii)    the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Contract Period” (and which shall in no event end after the Maturity Date); and

(iv)    the location and number of the Canadian Borrower’s account to which any funds are to be disbursed, which shall comply with the requirements of Section 2.07. If no

Contract Period is specified with respect to any requested acceptance and purchase of B/As, then the Canadian Borrower shall be deemed to have selected a Contract Period of 30 days’ duration.
Promptly following receipt of a request in accordance with this paragraph, the Administrative Agent shall advise each Lender of the details thereof and of the amount of B/As to be accepted and purchased by such Lender.
(d)    The Canadian Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, as and when deemed necessary by such Lender, blank forms of B/As. It shall be the responsibility of each Lender to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. The Canadian Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by any Lender shall bind the Canadian Borrower as fully and effectually as if manually signed and duly issued by authorized officers of the Canadian Borrower. Each Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Lender to comply with any request of the Canadian Borrower hereunder; provided that the aggregate face amount thereof is equal to the aggregate face amount of B/As required to be accepted by such Lender. No Lender shall be liable for any damage, loss or claim arising by reason of any loss or improper use of any such instrument unless such loss or improper use results from the gross negligence or willful misconduct of such Lender. Each Lender shall maintain a record with respect to B/As (i) received by it from the Administrative Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities. Upon request by the Canadian Borrower, a Lender shall cancel all forms of B/A that have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and that are held by such Lender and are not required to be issued pursuant to this Agreement.

(e)    Drafts of the Canadian Borrower to be accepted as B/As hereunder shall be signed as set forth in paragraph (d) above. Notwithstanding that any person whose signature appears on any B/A may no longer be an authorized signatory for any of the Lenders or the Canadian Borrower at the date of issuance of such B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Canadian Borrower.

(f)    Upon acceptance of a B/A by a Lender, such Lender shall purchase, or arrange the purchase of, such B/A from the Canadian Borrower at the Discount B/A Rate for such Lender applicable to such B/A accepted by it and provide to the Administrative Agent the Discount Proceeds (net of applicable acceptance fees) for the account of the Canadian Borrower as provided in Section 2.07. The acceptance fee payable by the Canadian Borrower to a Lender under Section 2.13(c) in respect of each B/A accepted by such Lender shall be set off against the Discount Proceeds payable by such Lender under this paragraph. Notwithstanding the foregoing, in the case of any B/A Drawing resulting from the conversion or continuation of a B/A Drawing or Revolving Facility Loan pursuant to Section 2.08, the net amount that would otherwise be payable to the Canadian Borrower by each Lender pursuant to this paragraph will be applied as provided in Section 2.08(f).

(g)    Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/A’s accepted and purchased by it hereunder.

(h)    Each B/A accepted and purchased hereunder shall mature at the end of the Contract Period applicable thereto.

(i)    The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement that might exist solely by reason of such B/A being held, at the maturity thereof, by such Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Lender as holder sues the Canadian Borrower on the B/A for payment of the amounts payable by the Canadian Borrower thereunder. On the specified maturity date of a B/A, or such earlier date as may be required pursuant to the provisions of this Agreement, the Canadian Borrower shall pay the Lender that has accepted and purchased such B/A the full face amount of such B/A, and after such payment the Canadian Borrower shall have no further liability in respect of such B/A and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

(j)    At the option of the Canadian Borrower and any Lender, B/As under this Agreement to be accepted by that Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada) or bills of exchange pursuant to the Bills of Exchange Act. All depository bills so issued and all bills of exchange shall be governed by the provisions of this Section 2.06. If a Lender is not a bank or authorized foreign bank under the Bank Act (Canada) or if a Lender notifies the Administrative Agent in writing that it is otherwise unable to accept B/As, such Lender will, instead of accepting and purchasing B/As, make a Loan (a “B/A Equivalent Loan”) to the Canadian Borrower in the amount and for the same term as the draft that such Lender would otherwise have been required to accept and purchase hereunder. Each such Lender will provide to the Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of the Canadian Borrower in the same manner as such Lender would have provided the Discount Proceeds in respect of the draft that such Lender would otherwise have been required to accept and purchase hereunder. Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Lender had accepted (and been paid an acceptance fee) and purchased (on a discounted basis) a B/A for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Lenders and the Canadian Borrower as the B/A that such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same amount and manner in which the deduction based on the Discount B/A Rate and the applicable acceptance fee of a B/A would be deducted from the face amount of the B/A. Subject to the repayment requirements of this Agreement, on the last day of the relevant Contract Period for such B/A Equivalent Loan, the Canadian Borrower shall be entitled to convert each such B/A Equivalent Loan into another type of Loan, or to roll over each such B/A Equivalent Loan into another B/A Equivalent Loan, all in accordance with the applicable provisions of this Agreement.

Section 2.07    Funding of Borrowings.

(a)    Each Lender shall make each Loan to be made by it and disburse the Discount Proceeds (net of applicable acceptance fees) of each B/A to be accepted and purchased by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans or Discount Proceeds (net of applicable acceptance fees) available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrowing Request; provided further that ABR Revolving Loans, Base Rate Revolving Borrowings and Swingline Borrowings made to finance the reimbursement of an L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing or acceptance and purchase of B/As that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees) available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (1) in the case of a Borrowing by the U.S. Borrower, the Federal Funds Effective Rate, and (2) in the case of any other amount, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, (ii) in the case of a payment to be made by a Borrower, (1) if such amount is a Borrowing made to the U.S. Borrower, the interest rate applicable to ABR Loans at such time, (2) if such amount is a Borrowing made in U.S. Dollars to the Canadian Borrower, the interest rate applicable to U.S. Base Rate Loans at such time, (3) if such amount is a B/A Drawing or a Canadian Dollar-denominated Borrowing made to the Canadian Borrower, the interest rate applicable to Canadian Base Rate Loans at such time and (4) if such amount is a Borrowing made to the Dutch Borrower, the German Borrower or a U.K. Borrower, the interest rate applicable to the applicable Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing or such Lender’s purchase of B/As. If such Borrower pays such amount to the Administrative Agent, then such amount (exclusive of any interest thereon) shall constitute a reduction of such Borrowing or of the face amount of such B/As.

Section 2.08    Interest Elections.

(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Each B/A Drawing shall have a Contract Period as specified in the applicable request therefor. Thereafter, the applicable Borrower may (subject to the restrictions set forth in this Agreement) elect to convert such Borrowing or B/A Drawing to a different Type or to continue such Borrowing or B/A Drawing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section, it being understood that no B/A Drawing may be converted or continued other than at the end of the Contract Period applicable thereto. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing or B/A Drawing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing or accepting B/As comprising such B/A Drawing, as the case may be, and the Loans or B/As resulting from an election made with respect to any such portion shall be considered a separate Borrowing or B/A Drawing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)    To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone (provided that elections by a U.K. Borrower, the Dutch Borrower or the German Borrower cannot be made by telephone and must be made in writing) (i) in the case of an election that would result in a Borrowing, by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election and (ii) in the case of an election that would result in a B/A Drawing or the continuation of a B/A Drawing, by the time that a request would be required under Section 2.06 if such Borrower were requesting an acceptance and purchase of B/As to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Notwithstanding any other provision of this Section, no Borrower shall be permitted to elect an Interest Period for Eurocurrency Revolving Loans that does not comply with Section 2.02(d) or Contract Period for B/As that does not comply with 2.06(c)(iii).

(c)    Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing or B/A Drawing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing or B/A Drawing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing or B/A Drawing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting outstanding credit extension is to be an ABR Borrowing, a Eurocurrency Revolving Borrowing, a Base Rate Borrowing or a B/A Drawing; and

(iv)    if the resulting Borrowing is a Eurocurrency Revolving Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”, and in the case of an election of a B/A Drawing, the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Contract Period”.

If any such Interest Election Request requests a Eurocurrency Revolving Borrowing or a B/A Drawing but does not specify an Interest Period or a Contract Period, then the applicable Borrower shall be deemed to have selected an Interest Period or Contract Period, as applicable, of one month’s or 30 days’ duration, as applicable.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing or B/A Drawing.

(e)    If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing or a B/A Drawing prior to the end of the Interest Period or Contract Period applicable thereto, then, unless such Borrowing or B/A Drawing is repaid as provided herein, at the end of such Interest Period such Borrowing or B/A Drawing shall (i) in the case of a Borrowing denominated in U.S. Dollars by the U.S. Borrower, be converted to an ABR Borrowing, (ii) in the case of a Borrowing by the Dutch Borrower, the German Borrower or a U.K. Borrower, be continued as a Base Rate Borrowing, (iii) in the case of a Borrowing denominated in U.S. Dollars by the Canadian Borrower, be converted to a U.S. Base Rate Borrowing, and (iv) in the case of a Borrowing or B/A Drawing denominated in Canadian Dollars, be converted to a Canadian Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the U.S. Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Revolving Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing shall (A) in the case of such a Borrowing by the U.S. Borrower, be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (B) in the case of such a Borrowing by the Canadian Borrower, be converted to a U.S. Base Rate Borrowing at the end of the Interest Period applicable thereto or (C) in the case of such a Borrowing by the Dutch Borrower, the German Borrower or a U.K. Borrower, be continued as a Base Rate Borrowing.

(f)    Upon the conversion of any Revolving Borrowing (or portion thereof), or the continuation of any B/A Drawing (or portion thereof), to or as a B/A Drawing, the net amount that would otherwise be payable to the Canadian Borrower by each Lender pursuant to Section 2.06(f) in respect of such new B/A Drawing shall be applied against the principal of the Revolving Facility Loan made by such Lender as part of such Revolving Borrowing (in the case of a conversion), or the reimbursement obligation owed to such Lender under Section 2.06(i) in respect of the B/As accepted by such Lender as part of such maturing B/A Drawing (in the case of a continuation), and the Canadian Borrower shall pay to such Lender an amount equal to the difference between the principal amount of such Revolving Facility Loan or the aggregate face amount of such maturing B/As, as the case may be, and such net amount.

Section 2.09    Termination and Reduction of Commitments.

(a)    Unless previously terminated, the Commitments of each Class shall terminate on the Maturity Date for such Class.

(b)    Any Borrower may at any time terminate, or from time to time reduce, any Class of the Commitments; provided that (i) each reduction of any Class of the Commitments shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of such Class of the Commitments) and (ii) the Borrowers shall not terminate or reduce any Commitment if, after giving effect to such termination or reduction and any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.12 and any Cash Collateralization of Letters of Credit in accordance with Section 2.05(j) or (k), (A) the Total Revolving Facility Exposure would exceed the lesser of (x) the Total Revolving Facility Commitments and (y) the Global Borrowing Base, (B) the aggregate U.S. Revolving Facility Exposure would exceed the U.S. Sublimit or (C) the Total Revolving Facility Exposure less the German Revolving Facility Exposure would exceed the Specified Sublimit.

(c)    The applicable Borrower shall notify the Administrative Agent of any election to terminate or reduce any Class of the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of any Commitment delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar financing agreements, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class pursuant to this Section 2.09 shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class, except to the extent otherwise permitted by Section 2.21(b)(iii).

Section 2.10    Repayment of Loans and B/As; Evidence of Debt.

(a)    Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Facility Loan, Overadvance and Protective Advance of such Lender to such Borrower on the Maturity Date (provided that any Other Revolving Facility Loans shall be due and payable as set forth in the relevant Incremental Assumption Agreement), (ii) in the case of the Canadian Borrower, to the Administrative Agent for the account of each Lender the face amount of each B/A, if any, accepted by such Lender from the Canadian Borrower as provided in Section 2.06(i), and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan to such Borrower on the earlier of (x) the Maturity Date, (y) the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made and (z) in the case of a Swingline Loan to the Dutch Borrower, the German Borrower or a U.K. Borrower, the last day of the Interest Period applicable to such Swingline Loan; provided that on each date that a Revolving Borrowing is made by the U.S. Borrower, the U.S. Borrower shall repay all Swingline Loans then outstanding.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made or B/A accepted by such Lender, including the amounts and currencies of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency thereof, the Class and Type thereof and the Interest Period (if any) applicable thereto, and the amount of each B/A and the Contract Period applicable thereto, (ii) the amount of any principal or interest, or other amount in respect of any B/A, due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence, currencies and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans of any Class made by it be evidenced by a promissory note (a “Promissory Note”). In such event, each Borrower under such Class shall prepare, execute and deliver to such Lender a Promissory Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the applicable Borrower. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Promissory Notes in such form payable to the order of the payee named therein (or, if such Promissory Note is a registered note, to such payee and its registered assigns).

Section 2.11    Notice of Prepayment; Etc.

(a)    Prior to any repayment or prepayment of any Borrowing or amounts owing in respect of outstanding B/A Drawings hereunder, the applicable Borrower shall select the Borrowing or Borrowings and B/A Drawing or B/A Drawings to be repaid and shall notify the Administrative Agent by telephone (confirmed by electronic means) (provided that repayments or prepayments by a U.K. Borrower, the Dutch Borrower or the German Borrower cannot be notified by telephone and must be made in writing) of such selection (i) in the case of an ABR Borrowing, a Base Rate Borrowing or a B/A Drawing, not later than 12:00 p.m., Local Time, one Business Day before the scheduled date of such repayment or prepayment and (ii) in the case of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the scheduled date of such repayment or prepayment; provided that a notice of repayment or prepayment delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar financing agreements, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. In the case of prepayments under Section 2.12(a), the Borrowers may in their sole discretion select the Borrowing or Borrowings to be prepaid. Each repayment or prepayment of a Borrowing or amounts owing in respect of outstanding B/A Drawings shall be applied ratably to the Loans included in the repaid Borrowing or the B/As included in such B/A Drawing, except to the extent otherwise permitted by Section 2.21(b)(iii). Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Borrowing hereunder, the U.S. Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 p.m., Local Time, on the scheduled date of such repayment. Repayments and prepayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

(b)    For the avoidance of doubt, and notwithstanding anything to the contrary set forth in this Section 2.11, if the original Maturity Date with respect to the Revolving Facility Commitment shall be changed to an earlier date pursuant to the definition of the term “Maturity Date”, then, to the extent not previously paid, outstanding Revolving Facility Loans, Overadvances, Protective Advances, B/As and Swingline Loans shall be due and payable on such earlier date; provided that any Other Revolving Facility Loans shall be due and payable as set forth in the relevant Incremental Assumption Agreement.

(c)    Amounts to be applied pursuant to this Section or Section 7.01 to prepay or repay amounts to become due with respect to outstanding B/As shall be deposited in the Prepayment Account (as defined below). On the last day of the Contract Period of each B/A to be prepaid or repaid, the Administrative Agent shall apply any cash on deposit in the Prepayment Account to amounts due in respect of the relevant B/As until all amounts due in respect of the relevant outstanding B/As have been satisfied (with any remaining funds being returned to the Canadian Borrower) or until all the allocable cash on deposit has been exhausted. For purposes of this Agreement, the term “Prepayment Account” shall mean an account established by the Canadian Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (c). The Administrative Agent will, at the request of the Canadian Borrower, use commercially reasonable efforts to invest amounts on deposit in the Prepayment Account in short-term, cash equivalent investments selected by the Administrative Agent in consultation with the Canadian Borrower that mature prior to the last day of the applicable Contract Periods of the B/As to be prepaid; provided that the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Canadian Borrower shall indemnify the Administrative Agent for any losses relating to the investments made at the request or direction of the Canadian Borrower so that the amount available to prepay amounts due in respect of B/As on the last day of the applicable Contract Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments (which shall be for the account of the Canadian Borrower, to the extent not necessary for the prepayment of B/As in accordance with this Section), the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans and all amounts due hereunder has been accelerated pursuant to Section 7.01, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations of the Canadian Borrower in respect of Revolving Facility Loans and B/As (and the Canadian Borrower hereby grants to the Administrative Agent a security interest in the Prepayment Account to secure such Obligations).

Section 2.12    Prepayment of Loans.

(a)    The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.17), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.11(a).

(b)    Subject to Sections 2.01(b) and (c) and Section 2.19(b), in the event that (i) the Total Revolving Facility Exposure exceeds the lesser of (x) the Total Revolving Facility Commitments and (y) the Global Borrowing Base, (ii) the aggregate U.S. Revolving Facility Exposure exceeds the U.S. Sublimit or (iii) the Total Revolving Facility Exposure less the German Revolving Facility Exposure exceeds the Specified Sublimit, then the applicable Borrower(s) shall promptly repay outstanding Revolving Facility Loans and/or Cash Collateralize Revolving L/C Exposure in accordance with Section 2.05(j) in an aggregate amount equal to such excess; provided that, in each case, if such excess arises solely as a result of currency rate fluctuations, such repayment or Cash Collateralization, as the case may be, shall not be required to be made until the third Business Day after the Administrative Agent shall have delivered to the Borrowers written notice of such required prepayment or deposit.

(c)    In the event and on such occasion as the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, at the request of the Administrative Agent, the applicable Borrower shall deposit Cash Collateral in an account with the Collateral Agent pursuant to Section 2.05(j) in an amount equal to such excess.

(d)    During the continuance of an Availability Trigger Event, subject to Section 2.23, on each Business Day, the Administrative Agent shall apply, or cause to be applied, all funds credited to the Controlled Accounts on such Business Day, first to prepay Protective Advances and Overadvances that may be outstanding; second to prepay Swingline Loans that may be outstanding; third to any prepayment of Revolving Facility Loans; fourth to pay any other Loan Document Obligation owing by any Borrower then due and payable, and fifth, if any Event of Default is outstanding at such time, to Cash Collateralize outstanding Revolving L/C Exposure and Overadvances, to the extent required hereunder. Any such application of funds shall be made (i) from Controlled Accounts of the Domestic Loan Parties first in respect of Loan Document Obligations of the Domestic Loan Parties and second in respect of Loan Document Obligations of the Foreign Subsidiary Loan Parties and (ii) from Controlled Accounts of the Foreign Subsidiary Loan Parties shall be made solely in respect of Loan Document Obligations of the Foreign Subsidiary Loan Parties.

(e)    Subject to Sections 2.01(b) and (c) and 2.19(b), in the event that any net cash proceeds are received by the U.S. Borrower or any Subsidiary pursuant to Section 6.05(l), the Borrowers shall promptly apply such net cash proceeds to repay outstanding Revolving Facility Loans, if any (without reduction of any Revolving Facility Commitments).

Section 2.13    Fees.

(a)    The U.S. Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, three Business Days after the last day of March, June, September and December in each year, and three Business Days after the date on which the Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the average daily amount of the Available Unused Commitment of such Lender during the preceding quarter (or other period ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be payable in U.S. Dollars and computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein. For purposes of computing the average daily amount of any Revolving L/C Exposure for any period under this Section 2.13(a) and under Section 2.13(b), the average daily amount of Alternative Currency Revolving L/C Exposure for such period shall be calculated by multiplying (i) the average daily balance of each Alternative Currency Letter of Credit (expressed in the currency in which such Alternative Currency Letter of Credit is denominated) by (ii) the Exchange Rate for the Alternative Currency in which such Letter of Credit is denominated in effect on the last Business Day of such period or by such other reasonable method that the Administrative Agent deems appropriate.

(b)    The U.S. Borrower from time to time agrees to pay (i) to each Lender (other than any Defaulting Lender), through the Administrative Agent, three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Commitments of all the Lenders shall be terminated as provided herein, a fee (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period ending with the applicable Maturity Date or the date on which the Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency Revolving Borrowings effective for each day in such period and (ii) to each Issuing Bank, for its own account, (x) three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to the U.S. Dollar Equivalent of 0.125% per annum of the daily average stated amount of such Letter of Credit (or as otherwise agreed with such Issuing Bank), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees are payable in U.S. Dollars and shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c)    The Canadian Borrower agrees to pay to the Administrative Agent, for the account of each Lender, on each date on which B/As drawn by the Canadian Borrower are accepted hereunder, in Canadian Dollars, an acceptance fee computed by multiplying the face amount of each such B/A by the product of (i) the Applicable Margin for B/A Drawings on such date and (ii) a fraction, the numerator of which is the number of days in the Contract Period applicable to such B/A and the denominator of which is 365.

(d)    The U.S. Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Administrative Agent Fee Letter, at the times specified therein (the “Administrative Agent Fees”).

(e)    All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.14    Interest.

(a)    The Loans comprising each ABR Borrowing (including each Swingline Loan to the U.S. Borrower) shall bear interest at the ABR plus the Applicable Margin, the Loans comprising each U.S. Base Rate Borrowing shall bear interest at the U.S. Base Rate plus the Applicable Margin, the Loans comprising each Canadian Base Rate Borrowing shall bear interest at the Canadian Base Rate plus the Applicable Margin, the Loans comprising each other Base Rate Borrowing shall bear interest at the applicable Base Rate plus the Applicable Margin and the Loans comprising each Overnight LIBO Borrowing shall bear interest at the Overnight LIBO Rate plus the Applicable Margin.

(b)    The Loans comprising each Eurocurrency Revolving Borrowing shall bear interest at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.0% plus the interest rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.0% plus the interest rate that would have applied had such amount, during the period of non-payment, constituted (A) in the case of an amount owed by the U.S. Borrower, an ABR Loan or (B) in the case of any other amount, a Base Rate Loan to the applicable Borrower that owes such amount in the currency of the overdue amount; provided that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d)    Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan and (ii) in the case of Loans in respect of any Class, upon termination of the Commitments in respect of such Class; provided that (x) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (y) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan, Base Rate Revolving Loan or a Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to (A) the ABR at times when the ABR is based on the U.S. Prime Rate, (B) the U.S. Base Rate at times when the U.S. Base Rate is based on the rate described in clause (a) of the definition thereof, (C) Loans denominated in Sterling or (D) the Canadian Base Rate, in each case shall be computed on the basis of a year of 365 days or 366 days in a leap year, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted Eurocurrency Rate or Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)    For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as the case may be. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

Section 2.15    Market Disruption; Alternate Rate of Interest.

(a)    If at the time that the Administrative Agent shall seek to determine the Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Revolving Loan, the Screen Rate shall not be available for such Interest Period for any reason and the Administrative Agent shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Reference Bank Rate shall be the LIBO Rate for such Interest Period for such Eurocurrency Revolving Loan; provided that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if, as of the Specified Time on the Quotation Day for such Interest Period, less than two Reference Banks shall have supplied a Submitted Reference Bank Rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Revolving Loan, the Administrative Agent shall be deemed to have determined that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Eurocurrency Revolving Loan and Section 2.15(b)(i) shall apply.

(b)    If prior to the commencement of any Interest Period for a Eurocurrency Revolving Borrowing denominated in any currency:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurocurrency Rate, the LIBO Rate or the EURO LIBO Rate, as applicable, for such currency for such Interest Period; or

(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted Eurocurrency Rate, the LIBO Rate or the EURO LIBO Rate, as applicable, for such currency for such Interest Period, will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Revolving Borrowing denominated in such currency shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto (A) if such Borrowing is a Borrowing by the U.S. Borrower, an ABR Borrowing, and (B) if such Borrowing is a Borrowing by the Dutch Borrower, the German Borrower or a U.K. Borrower, or a Borrowing denominated in U.S. Dollars, a Base Rate Borrowing and (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing in such currency, (A) if such Borrowing is a Borrowing by the U.S. Borrower, such Borrowing shall be made as an ABR Borrowing, and (B) if such Borrowing is a Borrowing by the Dutch Borrower, the German Borrower or a U.K. Borrower, or a Borrowing denominated in U.S. Dollars, a Base Rate Borrowing.
Section 2.16    Increased Costs.

(a)    If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate) or Issuing Bank;

(ii)    subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than Indemnified Taxes, Excluded Taxes and Other Taxes) on its loans, loan principal, letter of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributed thereto; or

(iii)    impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Revolving Loans or B/A Drawings made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or obtaining funds for the purchase of B/As (or of maintaining its obligation to make any such Loan or to accept and purchase B/As) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered. If any Lender, the Administrative Agent, the Issuing Bank, and the Swingline Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time, after submission by such Lender or Issuing Bank to the applicable Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the U.S. Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.16, such Lender or Issuing Bank shall notify the U.S. Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the U.S. Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.17    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Revolving Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Revolving Loan other than on the last day of the Interest Period applicable thereto (including as a result of Section 2.21), (c) the failure to borrow, convert, continue or prepay any Eurocurrency Revolving Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Revolving Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.20 or the CAM Exchange, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Revolving Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Revolving Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.18    Taxes.

(a)    Any and all payments by or on account of any obligation of any Loan Party under the Loan Documents shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If any applicable law (as determined in good faith judgment of an applicable withholding agent) requires the deduction or withholding of any Taxes from such payments by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) the Administrative Agent, any Lender or any Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions been made.

(b)    In addition, the Loan Parties shall pay on a timely basis any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for such Other Taxes.

(c)    The Loan Parties shall jointly and severally indemnify the Administrative Agent, each Lender and each Issuing Bank, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) paid by the Administrative Agent, such Lender or Issuing Bank, as applicable, or required to be withheld or deducted from a payment to such person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)    Each Lender shall severally indemnify the Administrative Agent, within ten days after written demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(i) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)    As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.18, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    (i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which any Loan Party is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Loan Party (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by such Loan Party to permit such payments to be made without such withholding tax or at a reduced rate; provided that no Lender shall have any obligation under this paragraph (f)(i) with respect to any withholding Tax imposed by any jurisdiction other than the United States of America, Canada or the Federal Republic of Germany if in the reasonable judgment of such Lender such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender in any material respect.
(ii)    In the event that the relevant Loan Party is a U.K. Borrower and a Lender is a Treaty Lender that holds a valid passport under the United Kingdom HM Revenue & Customs Double Taxation Treaty Passport scheme (the “DTTP Scheme”) and that Treaty Lender wishes that scheme to apply to this Agreement and has determined in accordance with the terms of its passport that all conditions for treaty relief have been met, that Lender shall confirm its scheme reference number and its jurisdiction of tax residence in writing to the relevant U.K. Borrower and the Administrative Agent as soon as possible and in any event fifteen (15) days before the date by which the U.K. Borrowers are required to file form DTTP2 (or such alternative form as may be specified by HM Revenue & Customs from time to time) in accordance with this clause 2.18(f)(ii). Following receipt of such notification, the relevant U.K. Borrower shall, in respect of each Treaty Lender that has provided it with a DTTP Scheme reference number and its jurisdiction of tax residence, submit a duly completed form DTTP2 (or such alternative form as may be specified by HM Revenue & Customs from time to time) to HM Revenue & Customs within 30 days of the date of this Agreement, or where the relevant Treaty Lender becomes a Lender after the date of this Agreement, within 30 days of the date of the relevant Assignment and Acceptance executed by that Lender, or where the relevant U.K. Borrower becomes a Borrower after the date of this Agreement, within 30 days of the date on which that Borrower becomes a Borrower, and the relevant U.K. Borrower shall promptly in each case provide the relevant Treaty Lender and the Administrative Agent with a copy of that filing. Nothing in this clause 2.18(f)(ii) shall require any Treaty Lender to (x) register under the DTTP Scheme, (y) apply the DTTP Scheme to any Loan or Letter of Credit if it has registered under the DTTP Scheme; or (z) file Treaty forms or take any other action pursuant to this Section 2.18(f) with respect to a relevant U.K. Borrower if it has given notification to the relevant U.K. Borrower and the Administrative Agent to the effect that it wishes the DTTP Scheme to apply to this Agreement in accordance with this Section 2.18(f)(ii), except where (i) the relevant U.K. Borrower has submitted a duly completed form DTTP2 (or such alternative form as may be specified by HM Revenue & Customs from time to time) to HM Revenue & Customs within the required time period but it has been rejected by HM Revenue & Customs; (ii) the relevant Treaty Lender ceases to hold a valid passport under the DTTP Scheme; or (iii) the DTTP Scheme has been withdrawn.

(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(g)    (i)    The Administrative Agent shall deliver to the Borrowers (in such number of copies as shall be requested by a Borrower) on or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement and from time to time thereafter (A) promptly upon the obsolescence, expiration or invalidity of any form previously delivered to the Administrative Agent and (B) upon the reasonable request of a Borrower, a properly completed and duly executed Internal Revenue Service Form W-9 or W-8IMY (or any other form prescribed by Requirement of Law reasonably requested by a Borrower), which, in the event a Borrower is resident for tax purposes in the United States of America, certifies that payments by such Borrower to the Administrative Agent (solely in its capacity as payee of such payments and not as the beneficial owner of such payments) are exempt from withholding under the Code.

(ii)    If the Administrative Agent is a U.S. branch described in Section 1.1441-1(b)(2)(iv)(A) of the Treasury Regulations and delivers to the Borrowers a properly completed and duly executed Internal Revenue Service Form W-8IMY pursuant to Section 2.18(f)(i) certifying that the Administrative Agent is a U.S. branch and intends to be treated as a U.S. person for purposes of withholding under Chapter 3 of the Code, then the Borrowers and the Administrative Agent shall treat the Administrative Agent as a U.S. person for purposes of withholding under Chapter 3 of the Code, pursuant to Section 1.1441-1(b)(2)(iv) of the Treasury Regulations.

(iii)    In the event a Borrower is resident for tax purposes in the United States of America,
(A)each Foreign Lender shall deliver to such Borrower and the Administrative Agent on the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), two original copies of whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or any subsequent versions thereof or successors thereto) and (iv) duly completed copies of Internal Revenue Service Form W-8IMY, together with forms and certificates described in clauses (i) through (iii) above (and additional Form W-8IMYs) as may be required; and

(B)each Lender that is not a Foreign Lender shall deliver to the Borrowers and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender, certifying that payments to such Lender are exempt from withholding under the Code.

(iv)    Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States of America federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made. In addition, in each of the foregoing circumstances, each Foreign Lender shall deliver such forms, if legally entitled to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender. Each Lender shall promptly notify a Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to such Borrower (or any other form of certification adopted by the United States of America or other taxing authorities for such purpose). Notwithstanding any other provision of this clause, a Foreign Lender (for the avoidance of doubt, acting solely in its capacity as a Lender) shall not be required to deliver any form pursuant to this clause that such Foreign Lender is not legally able to deliver.

(h)    If any party determines, in good faith and in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified or with respect to which such indemnifying party has paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to such indemnifying party (but only to the extent of indemnity payments made, or additional amounts paid under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes imposed with respect to such refund) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such indemnifying party, upon the request of such indemnified party, agrees to repay as soon as reasonably practicable the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems, in good faith and in its sole discretion, to be confidential) to the indemnifying party or any other person.

Section 2.19    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, face amount of B/As, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to such Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document of (i) principal or interest in respect of any Loan or amounts owing in respect of any B/A Drawing (or of any breakage indemnity in respect of any Loan or B/A Drawing) shall be made in the currency of such Loan or B/A Drawing and (ii) all other payments hereunder and under each other Loan Document shall be made in U.S. Dollars, except as otherwise expressly provided herein. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent from any Borrower to pay fully all amounts of principal, face amount of B/As, unreimbursed L/C Disbursements, interest and fees then due from such Borrower hereunder, such funds or proceeds of Collateral shall be applied, subject to the Security Documents, the ABL Intercreditor Agreement and any other applicable intercreditor agreement: first, ratably, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent, the Collateral Agent or any Issuing Bank from such Borrower; second, ratably, to pay interest due and payable in respect of, Protective Advances and Overadvances; third, ratably, to pay the outstanding principal of Protective Advances and Overadvances; fourth, ratably, to pay the outstanding principal of any Swingline Loans; fifth, ratably, to pay any fees or expense reimbursements then due to the Lenders from such Borrower; sixth, ratably, to pay interest due and payable in respect of any unreimbursed L/C Disbursements, Revolving Facility Loans and outstanding B/A Drawings; seventh, ratably, to pay the outstanding principal of the Revolving Facility Loans (other than Protective Advances and Overadvances), unreimbursed L/C Disbursements and face amount of B/As then due from such Borrower hereunder; eighth, ratably, to Cash Collateralize Revolving L/C Exposure in accordance with the procedures set forth in Section 2.05(j); ninth, ratably, to the payment of any amounts due and owing in respect of applicable Secured Cash Management Agreements and Secured Hedge Agreements; and tenth, ratably, to pay all other applicable Obligations due to the Agents, Issuing Banks or any Lender by such Borrower. Notwithstanding anything to the contrary contained herein, (i) subject to Section 6.02(jj), the amounts payable under any Designated Secured Cash Management Agreements and Designated Secured Hedge Agreements shall be repaid ratably with the seventh item in this waterfall, (ii) proceeds of Collateral of Foreign Subsidiary Loan Parties shall be applied only to the repayment of Obligations of the Foreign Subsidiary Loan Parties and (iii) no proceeds of Collateral of Domestic Loan Parties shall be applied to the Obligations of the Foreign Subsidiary Loan Parties until the Obligations of the Domestic Loan Parties shall have been paid in full or Cash Collateralized in accordance with the terms of this Agreement. For the avoidance of doubt, no amount received from any Guarantor, or from the proceeds of Collateral pledged by such Guarantor, shall be applied to any Excluded Swap Obligation of such Guarantor.

(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Facility Loans, amounts owing in respect of B/A Drawings or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Facility Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans and accrued interest thereon hereunder than the proportion received by any other Lender entitled thereto, then the Lender receiving such greater proportion shall purchase participations in the Revolving Facility Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders entitled thereto ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Facility Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any Assignee or Participant. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)    Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (A) (1) in the case of Loans to the U.S. Borrower, the Federal Funds Effective Rate, (2) in the case of any other Loans or amounts owing in respect of B/A Drawings, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, (3) in the case of any other amounts denominated in U.S. Dollars, the Federal Funds Effective Rate, and (4) in the case of any other amount denominated in a currency other than U.S. Dollars, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.07(b), 2.19(d) or 2.23, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.20    Mitigation Obligations; Replacement of Lenders.

(a)    If any Lender requests compensation under Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    If any Lender requests compensation under Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or is a Defaulting Lender, then the U.S. Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Assignee that shall assume such obligations (which Assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the U.S. Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Assignee (to the extent of such outstanding principal, amounts owing in respect of B/A Drawings and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.20 shall be deemed to prejudice any rights that a Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the applicable Borrower, the Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that, if such removed Lender does not comply with this Section 2.20 within three (3) Business Days after such Borrower’s request, compliance with this Section 2.20 shall not be required to effect such assignment.

(c)    If any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 9.08 requires the consent of all the Lenders affected and with respect to which the Required Lenders shall have granted their consent (any such Lender, a “Non-Consenting Lender”), then, provided no Event of Default then exists, the U.S. Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and Commitments hereunder to one or more Assignees reasonably acceptable to the Administrative Agent, the Swingline Lender and the Issuing Banks ; provided that: (a) all Loan Document Obligations of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically be effective upon payment of such purchase price. In connection with any such assignment the Borrowers, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that if such Non-Consenting Lender does not comply with Section 9.04 within 3 Business Days after the U.S. Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

Section 2.21    Incremental Revolving Facility Commitments.

(a)    Any Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Revolving Facility Commitments in an amount not to exceed the Incremental Amount (unless constituting an Extension in accordance with clauses (e) through (i) of this Section 2.21) at the time of such request from one or more Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Revolving Facility Commitments in their own discretion; provided that each Incremental Revolving Facility Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) unless such Incremental Revolving Facility Lender is a Lender, an Affiliate of a Lender or an Approved Fund. Such notice shall set forth (i) the amount of the Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $2.5 million and a minimum amount of $10.0 million or equal to the remaining Incremental Amount or such lesser amount acceptable to the Administrative Agent), (ii) the date on which such Incremental Revolving Facility Commitments are requested to become effective, and (iii) whether such Incremental Revolving Facility Commitments are to be (A) commitments to make additional Revolving Facility Loans on the same terms as such Revolving Facility Loans in effect on the Closing Date (the “Initial Revolving Facility Loans”) or (B) commitments to make revolving loans with pricing terms, final maturity date and/or upfront or similar fees or other terms different from the Initial Revolving Facility Loans (such commitments, the “Other Revolving Facility Commitments”, and such revolving loans, the “Other Revolving Facility Loans”).

(b)    The applicable Borrowers and each Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Revolving Facility Commitments; provided that:

(i)    the Other Revolving Facility Loans shall rank pari passu or junior in right of payment and of security with the Initial Revolving Facility Loans and, except as to pricing, final maturity date, participation in prepayments or commitment reductions and/or upfront or similar fees, shall have (x) the same terms as the Initial Revolving Facility Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent,

(ii)    the final maturity date of any Other Revolving Facility Loans shall be no earlier than the Maturity Date then in effect for the Initial Revolving Facility Loans,

(iii)    the Other Revolving Facility Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in comparison to the Initial Revolving Facility Loans in any voluntary or mandatory prepayment or commitment reduction hereunder, and
(iv)    the All-in Yield shall be the same as that applicable to the Initial Revolving Facility Loans, except that the All-in Yield in respect of any such Other Revolving Facility Loan may exceed the All-in Yield in respect of any Initial Revolving Facility Loans by not more than 0.50% or, in each case, if such Other Revolving Facility Loans do so exceed such All-in Yield (such difference, the “Yield Differential”) then the Applicable Margin applicable to all Initial Revolving Facility Loans shall be increased such that after giving effect to such increase, the Yield Differential shall not exceed 0.50%. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent and the Borrowers and furnished to the other parties hereto.

(c)    Notwithstanding the foregoing, no Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, to the extent required by the relevant Incremental Assumption Agreement, the conditions set forth in clauses (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the U.S. Borrower, (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation to the extent required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date and such additional customary documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bringdowns) as the Administrative Agent may reasonably request to assure that the additional Revolving Facility Loans and/or the Other Revolving Facility Loans in respect of the Incremental Revolving Facility Commitments are secured by the Collateral ratably with (or, to the extent contemplated by the Incremental Assumption Agreement, junior to) the then existing Revolving Facility Loans and (iii) after giving effect to such Incremental Revolving Facility Commitment, the U.S. Borrower and the Subsidiaries shall be in compliance with the Financial Performance Covenant on a Pro Forma Basis.

(d)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all additional Revolving Facility Loans in respect of Incremental Revolving Facility Commitments (other than Other Revolving Facility Loans), when originally made, are included in each Borrowing of outstanding Revolving Facility Loans on a pro rata basis. The Borrowers agree that Section 2.17 shall apply to any conversion of Eurocurrency Revolving Loans to ABR Rate Loans or Base Rate Loans, as applicable, as reasonably required by the Administrative Agent to effect the foregoing.

(e)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers made from time to time by a Borrower to all Lenders of any Class of Commitments, on a pro rata basis (based on the aggregate outstanding Commitments under such Class) and on the same terms (“Pro Rata Extension Offers”), such Borrower is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Commitments of such Class and to otherwise modify the terms of such Lender’s Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Commitments of such Class). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, in the case of an offer to the Lenders under any Class of Revolving Facility Commitments, that all of the Revolving Facility Commitments of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension of such Class are the same. Any such extension (an “Extension”) agreed to between such Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Revolving Facility Commitment for such Lender (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”).

(f)    The applicable Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Revolving Facility Commitments; provided that (i) except as to pricing, final maturity date, participation in prepayments or commitment reductions and/or upfront or similar fees (which shall be determined by such Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (A) the same terms as an existing Class of Revolving Facility Commitments or (B) have such other terms as shall be reasonably satisfactory to the Administrative Agent and (ii) any Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments or commitment reductions hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent and the Borrowers and furnished to the other parties hereto. If provided in any Incremental Assumption Agreement with respect to any Extended Revolving Facility Commitments, and with the consent of each Swingline Lender and Issuing Bank, participations in Swingline Loans and Letters of Credit shall be reallocated to Lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Assumption Agreement, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitment.

(g)    Upon the effectiveness of any such Extension, the applicable Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(h)    Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.21), (i) the aggregate amount of Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount or be subject to availability under the Incremental Amount, (ii) no Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Revolving Facility Commitment implemented thereby, (v) no consent of any Lender or Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments (or a portion thereof), (vi) all Extended Revolving Facility Commitments and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents and (vii) no Issuing Bank or Swingline Lender shall be obligated to provide Swingline Loans or issue Letters of Credit under such Extended Revolving Facility Commitments beyond the applicable maturity date of the applicable Commitments that were extended by such Extended Revolving Facility Commitments unless it shall have consented thereto.

(i)    Each Extension shall be consummated pursuant to procedures set forth in the corresponding Pro Rata Extension Offer; provided that the applicable Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

Section 2.22    Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurocurrency Revolving Loans, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Revolving Loans or to convert ABR Borrowings or Base Rate Borrowings to Eurocurrency Revolving Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurocurrency Revolving Borrowings of such Lender to ABR Borrowings or Base Rate Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Revolving Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Section 2.23    Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    Commitment Fees shall cease to accrue on the unfunded portion of the Available Unused Commitment of such Defaulting Lender;

(b)    Any Revolving Facility Commitment or any Revolving Facility Loan of such Defaulting Lender shall not be included in determining whether the Required Lenders, Special Majority Lenders or Super Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.08); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender under Section 9.04(a)(i) or subclauses (i), (ii) and (iii) of the first proviso to Section 9.08(b);
(c)    If any Swingline Exposure or Revolving L/C Exposure exists at the time such Lender becomes a Defaulting Lender, then:

(i)    all or any part of the Swingline Exposure and Revolving L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Facility Percentages, but only to the extent the sum of all non-Defaulting Lenders’ Revolving Facility Exposure plus such Defaulting Lender’s Swingline Exposure and Revolving L/C Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Facility Commitments;

(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall, within one (1) Business Day following notice by the Administrative Agent, (x) first, prepay such Swingline Exposure and (y) second, Cash Collateralize for the benefit of the applicable Issuing Bank only such Borrower’s obligations corresponding to such Defaulting Lender’s Revolving L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such Revolving L/C Exposure is outstanding;

(iii)    if any Borrower Cash Collateralizes any portion of such Defaulting Lender’s Revolving L/C Exposure pursuant to subclause (ii) above, such Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.13 with respect to such Defaulting Lender’s Revolving L/C Exposure during the period such Defaulting Lender’s Revolving L/C Exposure is Cash Collateralized;

(iv)    if the Revolving L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to subclause (i) above, then the fees payable to the Lenders pursuant to Section 2.13 shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Facility Percentages; and

(v)    if all or any portion of such Defaulting Lender’s Revolving L/C Exposure is neither reallocated nor Cash Collateralized pursuant to subclause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all fees payable under Section 2.13 with respect to such Defaulting Lender’s Revolving L/C Exposure shall be payable to such Issuing Bank until and to the extent that such Revolving L/C Exposure is reallocated and/or Cash Collateralized; and

(d)    So long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Revolving L/C Exposure will be 100% covered by the Revolving Facility Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.23(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(c)(i) (and such Defaulting Lender shall not participate therein).

(e)    In the event that the Administrative Agent, the Borrowers, the Swingline Lender and the Issuing Banks each agrees (such agreement not to be unreasonably withheld or delayed) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and Revolving L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Facility Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Facility Percentage.

(f)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Revolving L/C Exposure of such Defaulting Lender in accordance with Section 2.05(j); fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) Cash Collateralize the future Revolving L/C Exposure of such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.23 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

On the date of each Credit Event and on the Amendment Effective Date, each Borrower represents and warrants to each of the Lenders that:
Section 3.01    Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Material Subsidiaries (a) is a limited liability company, unlimited company, corporation or partnership duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02    Authorization. The execution, delivery and performance by Holdings (prior to a Qualified IPO), the U.S. Borrower, each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party, and the Borrowings hereunder and the transactions forming a part of the Transactions or the 2015 Transactions (a) have been duly authorized by all corporate, stockholder or limited liability company or partnership action required to be obtained by Holdings, the U.S. Borrower and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the U.S. Borrower or any such Subsidiary Loan Parties, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the U.S. Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings (prior to a Qualified IPO), the U.S. Borrower or any such Subsidiary Loan Parties, other than the Liens created by the Loan Documents and Liens permitted by Section 6.02.

Section 3.03    Enforceability. This Agreement has been duly executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) implied covenants of good faith and fair dealing.

Section 3.04    Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions or the 2015 Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements, filings under the U.K. Companies Act 2006 and equivalent filings or other notifications in other foreign jurisdictions, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such other actions, consents and approvals with respect to which the failure to be obtained or made could not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04.

Section 3.05    Financial Statements. The audited consolidated balance sheet and related statements of operations and cash flows of Holdings for the three fiscal years ended December 31, 2012 (which consolidated balance sheets and related statements of operations and cash flows have been audited by independent public accountants of recognized national standing and are accompanied by an opinion of such accountants (which opinion is not qualified as to scope of audit or as to the status of Holdings, the U.S. Borrower or any Material Subsidiary as a going concern) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Holdings on a consolidated basis in accordance with GAAP), in each case present fairly in all material respects the consolidated financial position of Holdings as at such date and the consolidated results of operations of Holdings for the periods then ended.

Section 3.06    No Material Adverse Change or Material Adverse Effect. Since December 31, 2012, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07    Title to Properties; Possession Under Leases.

(a)    Each of the U.S. Borrower and the Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its properties and assets (including all Mortgaged Properties), except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title, interests or easements could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets held in fee simple are free and clear of Liens, other than Liens expressly permitted by Section 6.02 or arising by operation of law.

(b)    None of the U.S. Borrower or the Subsidiaries have defaulted under any leases to which it is a party, except for such defaults as would not reasonably be expected to have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(b), each of the U.S. Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)    Except as set forth on Schedule 3.07(c), each of the U.S. Borrower and the Subsidiaries owns or possesses, or has rights under, or could obtain ownership or possession of or rights under, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any conflict (of which the U.S. Borrower has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the their businesses, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)    As of the Amendment Effective Date, none of the U.S. Borrower or the Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Amendment Effective Date.

(e)    None of the U.S. Borrower or the Subsidiaries is obligated, as of the Amendment Effective Date, under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.03 or 6.05.
Section 3.08    Subsidiaries.

(a)    Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary.

(b)    As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holdings, any Borrower or any of the Subsidiaries, except rights of employees to purchase Equity Interests of Holdings or as set forth on Schedule 3.08(b).

(c)    As of the Closing Date, no direct or indirect subsidiary of the U.S. Borrower is an Indenture Restricted Subsidiary.

Section 3.09    Litigation; Compliance with Laws.

(a)As of the Closing Date, except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or, to the knowledge of any Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of any Borrower, threatened in writing against or affecting Holdings (prior to a Qualified IPO) or any Borrower or any of its Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the Transactions. There are no actions, suits or proceedings at law or in equity or, to the knowledge of any Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of any Borrower, threatened in writing against or affecting Holdings (prior to a Qualified IPO) or any Borrower or any of its subsidiaries or any business, property or rights of any such person as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)None of Holdings (prior to a Qualified IPO), the U.S. Borrower, the Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are covered by Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10    Federal Reserve Regulations.

(a)None of Holdings (prior to a Qualified IPO), the U.S. Borrower or the Domestic Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.11    Investment Company Act. None of Holdings (prior to a Qualified IPO), the U.S. Borrower or the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, and no Subsidiary incorporated in England and Wales carries on any business which requires it to be authorized by the United Kingdom Financial Services Authority.

Section 3.12    Use of Proceeds. The proceeds of the Loans will be used (a) on the Closing Date, to refinance amounts outstanding under the Existing Credit Agreement, (b) to provide for working capital and (c) for general corporate purposes (including, without limitation, for Permitted Business Acquisitions) and will not be used to finance the purchase of Accounts pursuant to the ARPA.

Section 3.13    Tax Returns. Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.13:

(a)Each of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries (i) has timely filed or caused to be timely filed all federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies taken as a whole and each such Tax return is true and correct in all material respects and (ii) has timely paid or caused to be timely paid all Taxes shown thereon to be due and payable by it and all other material Taxes or assessments, except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP;

(b)Each of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes due with respect to all periods or portions thereof ending on or before December 31, 2012 (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the U.S. Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP); and

(c)As of the Closing Date, with respect to each of Holdings, the U.S. Borrower and the Subsidiaries, (i) there are no claims being asserted in writing with respect to any Taxes, (ii) no presently effective waivers or extensions of statutes of limitations with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other Governmental Authority.

Section 3.14    No Material Misstatements.

(a)All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings, the U.S. Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b)Any Projections and estimates and information of a general economic nature prepared by or on behalf of the U.S. Borrower, any Subsidiaries or any of their representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the U.S. Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Initial Lenders and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by the U.S. Borrower or any Subsidiary.

Section 3.15    Employee Benefit Plans.

(a)Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Plan and Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which Holdings (prior to a Qualified IPO), the U.S. Borrower, any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) no Plan has any Unfunded Pension Liability in excess of $35.0 million; (iv) no ERISA Event has occurred or is reasonably expected to occur; and (v) none of Holdings (prior to a Qualified IPO), the U.S. Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA and Code Section 4975) in connection with any employee pension benefit plan (as defined in Section 3(2) of ERISA) that would subject Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its Subsidiaries to tax; and (vi) none of Holdings (prior to a Qualified IPO), the U.S. Borrower, any of its Subsidiaries or any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(b)Each of Holdings (prior to a Qualified IPO), the U.S. Borrower, its Subsidiaries and any ERISA Affiliate is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States of America and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(c)Except as would not reasonably be expected to result in a Material Adverse Effect, there are no pending, or to the knowledge of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its Subsidiaries, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any person as fiduciary or sponsor of any Plan, that would reasonably be expected to result in liability to Holdings (prior to a Qualified IPO), the U.S. Borrower, any of its Subsidiaries or any ERISA Affiliate.

(d)Within the last five years, no Plan of Holdings (prior to a Qualified IPO), the U.S. Borrower, any of its Subsidiaries or any ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, that would reasonably be expected to result in liability to Holdings (prior to a Qualified IPO), the U.S. Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $35.0 million, nor has any Plan of Holdings (prior to a Qualified IPO), the U.S. Borrower, any of its Subsidiaries or any ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (with the meaning of Section 4001(a)(14) of ERISA) which in each case has or would reasonably be expected to result in a Material Adverse Effect.

(e)On the Closing Date, the Canadian Loan Parties maintain Canadian Benefit Plans and Canadian Pension Plans set forth on Schedule 3.15. There is no solvency or other deficiency or any unfunded liability with respect to any Canadian Pension Plan that has or would reasonably be expected to result in a Material Adverse Effect.

(f)On the Closing Date, no Loan Party nor any of their Subsidiaries is or has at any time been (i) an employer (for the purposes of Sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pensions Schemes Act 1993) or (ii) “connected” with or an “associate” (as those terms are used in Sections 38 and 43 of the United Kingdom’s Pensions Act 2004) of such an employer, other than any such scheme, connection or association.

Section 3.16    Environmental Matters. Except as disclosed on Schedule 3.16 and except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) no written notice, request for information, order, complaint or penalty has been received by the U.S. Borrower or any of the Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries, threatened, that allege a violation of or liability under any Environmental Laws, in each case relating to the U.S. Borrower or any of the Subsidiaries, (ii) each of the U.S. Borrower and the Subsidiary Loan Parties has obtained and maintained all permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in substantial compliance with the terms of such permits, licenses and other approvals and with all other Environmental Laws, (iii) there has been no material written environmental assessment or audit conducted since December 31, 2012, by the U.S. Borrower or any of the Subsidiaries of any property currently owned or leased by the U.S. Borrower or any of the Subsidiaries that has not been made available to the Administrative Agent prior to the date hereof, (iv) to the knowledge of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries, no Hazardous Material is located at, on or under any property currently or, to the knowledge of any Borrower, formerly owned, operated or leased by the U.S. Borrower or any of Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the U.S. Borrower or any of the Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the U.S. Borrower or any of the Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the U.S. Borrower or any of the Subsidiaries under any Environmental Laws, and (v) there are no written agreements in which the U.S. Borrower or any of the Subsidiaries has expressly assumed or undertaken responsibility, and such assumption or undertaking of responsibility has not expired or otherwise terminated, for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof.

Section 3.17    Security Documents.

(a)The Collateral Agreement is effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent intended to be created thereby. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral (to the extent such Pledged Collateral constitutes “securities” under Article 8 of the Uniform Commercial Code) are delivered to the Applicable Agent pursuant to the terms of the ABL Intercreditor Agreement, and, in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when all necessary financing statements and other filings are filed in appropriate form with the offices specified in the Perfection Certificate, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in (to the extent required thereby), all right, title and interest of the Domestic Loan Parties in such Collateral and, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing of Uniform Commercial Code financing statements, in each case prior and superior in right to any other person (except Liens permitted by Section 6.02 and Liens having priority by operation of law, and except as provided for in the ABL Intercreditor Agreement).

(b)When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Domestic Loan Parties thereunder in the domestic Intellectual Property (to the extent intended to be created thereby), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors thereunder after the Closing Date), except Liens permitted by Section 6.02 and Liens having priority by operation of Law, and except as provided for in the ABL Intercreditor Agreement.

(c)Each of the Foreign Pledge Agreement and the other Foreign Security Documents is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the fullest extent permissible under applicable law. In the case of the Collateral described in the Foreign Pledge Agreement and such Foreign Security Document, when filings are made or notices given to third parties, as applicable, as requested in each relevant jurisdiction, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party to the Foreign Pledge Agreement and Foreign Security Document in such Collateral and the proceeds thereof, as security for the applicable Obligations, to the extent perfection can be obtained by such filings or notices, in each case prior and superior in right to any other person (subject to Liens permitted by Section 6.02, Liens having priority by operation of Law and the terms of the ABL Intercreditor Agreement), subject to (i) registration of undisclosed pledges and, where applicable, pledges of tangible assets with governmental tax authorities, (ii) recordation of notarial share pledges in the relevant shareholders registers, (iii) notification of debtors of certain receivables and (iv) any other exceptions set forth in the Foreign Pledge Agreement and such Foreign Security Document (it being explicitly understood the terms of the Foreign Pledge Agreement or such Foreign Security Document may explicitly provide that some or all of such actions need not be undertaken).

(d)The Mortgages executed and delivered on the Closing Date are, and the Mortgages executed and delivered after the Closing Date pursuant to Section 5.10 shall be, effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of a person pursuant to Liens permitted by Section 6.02 and Liens having priority by operation of law, and except as provided for in the ABL Intercreditor Agreement.

(e)Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, other than to the extent set forth in the Foreign Pledge Agreement and the applicable Foreign Security Documents, no Borrower or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

Section 3.18    Location of Real Property. The schedules to the Perfection Certificate list completely and correctly as of the Closing Date all material real property owned by the U.S. Borrower and the Domestic Subsidiary Loan Parties and the addresses thereof. As of the Closing Date, the U.S. Borrower and the Domestic Subsidiary Loan Parties own in fee all the real property set forth as being owned by them on such schedules to the Perfection Certificate.

Section 3.19    Solvency.

(a)On the Amendment Effective Date, immediately after giving effect to the 2015 Transactions occurring on such date, (i) the fair value of the assets of Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the U.S. Borrower and the Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Amendment Effective Date.

(b)On the Amendment Effective Date, none of Holdings or any Borrower intends to, or believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section     3.20    Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries; (b) the hours worked and payments made to employees of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; (c) all payments due from Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries or for which any claim may be made against Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings (prior to a Qualified IPO), the U.S. Borrower or such Subsidiary to the extent required by GAAP; and (d) Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries are in compliance with all applicable laws, agreements, policies, plans and programs relating to employment and employment practices. Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.20, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries (or any predecessor) is a party or by which Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries (or any predecessor) is bound.

Section 3.21    No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement, any other Loan Document or the ARPA.

Section 3.22    Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of the U.S. Borrower and the Subsidiaries owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, mask works, domain names, and any and all applications or registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person, (b) to the best knowledge of the U.S. Borrower, none of the U.S. Borrower or the Subsidiaries nor any Intellectual Property Right necessary for their respective businesses is interfering with, infringing upon, misappropriating or otherwise violating any Intellectual Property Rights of any person, and (c) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the U.S. Borrower and each Borrower, threatened.

Section 3.23    Insurance. Schedule 3.23 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the U.S. Borrower or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.

Section 3.24    Senior Debt. The Loan Document Obligations and the Parallel Debts constitute “Senior Debt” (or the equivalent thereof) and “Designated Senior Debt” (or the equivalent thereof, if any) under the documentation governing any subordinated Indebtedness permitted to be incurred hereunder or any Permitted Refinancing Indebtedness in respect thereof constituting subordinated Indebtedness.

Section 3.25    Financial Assistance. The application of each Borrowing shall comply in all respects with Sections 678 to 679 of the United Kingdom’s Companies Act 2006, including in relation to the execution of the Foreign Guarantee Agreement and the Foreign Security Documents and payments of amounts due under this Agreement.

Section 3.26    Anti-Terrorism Laws.

(a)No Loan Party or, to its knowledge, any of its Affiliates is in violation of any Applicable Law relating to sanctions, terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the U.S. A. Patriot Act, the laws and regulations administered by OFAC, the Trading with the Enemy Act (12 U.S.C. §95), and the International Emergency Economic Powers Act (50 U.S.C. §1701-1707).

(b)No Loan Party or, to its knowledge, any of its Affiliates is any of the following:

(i)    a Prohibited Person or a Person owned or controlled by, or acting for or on behalf of, any Person that is a Prohibited Person; or

(ii)    a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order.

Section 3.27    Foreign Corrupt Practices Act. No Loan Party or, to its knowledge, any of its Affiliates, officers, directors, employees, or agents, acting on behalf of a Loan Party, has paid, offered, promised to pay, or authorized the payment of, directly or indirectly, any money or anything of value to any Foreign Official for the purpose of influencing any act or decision of such Foreign Official or of such Foreign Official’s Governmental Authority or to secure any improper advantage, for the purpose of obtaining or retaining business for or with, or directing business to, any Person, in each case in violation of any applicable law.

Section 3.28    Centre of Main Interest. For the purposes of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings, as amended, each Loan Party incorporated or organized under the laws of the country that is a member of the European Union has its centre of main interests (as that term is used in Article 3(1) therein) situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) therein) in any other jurisdiction.

ARTICLE IV
CONDITIONS OF LENDING

Section 4.01    All Credit Events. The obligations of (x) the Lenders (including the Swingline Lender) to make Loans and accept and purchase or arrange for the acceptance and purchase of B/As and (y) any Issuing Bank to issue, amend, extend or renew Letters of Credit or increase the stated amounts of Letters of Credit hereunder (other than in the case of an amendment, extension or renewal of a Letter of Credit without (A) any increase in the stated amount of such Letter of Credit and (B) extension of the expiration of such Letter of Credit) (in the case of each of (x) and (y) above, a “Credit Event”) are subject to the satisfaction of the following conditions on the date of any such Borrowing or B/A Drawing or on the date of any such issuance, amendment, extension or renewal of a Letter of Credit, as the case may be:

(a)The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the penultimate paragraph of Section 2.03) or, in the case of a B/A, a request therefor as required by Section 2.06(c) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.05(b).

(b)The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of the date of each Credit Event, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, as of such earlier date).

(c)At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

(d)After giving effect to such Credit Event, (i) the Total Revolving Facility Exposure shall not exceed the lesser of (x) the Total Revolving Facility Commitments and (y) the Global Borrowing Base, (ii) the aggregate U.S. Revolving Facility Exposure shall not exceed the U.S. Sublimit and (iii) the Total Revolving Facility Exposure less the German Revolving Facility Exposure shall not exceed the Specified Sublimit.

Each Credit Event shall be deemed to constitute a representation and warranty by each of the Borrowers on the date of such Credit Event as to the matters specified in paragraphs (b), (c) and (d) of Section 4.01.

Section 4.02    [Reserved].

ARTICLE V
AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, each Borrower will, and will cause each of the Material Subsidiaries to:
Section 5.01    Existence; Businesses and Properties.

(a)Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, (i) except as otherwise expressly permitted under Section 6.05, (ii) except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the U.S. Borrower or a Wholly Owned Subsidiary of the U.S. Borrower in such liquidation or dissolution; provided that Subsidiaries that are Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties, and (iii) except (other than with respect to Holdings (prior to a Qualified IPO) and the Borrowers) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business (other than the abandonment of intellectual property that is no longer material to its business), (ii) comply in all material respects with all material applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, and (iii) at all times maintain and preserve all material property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

Section 5.02    Insurance.

(a)    Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and, with respect to the Collateral of the Domestic Loan Parties (and, with respect to the Collateral of the Foreign Subsidiary Loan Parties, only to the extent such concept or a concept comparable thereto exists in the relevant jurisdiction of any Foreign Subsidiary Loan Party), cause all such property and property casualty insurance policies to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement (or comparable provision applicable in the relevant foreign jurisdiction), in form and substance reasonably satisfactory to the Administrative Agent.

(b)    In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)    none of the Administrative Agent, the Lenders, any Issuing Bank and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each Borrower hereby agrees, to the extent permitted by law, to waive, and to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, any Issuing Bank and their agents and employees; and

(ii)    the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries or the protection of their properties.

Section 5.03    Taxes. Pay and discharge promptly when due all material Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims that, if unpaid, might give rise to a Lien (other than any Lien permitted under Section 6.02) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the U.S. Borrower or the affected Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

Section 5.04    Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)    within 90 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K or, if applicable, such longer period permitted under Rule 12b-25 under the Exchange Act) after the end of each fiscal year, (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the U.S. Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year and (ii) management’s discussion and analysis of significant operational and financial developments during such fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the U.S. Borrower or any Material Subsidiary as a going concern) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the U.S. Borrower of Annual Reports on Form 10-K of the U.S. Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such Annual Reports include the information specified herein);

(b)    within 45 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q or, if applicable, such longer period permitted under Rule 12b-25 under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, (i) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the U.S. Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year and (ii) management’s discussion and analysis of significant operational and financial developments during such quarterly period, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the U.S. Borrower on behalf of the U.S. Borrower as fairly presenting, in all material respects, the financial position and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the U.S. Borrower of Quarterly Reports on Form 10-Q of the U.S. Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c)    (x) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the U.S. Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail demonstrating calculations of the Financial Performance Covenant (irrespective of the occurrence of the Availability Trigger Event), (iii) certifying a list of the names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list qualifies as an Unrestricted Subsidiary and (iv) setting forth the calculation of Excess Availability, each as of the end of the applicable fiscal period, and (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm agrees to provide such report after the U.S. Borrower’s commercially reasonable efforts to obtain such report, a report of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default resulting from non-compliance with the Financial Performance Covenant (which certificate may be limited to accounting matters and disclaims responsibility for legal interpretations);

(d)    promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the U.S. Borrower or publicly available through the EDGAR system;

(e)    within 90 days after the beginning of each fiscal year, a reasonably detailed consolidated annual budget for such fiscal year, including a description of underlying assumptions with respect thereto, which budget shall in each case be accompanied by the statement of a Financial Officer of the U.S. Borrower to the effect that such budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(f)    (i) on or before the twentieth (20th) day following the end of each month, a Borrowing Base Certificate from the U.S. Borrower (on behalf of each Borrower) as of the last day of such immediately preceding month and (ii) in connection with any sale, transfer, lease or other disposition of any Eligible Machinery and Equipment or Eligible Real Property, or a Loan Party entering into any commitment to sell, transfer, lease, or otherwise dispose of any Eligible Machinery and Equipment or Eligible Real Property, if the Global Borrowing Base decreases by 10.0% or more (after giving effect thereto), a pro forma Borrowing Base Certificate from the U.S. Borrower (on behalf of the applicable Borrower) on or prior to the date thereof. Notwithstanding the foregoing, after the occurrence and during the continuance of an Availability Trigger Event, the U.S. Borrower shall, if requested by the Administrative Agent, execute and deliver to the Administrative Agent Borrowing Base Certificates weekly. The U.S. Borrower may, at its option, deliver Borrowing Base Certificates more frequently than required by the foregoing provisions of this Section 5.04(f);

(g)    upon the reasonable request of the Administrative Agent (not more than once annually), deliver an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (g) or Section 5.10(e);

(h)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(i)    promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor, a plan administrator or any governmental agency, or provided to any Multiemployer Plan by Holdings (prior to a Qualified IPO), the U.S. Borrower, any Subsidiary or any ERISA Affiliate, concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request and, with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States of America, any available annual reports, actuarial valuation reports or notices from plan sponsors or any governmental entity with respect to such plans;

(j)    (i) promptly following receipt thereof, copies of (i) any documents described in Section 101(k) of ERISA that Holdings, any Subsidiary or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that Holdings (prior to a Qualified IPO), the U.S. Borrower, any Subsidiary or any ERISA Affiliate may request with respect to any Plan or Multiemployer Plan; and

(k)    (i) if requested by the Administrative Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority; (ii) promptly after receipt thereof, a copy of any material direction, order, notice, ruling or opinion that any Loan Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; (iii) notification within 30 days of any increases having a cost to one or more of the Loan Parties in excess of $1,000,000 per annum in the aggregate, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Loan Party was not previously contributing; and (iv) notification within 30 days of any voluntary or involuntary termination of, or participation in, a Canadian Pension Plan or a Canadian Benefit Plan, which could, in each case, reasonably be expected to (x) have a Material Adverse Effect or (y) result in a deficiency or any unfunded liability with respect to such Canadian Pension Plan.

Section 5.05    Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings (prior to a Qualified IPO) or any Borrower obtains actual knowledge thereof:

(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)    the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary Loan Party as to which an adverse determination is reasonably probable and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)    any other development specific to Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary Loan Party that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d)    the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, could reasonably be expected to have a Material Adverse Effect and any action Holdings (prior to a Qualified IPO), U.S. Borrower or other Subsidiary intends to take regarding such development.

Section 5.06    Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

Section 5.07    Maintaining Records; Access to Properties and Inspections.

(a)Maintain all financial records in accordance with GAAP and, upon five (5) Business Days’ notice (or, if an Event of Default or Availability Trigger Event has occurred and is continuing, one (1) Business Day’s notice), permit any persons designated by the Administrative Agent to visit, audit and inspect the financial records and the properties of the U.S. Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice, and as often as reasonably requested, and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent, upon reasonable prior notice, to discuss the affairs, finances and condition of the U.S. Borrower or such Subsidiary with the officers thereof and independent accountants therefor (in each case set forth in this Section 5.07, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract). If an Event of Default has occurred and is continuing, representatives of each Lender (at such Lender’s expense) will be permitted to accompany representatives of the Administrative Agent during each visit, inspection and discussion conducted during the existence of such Event of Default. The Administrative Agent may (either by itself or by a third-party consultant reasonably satisfactory to the Administrative Agent and the U.S. Borrower) conduct up to one Collateral Audit during any twelve-month period; provided that, if an Audit Trigger Event has occurred within such twelve month-period or if an Event of Default has occurred and is continuing, the Administrative Agent (either by itself or by a third-party consultant reasonably satisfactory to the Administrative Agent and the U.S. Borrower) may conduct up to two Collateral Audits during such twelve-month period (not to exceed one Collateral Audit per any three-month period); provided further that if a Dutch Review Trigger Event has occurred and is continuing, the Administrative Agent shall be entitled to commence Dutch Payable Audits in the exercise of its Reasonable Credit Judgment. The U.S. Borrower agrees to reimburse the Administrative Agent for its actual out-of-pocket costs reasonably incurred in connection with the Collateral Audits and Dutch Payable Audits referred to in the preceding sentence.

(b)The U.S. Borrower shall provide to the Administrative Agent, upon request of the Administrative Agent and at the expense of the U.S. Borrower, in any twelve-month period, one appraisal or update thereof of any or all of the Collateral (except with respect to Real Property) included in any Borrowing Base from one or more Acceptable Appraisers (as selected by the U.S. Borrower), and prepared in a form and on a basis reasonably satisfactory to the Administrative Agent, such appraisal and/or update to include, without limitation, information required by applicable law and by the internal policies of the Administrative Agent; provided that, if an Audit Trigger Event has occurred within such twelve-month period or if an Event of Default has occurred and is continuing, the Administrative Agent shall be entitled to receive up to two such appraisals in any twelve-month period (not to exceed one appraisal per any three-month period), and all such appraisals or updates shall, at the election of the Administrative Agent, be physical on-site appraisals or updates. With respect to Eligible Real Property that constitutes a PP&E Component of the Borrowing Base, the U.S. Borrower shall provide to the Administrative Agent, upon request of the Administrative Agent and at the expense of the U.S. Borrower, (i) in any twelve-month period (which may be extended at the reasonable discretion of the Administrative Agent), one appraisal or update thereof of any or all of such Eligible Real Property from one or more Acceptable Appraisers (as selected by the U.S. Borrower), and prepared in a form and on a basis reasonably satisfactory to the Administrative Agent, such appraisal and/or update to include, without limitation, information required by applicable law and by the internal policies of the Administrative Agent and (ii) in any twelve-month period (which may be extended at the reasonable discretion of the Administrative Agent), one environmental audit or update thereof of any or all of such Eligible Real Property from one or more Acceptable Auditors, and prepared in a form and on a basis reasonably satisfactory to the Administrative Agent, such audit and/or update to include, without limitation, information required by applicable law and by the internal policies of the Administrative Agent; provided that, if an Audit Trigger Event has occurred within any twelve-month period or if an Event of Default has occurred and is continuing, the Administrative Agent shall be entitled to receive appraisals or updates with respect to such Real Property at least twice during such twelve-month period. In addition, the Loan Parties shall have the right (but not the obligation), at their expense, at any time and from time to time (but not more than twice per year) to provide the Administrative Agent with additional appraisals or updates thereof of any or all of the Collateral (including Real Property) from one or more Acceptable Appraisers (as selected by the U.S. Borrower), and prepared in a form and on a basis reasonably satisfactory to the Administrative Agent, in which case such appraisals or updates shall be used in connection with the determination of the Net Orderly Liquidation Value, the Net Orderly Liquidation Value In-Place, the Appraised Fair Market Value and the calculation of any Borrowing Base hereunder. In connection with any appraisal requested by the Administrative Agent pursuant to this Section 5.07, the Loan Parties shall be given twenty (20) days following such request by the Administrative Agent to choose and engage the Acceptable Appraiser prior to the commencement of such appraisal. With respect to each appraisal made pursuant to this Section 5.07 after the Closing Date, (i) the Administrative Agent and the Loan Parties shall each be given a reasonable amount of time to review and comment on a draft form of the appraisal prior to its finalization and (ii) any adjustments to the Net Orderly Liquidation Value, the Net Orderly Liquidation Value In-Place, the Appraised Fair Market Value or any Borrowing Base hereunder as a result of such appraisal shall become effective twenty (20) days following the finalization of such appraisal.

Section 5.08    Use of Proceeds. Use the proceeds of the Loans in the manner set forth in Section 3.12.

Section 5.09    Compliance with Environmental Laws. Comply with all Environmental Laws applicable to its operations and properties; and comply with and obtain and renew all material permits, licenses and other approvals required pursuant to Environmental Law for its operations and properties, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10    Further Assurances; Additional Mortgages.

(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to satisfy the Collateral and Guarantee Requirements and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties, and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)    If (i) any asset of the type or types constituting the ABL Priority Collateral is acquired by any Foreign Subsidiary Loan Party after the Closing Date or owned by an entity at the time it becomes a Foreign Subsidiary Loan Party or (ii) any asset (other than real property, which is covered by Section 5.10(c) below) that has an individual fair market value in an amount greater than $15.0 million is acquired by any Domestic Loan Party after the Closing Date or owned by an entity at the time it becomes a Domestic Loan Party (with respect to each of clauses (i) and (ii) above, other than assets (A) constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof, (B) that are subject to secured financing arrangements containing restrictions permitted by Section 6.09(c) pursuant to which a Lien on such assets securing the Obligations is not permitted or (C) that are not required to become subject to the Liens of the Administrative Agent pursuant to Section 5.10(f) or the Security Documents), cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, and all subject to paragraph (g) below.

(c)    (i) Promptly notify the Administrative Agent of the acquisition of, and, upon the written request of the Administrative Agent, grant and cause each of the Domestic Loan Parties to grant to the Administrative Agent security interests and mortgages in, such real property of such Domestic Loan Party as is not covered by the original Mortgages (other than assets that (A) are subject to permitted secured financing arrangements containing restrictions permitted by Section 6.09(c) pursuant to which a Lien on such assets securing the Obligations is not permitted or (B) are not required to become subject to the Liens of the Administrative Agent pursuant to Section 5.10(f) or the Security Documents), to the extent acquired after the Closing Date and having a value at the time of acquisition in excess of $15.0 million, and (ii) promptly notify the Administrative Agent of the acquisition of, and grant and cause each of the Foreign Subsidiary Loan Parties to grant to the Administrative Agent security interests and mortgages in, such Real Property of the Foreign Subsidiary Loan Party located in Eligible PP&E Jurisdictions that such Loan Parties have determined to include in the PP&E Component of the Borrowing Base and be included as Eligible Real Property hereunder, in each case pursuant to documentation in such form as is reasonably satisfactory to the Administrative Agent (each, an “Additional Mortgage”) and constituting valid and enforceable perfected Liens superior to and prior to the rights of all third persons and subject to no other Liens, except as are permitted by Section 6.02 or arising by operation of law and subject to the terms of the ABL Intercreditor Agreement, at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Loan Parties to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (g) below. Unless otherwise waived by the Administrative Agent or, in the case of Foreign Subsidiary Loan Parties, not customary in such Loan Party’s jurisdiction, with respect to each such Additional Mortgage, the U.S. Borrower shall deliver to the Administrative Agent contemporaneously therewith a title insurance policy and a survey meeting the requirements of subsection (g) of the definition of the term “Collateral and Guarantee Requirement”.

(d)    If any newly formed or acquired or any existing direct or indirect Subsidiary of the U.S. Borrower (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) becomes a Subsidiary Loan Party, within fifteen Business Days after the date such Subsidiary becomes a Subsidiary Loan Party, notify the Administrative Agent thereof and, within 30 Business Days after the date such Subsidiary becomes a Subsidiary Loan Party or such longer period as the Administrative Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Domestic Loan Party, subject to Section 5.10(f).

(e)    (i)    Furnish to the Administrative Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure or (C) in any Loan Party’s organizational identification number; provided that the U.S. Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid and perfected security interest in all the Collateral for the benefit of the applicable Secured Parties (to the extent intended to be created by the Security Documents) and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(f)    Notwithstanding anything to the contrary set forth in this Agreement or any Security Document, the Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other provisions of the Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) any property held by Holdings or by a Subsidiary that is not a Subsidiary Loan Party; (ii) any real property held by the U.S. Borrower or any Subsidiary Loan Party as a lessee under a lease; (iii) any real property held by the U.S. Borrower or any Subsidiary Loan Party outside the United States of America (other than any Real Property of a Foreign Subsidiary Loan Party included in the PP&E Component of the Borrowing Base); (iv) any vehicle; (v) certain cash, deposit accounts and securities accounts to be mutually agreed between the U.S. Borrower and the Administrative Agent; (vi) any Equity Interests if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) with respect to contractual obligations, such Equity Interests are not in a Wholly Owned Subsidiary and such obligation existed on the Closing Date or at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Equity Interests; (vii) any assets owned on or acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate any applicable law or a contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets owned on the Closing Date or acquired with Indebtedness of the type permitted pursuant to Section 6.01(i) or (j) or that is secured by a Lien of the type permitted pursuant to Section 6.02(i) or (j)); (viii) any Principal Property; (ix) any Equity Interests or evidences of Indebtedness of Indenture Restricted Subsidiaries owned by the U.S. Borrower or any Indenture Restricted Subsidiary; (x) any Equity Interests in excess of 65% of the outstanding voting Equity Interests of any “first tier” Foreign Subsidiary owned by a Domestic Loan Party or any “first tier” Qualified CFC Holding Company owned by a Domestic Loan Party and all of the outstanding Equity Interests of a Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of a Domestic Loan Party; (xi) (A) all assets that would constitute Notes Priority Collateral at any time that are not pledged to secure Notes Obligations (as defined in the ABL Intercreditor Agreement) at such time or (B) all assets of the Foreign Subsidiary Loan Parties that would constitute Notes Priority Collateral if such Foreign Subsidiary Loan Parties were Domestic Loan Parties (other than Equipment of the Foreign Subsidiary Loan Parties located in an Eligible PP&E Jurisdiction and Real Property of the Foreign Subsidiary Loan Party included in the PP&E Component of the Borrowing Base); (xii) any Subsidiary, asset or action with respect to which the Administrative Agent after consultation with the U.S. Borrower reasonably determines that the cost or other consequence of the satisfaction of the Collateral and Guarantee Requirement or the provisions of this Section 5.10 or of any Security Document with respect thereto is excessive in relation to the value of the security afforded thereby (in each case taking into account the costs and legal and practical difficulties of obtaining such guarantees and security from Foreign Subsidiaries, including (x) the costs of obtaining such guarantee or security interest, or perfecting such security interest, in relation to the value of the credit support to be afforded thereby, (y) general statutory limitations, financial assistance, corporate benefit, fraudulent preference, thin capitalization, retention of title claims and similar principles and (z) the fiduciary duties of directors, contravention of legal prohibitions or risk of personal or criminal liability on the part of any officer); (xiii) perfection of any security interest in Collateral to the extent such perfection (or the steps required to provide such perfection) would have a material adverse effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course as permitted by the Loan Documents; or (xiv) other than with respect to Section 5.12(b)(v), perfection of any security interest in receivables or other Collateral to the extent such perfection would require notice to customers of the U.S. Borrower and the Subsidiaries prior to the time that an Event of Default has occurred and is continuing.

(g)    Within ninety (90) days after the Closing Date (or such longer time period as the Administrative Agent may agree), deliver each Security Document set forth on Schedule 5.10.

Notwithstanding anything to the contrary in this Agreement, the Collateral Agreement or any other Loan Document, (x) the Administrative Agent may grant extensions of time for, or waive the requirements to obtain, the creation or perfection of security interests in, or the obtaining of title insurance and surveys with respect to, particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it determines, in consultation with the U.S. Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents and (y) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdictions, as otherwise agreed between the Administrative Agent and the U.S. Borrower.
Section 5.11    Fiscal Year; Accounting. In the case of the U.S. Borrower, cause its fiscal year to end on December 31 (or such other fiscal year end as is specified in a written notice delivered to the Administrative Agent by the U.S. Borrower; provided that such other fiscal year end is reasonably acceptable to the Administrative Agent).

Section 5.12    Cash Management Systems; Application of Proceeds of Accounts.

(a)    (i)    The U.S. Borrower and each Subsidiary Loan Party (A) shall enter into a customary account control agreement or equivalent arrangement, in a form reasonably satisfactory to the Administrative Agent and the relevant account bank (each, an “Account Control Agreement”) with the Collateral Agent and any bank or other financial institution with respect to accounts specified in Sections 5.12(c) and (d)(i), as applicable, and (B) may, at its option, enter into an Account Control Agreement with the Collateral Agent and any bank or other financial institution with which the U.S. Borrower or such Subsidiary Loan Party maintains any other account (each such account subject to an Account Control Agreement in subclauses (A) and (B) above, a “Controlled Account”), in each case, covering such account.

(ii)    Notwithstanding paragraph (i) above, the U.S. Borrower and each Subsidiary Loan Party may maintain separate payroll, disbursement and other fiduciary accounts (“Excluded Accounts”) so long as (A) the U.S. Borrower and such Subsidiary Loan Party shall use commercially reasonable efforts to ensure that such Excluded Accounts receive no deposits from Account Debtors in respect of an Account, (B) the U.S. Borrower and such Subsidiary Loan Party shall promptly upon becoming aware of any deposit in such accounts from Account Debtors in respect of an Account cause such deposits to be transferred to a Controlled Account, and (C) the U.S. Borrower and such Subsidiary Loan Party shall use commercially reasonable efforts to ensure that such accounts shall only receive deposits in amounts reasonably expected to be required to satisfy the payroll, disbursement or other fiduciary obligations to be made from such accounts from time to time. Notwithstanding the preceding sentence, the U.S. Borrower and the Subsidiary Loan Parties shall not be required to comply with the foregoing with respect to accounts specified in Schedule 5.12(a) until 90 days after the Closing Date (or such longer time permitted by the Administrative Agent).

(iii)    The U.S. Borrower and each Subsidiary Loan Party shall ensure that, with respect to any Eligible Intercompany Account transferred by a Seller to MSC Holding B.V., the relevant Account Debtors are, on the date of the notice to such Account Debtor of the transfer of the Account to MSC Holding B.V., instructed to pay such Accounts into a Collection Account of MSC Holding B.V. (or other accounts approved by the Administrative Agent in its sole discretion). If any such Account Debtor deposits amounts into an account other than an account owned by MSC Holding B.V., then the U.S. Borrower and each Subsidiary Loan Party shall ensure that an amount equal to such deposit is promptly (and in any event within two Business Days of the receipt thereof) transferred to a Collection Account of MSC Holding B.V.

(iv)    The U.S. Borrower and each Subsidiary Loan Party shall, promptly upon the applicable Collection Account becoming subject to an Account Control Agreement, (A) instruct each Account Debtor to make payment, or to continue to make payment, to a Controlled Account or an Additional Collection Account and (B) deposit in a Controlled Account or an Additional Collection Account (or, to the extent permitted pursuant to paragraph (ii) above, an Excluded Account) promptly all proceeds of such Accounts received by the U.S. Borrower and such Subsidiary Loan Party.

(v)    If the Account Debtor in respect of any Account of the U.S. Borrower or any Subsidiary Loan Party makes any payment to the U.S. Borrower or such Subsidiary Loan Party via wire transfer, the U.S. Borrower and such Subsidiary Loan Party shall use commercially reasonable efforts to direct the Account Debtor to make any such payments to a Controlled Account or an Additional Collection Account and if, notwithstanding such direction, such payment is not so made by such Account Debtor, the U.S. Borrower and such Subsidiary Loan Party shall deposit such amount in a Controlled Account or Additional Collection Account as soon as reasonably practicable, and in any event within two (2) Business Days of the receipt thereof.

(vi)    If any funds are received by the U.S. Borrower or any Subsidiary Loan Party from any Account Debtor in respect of any Account (including any TRE Receivables, which for the avoidance of doubt, shall not be subject to the foregoing clauses (iv) and (v)) by check or by any other means other than via wire transfer into a Controlled Account or an Additional Collection Account, the U.S. Borrower and such Subsidiary Loan Party shall cause such funds to be deposited into a Controlled Account or an Additional Collection Account as soon as reasonably practicable, and in any event within two (2) Business Days of the receipt thereof.

(vii)    In the event that (A) the U.S. Borrower or any Subsidiary Loan Party or any account bank shall, after the Closing Date, terminate an agreement with respect to the maintenance of a Controlled Account for any reason or (B) the Collateral Agent shall demand such termination as a result of the failure of such account bank to comply with the terms of the applicable Account Control Agreement, the U.S. Borrower or such Subsidiary Loan Party shall promptly notify all of its Account Debtors to make all future payments to another Controlled Account or, in the case of a Domestic Loan Party or a Canadian Loan Party, an Additional Collection Account, as applicable.

(viii)The U.S. Borrower and the Subsidiary Loan Parties may close and/or open any account (including any Controlled Account) maintained at any bank or other financial institution; provided that, in the case of any Domestic Loan Party or Canadian Loan Party, (x) such Loan Parties, collectively, shall at all times maintain at least one Primary Concentration Account and (y) any new Primary Concentration Account shall be subject to compliance with Section 5.12 with respect thereto.

(b)    (i)    Each Account Control Agreement shall require, after the occurrence and during the continuance of an Availability Trigger Event, the ACH or wire transfer no less frequently than once per Business Day (unless the Termination Date has occurred) of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each Controlled Account net of such minimum balance, if any, required by the bank at which such Controlled Account is maintained to an account maintained by the Collateral Agent (the “Dominion Account”). The Dominion Account shall at all times be under the sole dominion and control of the Collateral Agent.

(ii)    Subject to the ABL Intercreditor Agreement and any other applicable intercreditor agreement, all collected amounts received in the Dominion Account during the continuance of an Availability Trigger Event shall be distributed and applied on a daily basis in the order specified in Section 2.12(d) by the Administrative Agent; provided that, for the avoidance of doubt, any repayment or prepayment of the Revolving Facility Loans pursuant to this Section 5.12 shall not reduce the Revolving Facility Commitments then in effect.

(iii)    Any amounts held or received in the Dominion Account (including all interest and other earnings with respect thereto, if any) at any time (A) on or after the Termination Date, (B) when the Availability Trigger Event is no longer continuing or (C) when no Loans are outstanding and all Letters of Credit have been Cash Collateralized, shall be remitted to the applicable Loan Parties as the U.S. Borrower may direct.

(iv)    At any time at the request of the Administrative Agent in its sole discretion following the occurrence and during the continuance of (i) with respect to Collection Accounts of a Domestic Loan Party or a Canadian Loan Party, an Event of Default, and (ii) with respect to Collection Accounts of a U.K. Loan Party or a Dutch Loan Party, a Default, the U.S. Borrower and the applicable Subsidiary Loan Parties shall (A) either (x) immediately cause all of their existing Collection Accounts to be transferred to the name of the Collateral Agent or (y) to the extent such existing Collection Accounts cannot be transferred to the Collateral Agent, promptly open new Collection Accounts with (and, at the discretion of the Collateral Agent, in the name of) the Collateral Agent (such new bank accounts being Collection Accounts under and for the purposes of this Agreement), and (B) if new Collection Accounts have been established pursuant to this Section 5.12 (each a “New Collection Account”), ensure that the proceeds of all Accounts owing to the U.S. Borrower and such Subsidiary Loan Party will immediately be redirected to the New Collection Accounts. Until all collections relating to Accounts have been redirected to the New Collection Accounts, the U.S. Borrower and such Subsidiary Loan Party shall cause all amounts on deposit in any existing Collection Account to be transferred to a New Collection Account at the end of each Business Day; provided that, if the U.S. Borrower or such Subsidiary Loan Party does not instruct such redirection or transfer, each of them hereby authorizes the Collateral Agent to give such instructions on their behalf to the applicable Account Debtors and/or the account bank holding such existing Collection Account, as applicable.

(v)    At any time at the request of the Administrative Agent in its sole discretion following the occurrence and during the continuance of (i) with respect to a Domestic Loan Party or a Canadian Loan Party, an Event of Default, and (ii) with respect to the U.K. Loan Party or a Dutch Loan Party, a Default, each of the U.S. Borrower and Subsidiary Loan Party agrees that, if any of its Account Debtors have not previously received notice of the security interest of the Collateral Agent over the Accounts, it shall promptly give notice to such Account Debtors, and, if the U.S. Borrower and such Subsidiary Loan Party do not serve such notice, the U.S. Borrower and such Subsidiary Loan Party hereby authorize the Collateral Agent to serve such notice on their behalf.

(c)    Each of the Dutch Loan Parties and the U.K. Loan Parties shall enter into an Account Control Agreement with respect to each Collection Account of such Loan Party set forth on Schedule 5.12(c).

(d)    (i)    Each Domestic Loan Party and Canadian Loan Party shall enter into Account Control Agreements with respect to Primary Concentration Accounts of such Loan Party.

(ii)    Any funds deposited into an Additional Collection Account that is not itself a Controlled Account shall be transferred to a Controlled Account within two (2) Business Days (or, if an Availability Trigger Event has occurred and is continuing, one (1) Business Day) such that the aggregate remaining balance of all Additional Collection Accounts after giving effect to such transfer shall not exceed $5,000,000 (or, if an Availability Trigger Event has occurred and is continuing, $2,000,000).

(e)    Notwithstanding anything in this Section 5.12 to the contrary, the Loan Parties shall be deemed to be in compliance with the requirements set forth in paragraph (d) above or with respect to certain accounts set forth on Schedule 5.12(e) to the extent that the U.S. Borrower uses commercially reasonable efforts to establish the arrangements required in this Section 5.12 (or other arrangements otherwise agreed to between the U.S. Borrower and the Administrative Agent) within 30 days (with respect to Schedule 5.12(e)) and 90 days (with respect to paragraph (d) above), in each case following the Closing Date (or such later date as the Administrative Agent may agree).

Section 5.13    Financial Assistance. Comply in all respects with Sections 678 to 679 of the United Kingdom’s Companies Act 2006, including in relation to the execution of the Foreign Guarantee Agreement and the Foreign Security Documents and payments of amounts due under this Agreement.

Section 5.14    U.K. Pension Matters.

(a)    Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, ensure that all pension schemes operated by or maintained for the benefit of the U.S. Borrower and the Subsidiaries and/or any of their respective employees are fully funded based on the minimum funding requirement under Section 56 of the Pensions Act 1995 or the statutory funding objective under Section 222 of the Pensions Act 2004 or under any other applicable laws and that no action or omission is taken by any Subsidiary of the U.S. Borrower in relation to such a pension scheme that has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or the U.S. Borrower or any Subsidiary ceasing to employ any member of such a pension scheme).

(b)    Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, ensure that none of the U.S. Borrower or any Subsidiary is or has been at any time an employer (for the purposes of Sections 38 to 51 of the U.K. Pensions Act 2004) of an occupational pension scheme that is not a money purchase scheme (both terms as defined in the U.K. Pension Schemes Act 1993 or is “connected” with or an “associate” of (as those terms are used in Sections 39 or 43 of the Pensions Act 2004) such an employer.

Section 5.15    Canadian Pension Matters. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Loan Party will, in a timely fashion, comply with and perform in all material respects all of its obligations under and in respect of each Canadian Pension Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

ARTICLE VI
NEGATIVE COVENANTS

Each Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, no Borrower will, or will cause or permit any of the Material Subsidiaries to:
Section 6.01    Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)    The First Lien Notes, the 1-1/2 Lien Notes, the Second Lien Notes and the other Indebtedness existing, or incurred pursuant to facilities existing, on the Closing Date and set forth on Schedule 6.01 (provided that any such Indebtedness that is (i) intercompany Indebtedness and (ii) any other Indebtedness in an aggregate amount not to exceed $50.0 million shall be excluded from such Schedule 6.01) and, in each case, any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or, without duplication, replacements of such facilities that would constitute Permitted Refinancing Indebtedness with respect to such facilities if all Indebtedness available to be incurred thereunder were outstanding on the date of such replacement (other than Permitted Refinancing Indebtedness in respect of intercompany indebtedness of the U.S. Borrower or any Subsidiary owed to the U.S. Borrower or any Subsidiary Refinanced with Indebtedness owed to a person other than the U.S. Borrower or any Subsidiary);

(b)    Indebtedness created hereunder (including pursuant to Section 2.21) and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c)    Indebtedness of the U.S. Borrower and the Subsidiaries pursuant to Swap Agreements permitted by Section 6.11;
(d)    Indebtedness of the U.S. Borrower and the Subsidiaries owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Holdings (until a Qualified IPO), the U.S. Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided that, upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e)    Indebtedness of the U.S. Borrower to any Subsidiary and of any Subsidiary to the U.S. Borrower or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party owing to the Loan Parties shall be subject to Section 6.04(b) and (ii) Indebtedness of any Loan Party owing to any Subsidiary that is not a Subsidiary Loan Party shall be subordinated to the Loan Document Obligations and the Guarantees of Loan Document Obligations on terms reasonably satisfactory to the Administrative Agent;

(f)    Indebtedness of the U.S. Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to any Borrower or the applicable Subsidiary of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h)    (i)    (A) Indebtedness of a Subsidiary acquired after the Closing Date or a Person merged into or consolidated with the U.S. Borrower or any Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets or in connection with a Permitted Business Acquisition, which Indebtedness in each case, exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event or (B) Indebtedness incurred to finance any such acquisition or Permitted Business Acquisition and where, in each case, such acquisition, merger or consolidation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that, with respect to clause (i), immediately after giving effect to such acquisition, merger or consolidation, and the assumption or incurrence of any such Indebtedness, there shall be no Default or Event of Default and the Senior Secured Bank Leverage Ratio on a Pro Forma Basis shall not be greater than 4.25 to 1.00;

(i)    (i)    Capital Lease Obligations, mortgage financings and other purchase money Indebtedness incurred by the U.S. Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interests of any person owning such property) otherwise permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement (A) in an aggregate principal amount outstanding that at the time of, and after giving effect to, the incurrence thereof (together with the aggregate principal amount of the other Indebtedness outstanding pursuant to this clause (A) and any Permitted Refinancing Indebtedness in respect of Indebtedness initially incurred under this clause (A) that is incurred under clause (ii) hereof at any time that the requirements of clause (B) hereof are not satisfied at the time of such incurrence) would not in the aggregate exceed $100.0 million or (B) in any amount, so long as at the time of and after giving effect to the incurrence of such Indebtedness under this clause (B) and the use of proceeds thereof on a Pro Forma Basis, the Payment Conditions are satisfied, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(j)    Capital Lease Obligations incurred by the U.S. Borrower or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03, and any Permitted Refinancing Indebtedness in respect thereof;

(k)    other Indebtedness of the U.S. Borrower or any Subsidiary (pursuant to this paragraph (k)), in an aggregate principal amount outstanding that at the time of, and after giving effect to, the incurrence thereof, would not exceed $200.0 million;

(l)    Guarantees (i) by the U.S. Borrower or any Subsidiary Loan Party of any Indebtedness of the U.S. Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (ii) by the U.S. Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(aa)) and (iii) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party; provided that (A) Guarantees by the U.S. Borrower or any Subsidiary Loan Party under this Section 6.01(l) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Loan Document Obligations on terms not less favorable to the Lenders than the subordination terms of such other Indebtedness, (B) no subsidiary of the U.S. Borrower (other than Hexion Nova Scotia Finance ULC) that is not a Domestic Loan Party shall Guarantee the Second Lien Notes, the 1-1/2 Lien Notes, any First Lien Notes, the Debentures, any Permitted Refinancing Indebtedness in respect of any of the foregoing or any Indebtedness that is secured by any Second-Priority Liens and (C) no subsidiary of the U.S. Borrower that is not a Loan Party shall Guarantee any Indebtedness incurred pursuant to Section 6.01(w) or any Permitted Refinancing Indebtedness in respect thereof or any Permitted Refinancing Indebtedness incurred under Section 6.01(b);

(m)    Indebtedness arising from agreements of Holdings, the U.S. Borrower or any Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(n)    Indebtedness in connection with Permitted Receivables Financings;

(o)    Indebtedness in respect of any Additional Letter of Credit Facility (including any letters of credit issued thereunder), in an aggregate principal amount outstanding at any time not to exceed $50.0 million;

(p)    Indebtedness of the U.S. Borrower or any Subsidiary supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(q)    Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(r)    (i) other Indebtedness so long as (x) after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof on a Pro Forma Basis, the Payment Conditions are satisfied and (y) such Indebtedness is either unsecured or secured by Second-Priority Liens on the Collateral and (ii) Permitted Refinancing Indebtedness in respect thereof;

(s)    Any Indebtedness arising under guarantees entered into pursuant to Section 2:403 of the Dutch Civil Code in respect of a group company (groepsmaatschappij) incorporated in The Netherlands and any residual liability with respect to such guarantees arising under Section 2:404 of the Dutch Civil Code;

(t)    Any joint and several liability arising as a result of (or the establishment of) a fiscal unity (fiscale eenheid) between or among the Dutch Loan Parties or its equivalent in any other relevant jurisdiction;

(u)    all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (r) above and paragraphs (v) through (cc) below;

(v)    Indebtedness of the U.S. Borrower and the Subsidiaries incurred under lines of credit or overdraft facilities (including, but not limited to, intraday, ACH and purchasing card/T&E services) extended by one or more financial institutions reasonably acceptable to the Administrative Agent or one or more of the Lenders and (in each case) established for the U.S. Borrower’s and the Subsidiaries’ ordinary course of operations (such Indebtedness, the “Overdraft Line”), which Indebtedness may be secured as, but only to the extent, provided in Section 6.02(b) and in the Security Documents;

(w)    (i) other Indebtedness incurred, issued or assumed by the U.S. Borrower or any Subsidiary Loan Party so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom at the time of incurrence of such Indebtedness and after giving effect thereto and (B) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Senior Secured Bank Leverage Ratio on a Pro Forma Basis shall not be greater than 4.25 to 1.00 and (ii) Permitted Refinancing Indebtedness in respect thereof;

(x)    Indebtedness of Subsidiaries that are not Loan Parties or Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures; provided that the aggregate principal amount of Indebtedness outstanding under this clause (s), at any one time, shall not exceed $125.0 million;

(y)    Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(z)    unsecured Indebtedness in respect of obligations of the U.S. Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(aa)    Indebtedness representing deferred compensation to employees of the U.S. Borrower or any Subsidiary incurred in the ordinary course of business;

(bb)    Indebtedness consisting of promissory notes issued by the U.S. Borrower or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Parent Entity permitted by Section 6.06; and

(cc)    Indebtedness consisting of obligations of the U.S. Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with Permitted Business Acquisitions or any other Investment permitted hereunder.

For purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness described in Sections 6.01(a) through (cc) but may be permitted in part under any combination thereof and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness described in Sections 6.01(a) through (cc), the U.S. Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will only be required to include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses and such item of Indebtedness shall be treated as having been incurred or existing pursuant to only one of such clauses. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.
Section 6.02    Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

(a)    Liens on property or assets of the U.S. Borrower and the Subsidiaries existing on the Closing Date (including the Liens securing the First Lien Notes, the 1-1/2 Lien Notes and the Second Lien Notes) and set forth on Schedule 6.02(a) or, to the extent not listed in such Schedule 6.02(a), where the aggregate principal amount of Indebtedness secured thereby does not exceed $10 million in the aggregate, and any modifications, replacements, renewals or extensions thereof; provided that (i) such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect thereof) and shall not subsequently apply to any other property or assets of the U.S. Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof and (ii) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”; provided further that in the case of any such First Lien Notes, such Liens shall constitute Notes-Priority Liens;

(b)    any Lien created under the Loan Documents (including, without limitation, Liens created under the Security Documents securing obligations in respect of Swap Agreements to the extent such obligations constitute Obligations and the Overdraft Line secured pursuant to the Security Documents) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage; provided, however, in no event shall the holders of the Indebtedness under the Overdraft Line have the right to receive proceeds in respect of a claim in excess of $40.0 million in the aggregate (plus (i) any accrued and unpaid interest in respect of Indebtedness incurred by the U.S. Borrower and the Subsidiaries under the Overdraft Line and (ii) any accrued and unpaid fees and expenses owing by the U.S. Borrower and the Subsidiaries under the Overdraft Line) from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents;

(c)    any Lien on any property or asset of the U.S. Borrower or any Subsidiary securing Indebtedness permitted by Section 6.01(h) or Permitted Refinancing Indebtedness in respect thereof; provided that such Lien (i) does not apply to any other property or assets of the U.S. Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date (and refinancings thereunder) and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”;

(d)    Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e)    Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the U.S. Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f)    (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary;

(g)    deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with public utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by the U.S. Borrower or any Subsidiary in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)    zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way covenants, conditions, restrictions and declarations on or agreements with respect to the use of real property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the U.S. Borrower or any Subsidiary;

(i)    Liens securing Indebtedness permitted by Section 6.01(i); provided that such Liens attach only to property to which such Indebtedness relates (or accessions to such property and proceeds thereof); provided further that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender or an affiliate thereof;

(j)    Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof;

(k)    Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l)    other Liens with respect to property or assets of the U.S. Borrower or any Subsidiary not constituting Collateral for the Obligations with an aggregate fair market value (valued at the time of creation thereof) of not more than $50.0 million at any time;

(m)    Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to Section 5.10 and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(n)    Liens in respect of Permitted Receivables Financings that extend only to the receivables subject thereto;

(o)    any interest or title of a lessor or sublessor under any leases or subleases entered into by the U.S. Borrower or any Subsidiary in the ordinary course of business;

(p)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the U.S. Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the U.S. Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the U.S. Borrower or any Subsidiary in the ordinary course of business;

(q)    Liens arising by virtue of any statutory or common law provisions or similar provisions applicable in foreign jurisdictions relating to banker’s liens, rights of set-off or similar rights, including the pledges of an account bank pursuant to their respective general business terms (AGB-Pfandrechte) subject to the provisions of the respective German Security Documents;

(r)    Liens securing obligations in respect of trade-related letters of credit, trade-related bank guarantees or similar trade-related obligations permitted under Section 6.01(f), (k), (o) or (y) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;
(s)    licenses or sublicenses, leases or subleases (including with respect to intellectual property and software) granted in a manner consistent with past practice or granted to others in the ordinary course of business not interfering in any material respect with the business of the U.S. Borrower and the Subsidiaries, taken as a whole;

(t)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(u)    Liens on the assets of a Subsidiary that is not a Loan Party that secure obligations of a Subsidiary that is not a Loan Party permitted to be incurred under Section 6.01;

(v)    other Liens so long as, (i) after giving effect to any such Lien and the incurrence of any Indebtedness incurred at the time such Lien is created, incurred or permitted to exist, on a Pro Forma Basis, the Senior Secured Bank Leverage Ratio on the last day of the U.S. Borrower’s then most recently completed fiscal quarter for which financial statements are available shall be less than or equal to 4.50 to 1.00, (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (iii) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement; provided that, if such Liens are on the ABL Priority Collateral, such Liens shall constitute Notes-Priority Liens or Second-Priority Liens;

(w)    Notes-Priority Liens and Second-Priority Liens on Collateral (including Liens securing the First Lien Notes, the 1-1/2 Lien Notes and the Second Lien Notes), and, in each case, Permitted Refinancing Indebtedness in respect thereof;

(x)    Liens solely on any cash earnest money deposits made by the U.S. Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(y)    Liens arising out of consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(z)    Liens securing insurance premium financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

(aa)    Liens in favor of the U.S. Borrower or any Subsidiary Loan Party; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent;

(bb)    Liens (other than first-priority Liens on the ABL Priority Collateral) on not more than $20.0 million of deposits securing Swap Agreements permitted to be incurred under Section 6.11;

(cc)    deposits or other Liens (other than first-priority Liens on the ABL Priority Collateral) with respect to property or assets of the U.S. Borrower or any Subsidiary securing obligations in an aggregate principal amount outstanding at any time not exceeding $25.0 million;

(dd)    Liens arising from precautionary Uniform Commercial Code financing statements or PPSA financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;
(ee)    the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein in Canada; provided they do not reduce the value of any ABL Priority Collateral or interfere in any material respect with the ordinary conduct of the business of the U.S. Borrower or any Subsidiary; and, with respect to real property which is located in Alberta, any exceptions and qualifications to title set forth in any applicable land titles or similar legislation in Alberta, so long as (i) no funds in relation to such exception and qualifications are at any time owing beyond the date on which they are due and (ii) such exceptions and qualifications do not have a material adverse impact on the value of the lands to which they relate or the business being conducted thereon;

(ff)    Liens on Equity Interests in joint ventures securing obligations of such joint venture;

(gg)    Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (5) of the definition thereof;

(hh)    Liens on the Equity Interests of Momentive Specialty Chemicals Pty. Ltd. to the extent securing Indebtedness of Momentive Specialty Chemicals Pty Ltd. and its Subsidiaries permitted hereunder;

(ii)    Liens on goods or Inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the U.S. Borrower or any Subsidiary in the ordinary course of business; provided that such Lien secures only the obligations of the U.S. Borrower or such Subsidiary, as applicable, in respect of such letter of credit or bank guarantee to the extent permitted under Section 6.01 (other than Section 6.01(k));

(jj)    Liens securing obligations under any Secured Hedge Agreements or Secured Cash Management Agreements; provided that, if such Lien shall be first-priority liens on the ABL Priority Collateral, then (i) any payments made with respect to such Secured Hedge Agreements or Secured Cash Management Agreement shall be junior in the payment waterfall to any payments with respect to any Loans under any Loan Document or (ii) such Lien shall not secure Obligations of any Designated Secured Hedge Agreements or Designated Secured Cash Managements which exceed in the aggregate $50.0 million at any one time;

(kk)    Liens on assets (other than first-priority Liens on the ABL Priority Collateral) in respect of any Additional Letter of Credit Facility permitted under Section 6.01(o);

(ll)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien permitted by the foregoing clauses; provided, however, that (x) such new Lien shall be limited to all or part of the same property (which, for the avoidance of doubt, may include after-acquired property to the extent such after-acquired property would be subject to the existing Lien) that secured the original Lien (plus improvements on and accessions to such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and
(mm)    Any Lien arising under the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in The Netherlands pursuant to its general terms and conditions; provided that, with respect to Collection Accounts, such Lien solely secures payment of fees and similar costs and expenses of such member or financial institution.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in Section 6.02(a) through (mm) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in Sections 6.02(a) through (mm), the U.S. Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the above clauses and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.
Section 6.03    Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided that a Sale and Lease-Back Transaction shall be permitted with respect to (a) Excluded Property, (b) property (A) owned by the U.S. Borrower or any Subsidiary Loan Party that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition of such property or (B) owned by any Subsidiary that is not a Loan Party regardless of when such property was acquired, and (c) any property owned by the U.S. Borrower or any Subsidiary Loan Party, if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, (x) the Remaining Present Value of such lease (together with the Remaining Present Value of outstanding leases previously entered into under this Section 6.03(c)(x)) would not in the aggregate exceed the greater of $100.0 million and 3.3% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date the lease was entered into for which financial statements have been delivered pursuant to Section 5.04 or (y) the Payment Conditions are satisfied on a Pro Forma Basis.

Section 6.04    Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests of, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a)    Investments arising as a result of Permitted Receivables Financings;

(b)    (i) Investments by the U.S. Borrower or any Subsidiary in joint ventures or the Equity Interests of any Subsidiary; (ii) intercompany loans from the U.S. Borrower or any Subsidiary to the U.S. Borrower or any Subsidiary or joint ventures; and (iii) Guarantees by the U.S. Borrower or any Subsidiary of Indebtedness of a joint venture or of Indebtedness otherwise permitted hereunder of the U.S. Borrower or any Subsidiary; provided that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write‑downs or write‑offs thereof) made after the Closing Date by the Loan Parties pursuant to clause (i) in joint ventures and Subsidiaries that are not Subsidiary Loan Parties, plus (B) net intercompany loans made by Loan Parties after the Closing Date to joint ventures and Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (ii), plus (C) Guarantees by Loan Parties of Indebtedness after the Closing Date of joint ventures and Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (iii) (other than Guarantees by Loan Parties of the obligations under Secured Hedge Agreements of the Subsidiaries that are not Loan Parties), shall not exceed an aggregate net amount equal to $25.0 million (plus any return of capital actually received by the respective investors in respect of Investments theretofore made by them pursuant to this paragraph (b)); and provided further that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations and intercompany sales of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries shall not be included in calculating the limitation in this paragraph at any time;

(c)    Permitted Investments and Investments that were Permitted Investments when made;

(d)    Investments arising out of the receipt by the U.S. Borrower or any Subsidiary of non-cash consideration for the sale of assets permitted under Section 6.05;

(e)    loans and advances to officers, directors, employees or consultants of Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary (i) in the ordinary course of business not to exceed $2.5 million in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of any Parent Entity or the U.S. Borrower solely to the extent that the amount of such loans and advances are contributed to the U.S. Borrower in cash as common equity;

(f)    accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g)    Swap Agreements permitted pursuant to Section 6.11;

(h)    Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date);

(i)    Investments resulting from pledges and deposits referred to in Sections 6.02(f), (g), (k), (t), (x), (bb) and (cc);

(j)    other Investments by the U.S. Borrower or any Subsidiary; provided that, after giving effect to such Investment, the aggregate amount of all Investments made pursuant to this paragraph (j) (valued at the time of the making thereof, and without giving effect to any write‑downs or write‑offs thereof) shall not exceed $25.0 million (plus any returns of capital actually received by the respective investor in respect of Investments theretofore made by it pursuant to this paragraph (j));

(k)    Investments constituting Permitted Business Acquisitions;

(l)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons or in the ordinary course of business;

(m)    intercompany loans and other Investments between Subsidiaries that are not Loan Parties and Guarantees by Subsidiaries that are not Loan Parties permitted by Section 6.01(l);

(n)    Investments consisting of purchases and acquisitions of Inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business;

(o)    the Transactions;

(p)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the U.S. Borrower or any Subsidiary as a result of a foreclosure by the U.S. Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(q)    Investments of a Subsidiary acquired after the Closing Date or of an entity merged into, or amalgamated or consolidated with, the U.S. Borrower or merged into or amalgamated or consolidated with a Subsidiary in accordance with Section 6.05 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and

(r)    Investments received substantially contemporaneously in exchange for Equity Interests of the U.S. Borrower or any Parent Entity;

(s)    Guarantees by the U.S. Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Subsidiary in the ordinary course of business;

(t)    Investments in connection with the purchase, cancellation, or repayment of the Industrial Revenue Bonds, at par or at a premium;

(u)    Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(v)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(w)    advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the U.S. Borrower or the Subsidiaries;
(x)    Investments by U.S. Borrower or the Subsidiaries, including loans to any Parent Entity, if the U.S. Borrower or any other Subsidiary would otherwise be permitted to make a Dividend in such amount (provided that the amount of any such Investment shall also be deemed to be a Dividend under the appropriate clause of Section 6.06 for all purposes of this Agreement);

(y)    acquisitions by any Loan Party of obligations of one or more officers or other employees of the U.S. Borrower, any Parent Entity, such Loan Party or its subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of the U.S. Borrower or any Parent Entity, so long as no cash is actually advanced by the U.S. Borrower, any other Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(z)    Investments to the extent that payment for such Investments is made with Equity Interests of the U.S. Borrower or any Parent Entity;

(aa)    Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04); and

(bb)    other Investments, provided that, after giving effect to such Investment on a Pro Forma Basis, the Payment Conditions are satisfied.

The amount of Investments that may be made at any time pursuant to either Section 6.04(b) or 6.04(j) (such Sections, the “Related Sections”) may, at the election of the U.S. Borrower, be increased by the amount of Investments that could be made at such time under the other Related Section; provided that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.
Section 6.05    Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Subsidiary or, except to the extent otherwise permitted by Section 6.01, any Disqualified Stock of the U.S. Borrower, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

(a)    (i) the lease, purchase and sale of Inventory in the ordinary course of business by the U.S. Borrower or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the U.S. Borrower or any Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the U.S. Borrower or any Subsidiary or (iv) the sale or disposition of Permitted Investments in the ordinary course of business;

(b)    if at the time thereof and immediately thereafter no Default shall have occurred and be continuing or would result therefrom, (i) the merger, amalgamation or consolidation of any Subsidiary into the U.S. Borrower in a transaction in which the U.S. Borrower is the survivor, (ii) the merger, amalgamation or consolidation of any Domestic Subsidiary into or with any Domestic Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Domestic Subsidiary Loan Party or the merger or consolidation of any Foreign Subsidiary into or with any Foreign Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Foreign Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the U.S. Borrower or a Subsidiary Loan Party receives any consideration, (iii) the merger, amalgamation or consolidation of any Subsidiary that is not a Subsidiary Loan Party into or with any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than any Borrower) if the U.S. Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the U.S. Borrower or such Subsidiary and is not materially disadvantageous to the Lenders or (v) any Subsidiary may merge with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary;

(c)    sales, transfers, leases, licenses or other dispositions (i) to the U.S. Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this paragraph (c) shall be made in compliance with Sections 6.04 and 6.07 or shall be made at a time when the Payment Conditions are satisfied or (ii) by any Subsidiary that is not a Subsidiary Loan Party;

(d)    Sale and Lease-Back Transactions permitted by Section 6.03;

(e)    Investments permitted by Section 6.04, Liens permitted by Section 6.02 and Dividends permitted by Section 6.06;

(f)    any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the U.S. Borrower and the Subsidiaries as a whole, as determined in good faith by the management of the U.S. Borrower, which in the event of a swap with a fair market value in excess of (x) $10.0 million shall be evidenced by a certificate from a Responsible Officer of the U.S. Borrower and (y) $25.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the U.S. Borrower;

(g)    the sale or other disposition of defaulted receivables and the compromise, settlement and collection of receivables in the ordinary course of business or in bankruptcy or other proceedings concerning the account party thereon and not as part of an accounts receivable financing transaction;

(h)    sales, transfers, leases or other dispositions of assets (other than the ABL Priority Collateral); provided that the net proceeds thereof, if any, are applied in accordance with the terms of the First Lien Notes Documents (or the document governing any Permitted Refinancing Indebtedness in respect thereof), to the extent required thereby;

(i)    Permitted Business Acquisitions (including any merger, consolidation or asset acquisition in connection with a Permitted Business Acquisition); provided that, following any such merger or consolidation (i) involving any Borrower, such Borrower is the surviving corporation (and, if such merger or consolidation involves the U.S. Borrower, the U.S. Borrower is the surviving corporation), (ii) involving a Subsidiary Loan Party, the surviving or resulting entity shall be a Subsidiary Loan Party that is a Wholly Owned Subsidiary and (iii) involving a Subsidiary that is not a Loan Party, the surviving or resulting entity shall be a Wholly Owned Subsidiary;

(j)    leases, licenses, cross-licensing arrangements, or subleases or sublicenses of any real or personal property (including any technology or other intellectual property) of the U.S. Borrower or any Subsidiary in the ordinary course of business;
(k)    sales, leases or other dispositions of inventory of the U.S. Borrower and the Subsidiaries determined by the management of the U.S. Borrower to be no longer useful or necessary in the operation of the business of the U.S. Borrower or any of the Subsidiaries;

(l)    sales, transfers, leases or other dispositions; provided that (i) the aggregate gross proceeds thereof shall not exceed, in any fiscal year of the U.S. Borrower, $50.0 million, (ii) no Default or Event of Default exists or would result therefrom and (iii) any net cash proceeds received by the U.S. Borrower or a Subsidiary in any such sale, transfer, lease or disposition shall be applied in accordance with Section 2.12(e); provided further that amounts not fully utilized in any fiscal year may be carried forward and utilized in subsequent fiscal years;

(m)    other sales, transfers, leases or dispositions; provided that (i) no Default or Event of Default exists or would result therefrom and (ii) after giving effect to any such sale, transfer, lease or other disposition on a Pro Forma Basis, the Payment Conditions are satisfied; provided further that, if such sale, transfer, lease or other disposition decreases the Global Borrowing Base by 10.0% or more (after giving effect thereto), the U.S. Borrower shall deliver a pro forma Borrowing Base Certificate on or prior to the date thereof;

(n)    the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to Permitted Receivables Financings or factoring programs; provided that, a sale or other transfer to a person other than a Loan Party of any TRE Receivable included as an Eligible Receivable in the calculation of any Borrowing Base in the most recently delivered Borrowing Base Certificate pursuant to 5.05(f) shall not be permitted; and

(o)    the Transactions.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases, licenses or other dispositions (x) to Loan Parties or (y) permitted by Sections 6.05(e), (g), (k) or (o)) unless such disposition is for fair market value (as determined by the U.S. Borrower in good faith), and (ii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a), (c)(ii), (d), (h), (l) or (m) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided that the provisions of clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value of less than $10.0 million; and provided further that, for purposes of clause (ii), (A) the amount of any liabilities (as shown on the U.S. Borrower’s or any Subsidiary’s most recent balance sheet or in the notes thereto) of the U.S. Borrower or any Subsidiary of the U.S. Borrower (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets or otherwise cancelled in connection with such transaction, (B) any notes or other obligations or other securities or assets received by the U.S. Borrower or such Subsidiary of the U.S. Borrower from such transferee that are converted by the U.S. Borrower or such Subsidiary of the U.S. Borrower into cash within 180 days of the receipt thereof (to the extent of the cash received) and (C) any Designated Non-Cash Consideration received by the U.S. Borrower or any of the Subsidiaries in such transaction ((1) having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C)(1) that is at that time outstanding, not to exceed $50.0 million at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), or (2) after giving effect to such receipt on a Pro Forma Basis, the Payment Conditions are satisfied), shall, in each case of clause (A), (B) and (C), be deemed to be cash. To the extent any Collateral is disposed of in a transaction permitted by this Section 6.05 to any person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall take, and shall be authorized by each Lender to take, any actions reasonably requested by the U.S. Borrower in order to evidence the foregoing.
Section 6.06    Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make, directly or indirectly, any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any Equity Interests of the U.S. Borrower or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the U.S. Borrower or any Parent Entity (any of the foregoing dividends, distributions, redemptions, repurchases, retirements, other acquisitions or setting aside of amounts, “Dividends”); provided, however, that:

(a)    any Subsidiary may declare and pay Dividends to the U.S. Borrower or to any Wholly Owned Subsidiary of the U.S. Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the U.S. Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the U.S. Borrower or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not the U.S. Borrower or a Subsidiary is permitted under Section 6.04);

(b)    prior to a Qualified IPO of the U.S. Borrower, (i) the U.S. Borrower or any Subsidiary may declare and pay Dividends in respect of (A) overhead and legal, accounting and other professional fees and expenses of any Parent Entity, (B) fees and expenses related to any public offering or private placement of debt or equity securities of any Parent Entity (whether or not successful), (C) franchise taxes and other fees, taxes and expenses in connection with the maintenance of any Parent Entity’s existence and its direct or indirect ownership of the U.S. Borrower; provided that, in the case of such clauses (A), (B) and (C), the amount of such Dividends shall not exceed the portion of any amounts referred to in such clauses (A), (B) and (C) that are allocable to the U.S. Borrower and its Subsidiaries (which shall be 100.0% for so long as such Parent Entity owns no assets other than the Equity Interests in the U.S. Borrower or a Parent Entity); (ii) payments permitted by Section 6.07(b); (iii) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any Parent Entity, in each case in order to permit such Parent Entity to make such payments; and (iv) Tax Distributions.

(c)    the U.S. Borrower or any Subsidiary may make Dividends to any Parent Entity the proceeds of which are used to purchase or redeem Equity Interests of any Parent Entity or the U.S. Borrower (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of any Parent Entity or the U.S. Borrower or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year $10.0 million (plus the amount of net proceeds (x) received by any Parent Entity (to the extent contributed to the U.S. Borrower) or the U.S. Borrower during such calendar year from sales of Equity Interests of any Parent Entity or the U.S. Borrower, to directors, consultants, officers or employees of any Parent Entity, the U.S. Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) of any key-man life insurance policies received during such calendar year), which, if not used in any year, may be carried forward to any subsequent calendar year; and provided further that cancellation of Indebtedness owing to the U.S. Borrower or any Subsidiary from members of management of any Parent Entity, the U.S. Borrower or any Subsidiary in connection with a repurchase of Equity Interests of any Parent Entity will not be deemed to constitute a Dividend for purposes of this Section 6.06;

(d)    non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options are permitted hereunder;

(e)    the U.S. Borrower or any Subsidiary may pay Dividends so long as, after giving effect to such Dividends on a Pro Forma Basis, the Payment Conditions are satisfied;

(f)    as long as no Default or Event of Default is continuing or would result therefrom, the U.S. Borrower or any Subsidiary may pay Dividends in an aggregate amount equal to (i) together with any payments or distributions made under Section 6.09(b)(i)(e), $10.0 million plus (ii) the cash proceeds to the U.S. Borrower of the substantially contemporaneous issuance, sale or exchange of Equity Interests of the U.S. Borrower or any Parent Entity;

(g)    the U.S. Borrower or any Subsidiary may make Constructive Distributions;

(h)    the U.S. Borrower or any Subsidiary may pay Dividends to minority shareholders of any subsidiary that is acquired pursuant to a Permitted Business Acquisition pursuant to appraisal or dissenters’ rights with respect to shares of such subsidiary held by such shareholders;

(i)    the U.S. Borrower and its Subsidiaries may consummate the Transactions;

(j)    the U.S. Borrower or any Subsidiary may pay Dividends to allow any Parent Entity to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person; and

(k)    the U.S. Borrower or any Subsidiary may make Dividends to any Parent Entity to finance any Investment permitted to be made pursuant to Section 6.04; provided that (i) such Dividends shall be made substantially concurrently with the closing of such Investment and (ii) such Parent Entity shall, immediately following the closing thereof, cause (A) all property acquired (whether assets or Equity Interests) to be contributed to the U.S. Borrower or a Subsidiary or (B) the merger (to the extent permitted in Section 6.05) of the person formed or acquired into the U.S. Borrower or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, subject to the requirements of Section 5.10.

Section 6.07    Transactions with Affiliates.

(a)    Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of the U.S. Borrower in a transaction involving aggregate consideration in excess of $5.0 million, unless such transaction is (i) otherwise expressly permitted (or required) with such Affiliates or holders under this Agreement or (ii) upon terms no less favorable to the U.S. Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate.

(b)    The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(i)    any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the U.S. Borrower;

(ii)    loans or advances to employees or consultants of any Parent Entity, the U.S. Borrower or any of the Subsidiaries in accordance with Section 6.04(e);

(iii)    transactions among the U.S. Borrower and any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, amalgamation or consolidation in which a Subsidiary is the surviving entity) not prohibited by this Agreement;

(iv)    the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of any Parent Entity, the U.S. Borrower and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the U.S. Borrower and its Subsidiaries (which shall be 100.0% for so long as such Parent Entity owns no assets other than the Equity Interests in the U.S. Borrower or another Parent Entity and assets incidental to the ownership of the U.S. Borrower and the Subsidiaries);

(v)    transactions pursuant to the agreements and arrangements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto or a substantially similar transaction or arrangement to the extent such amendment or substantially similar transaction or arrangement is not adverse to the Lenders in any material respect;

(vi)    (A) any employment agreements entered into by the U.S. Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(vii)    Dividends permitted under Section 6.06, including payments to any Parent Entity;

(viii)    any purchase of Equity Interests of the U.S. Borrower or any contribution to the equity capital of the U.S. Borrower;

(ix)    payments by the U.S. Borrower or any of the Subsidiaries to the Fund or any Fund Affiliate made for any customary financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of Holdings (prior to a Qualified IPO), or the U.S. Borrower, or a majority of disinterested members of such Board, in good faith;

(x)    payments or loans (or cancellation of loans) to employees or consultants that are (i) approved by a majority of the Board of Directors or the managing member of the U.S. Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;

(xi)    transactions with Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;

(xii)    any transaction in respect of which the U.S. Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the U.S. Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing, that is (a) in the good faith determination of the U.S. Borrower qualified to render such letter and (b) reasonably satisfactory to the Administrative Agent, which letter states that (A) such transaction is on terms that are no less favorable to the U.S. Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (B) is fair, from a financial point of view, to the U.S. Borrower or such Subsidiary;

(xiii)    subject to clause (xix) below, the payment of all fees, expenses, bonuses and awards related to the Transactions and the 2015 Transactions, or as set forth on Schedule 6.07, including fees payable to the Fund or any Fund Affiliate;

(xiv)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement and upon terms no less favorable to the U.S. Borrower or the Subsidiaries than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate (as determined by the U.S. Borrower in good faith);

(xv)    transactions between the U.S. Borrower or any of the Subsidiaries and any person, a director of which is also a director of the U.S. Borrower or any Parent Entity, provided, however, that (A) such director abstains from voting as a director of the U.S. Borrower or such Parent Entity, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the U.S. Borrower for any reason other than such director’s acting in such capacity;

(xvi)    transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice;

(xvii)    transactions permitted by, and complying with, the provisions of Section 6.05;

(xviii)    transactions pursuant to any Permitted Receivables Financing;

(xix)    any agreement to pay, and the payment of, monitoring, management, transaction, advisory or similar fees payable to the Fund or any Fund Affiliate (by the U.S. Borrower and all Subsidiaries) in the aggregate amount in any fiscal year not to exceed the sum of (i) the greater of (x) $3.0 million and (y) 2.0% of EBITDA of the U.S. Borrower and the Subsidiaries on a consolidated basis for the immediately preceding fiscal year; plus (ii) any deferred fees (to the extent such fees were within such amount in clause (i) above originally), plus (iii) 1.0% of the value of transactions with respect to which the Fund or any Fund Affiliate provides any transaction, advisory or other services, plus (iv) as long as no Event of Default has occurred and is continuing, in the event of a Qualified IPO, the present value of all future amounts payable pursuant to any agreement referred to above in connection with the termination of such agreement with the Fund and its Fund Affiliates; provided that, if any such payment pursuant to clause (iv) is not permitted to be paid as a result of an Event of Default, such payment shall accrue and may be payable when no Events of Default are continuing to the extent that no further Event of Default would result therefrom;

(xx)    intercompany transactions for the purpose of improving the consolidated tax efficiency of the U.S. Borrower and the Subsidiaries; and

(xxi)    payments by any Parent Entity, the U.S. Borrower and the Subsidiaries pursuant to tax sharing agreements among such Parent Entity, the U.S. Borrower and the Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party.

Section 6.08    Business of the U.S. Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than:

(a)    in the case of the U.S. Borrower and any Material Subsidiary (other than the Notes Issuers), any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Transactions and 2015 Transactions;

(b)    in the case of a Special Purpose Receivables Subsidiary, Permitted Receivables Financings;

(c)    in the case of any Notes Issuer, (i) ownership of intercompany loans, (ii) performance of its obligations under and in connection with the First Lien Notes Documents, the 1-1/2 Lien Notes Documents and the Second Lien Notes Documents, as applicable (and the documents governing any Permitted Refinancing Indebtedness in respect of the First Lien Notes, the 1-1/2 Lien Notes or the Second Lien Notes) and any other Indebtedness permitted to be incurred by them under Section 6.01 and the Loan Documents and (iii) actions required by law to maintain its existence.

Section 6.09    Limitation on Modifications and Payments of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a)    Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or limited liability company operating agreement or other organizational documents of the U.S. Borrower, any Subsidiary Loan Party or any Material Subsidiary the equity of which is pledged pursuant to a Security Document.

(b)    (i)    Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness of the U.S. Borrower or any Subsidiary Loan Party that is expressly subordinate to the Loan Document Obligations (“Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (a) Refinancings permitted by Section 6.01(k), (r) or (w), (b) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing, (c) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the U.S. Borrower or any Subsidiary by the U.S. Borrower or any Parent Entity from the issuance, sale or exchange by the U.S. Borrower (or any direct or indirect parent of the U.S. Borrower) of Equity Interests made within eighteen months prior thereto, (d) the conversion of any Junior Financing to Equity Interests of the U.S. Borrower or any of its direct or indirect parents; and (e) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, payments or distributions in respect of Junior Financings prior to their scheduled maturity (1) made, in an aggregate amount, together with any Dividends made under Section 6.06(f)(i), not to exceed $10.0 million or (2) if, after giving effect to such payment and distributions on a Pro Forma Basis, the Payment Conditions are satisfied; or
(ii)    Amend or modify, or permit the amendment or modification of, any provision of any Junior Financing (or any Permitted Refinancing Indebtedness in respect thereof) or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (a) are not in any manner materially adverse to Lenders and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders or (b) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.

(c)    Permit any Material Subsidiary or, in the case of clause (ii) below, the U.S. Borrower, to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances by such Material Subsidiary to Holdings, the U.S. Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary Loan Party or (ii) the granting of Liens by such Material Subsidiary or the U.S. Borrower pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:
(A)restrictions imposed by applicable law;

(B)contractual encumbrances or restrictions (i) in effect on the Closing Date (including under the First Lien Notes Documents, the 1-1/2 Lien Notes Documents and the Second Lien Notes Documents), (ii) under any Additional Letter of Credit Facility, (iii) on the granting of Liens pursuant to documentation governing Indebtedness incurred in compliance with Section 6.01 that is secured by Liens pursuant to Section 6.02 on terms that are consistent with, or not materially more restrictive, taken as a whole, than, the restrictions set forth in any of the Notes, or (iv) pursuant to documentation related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Closing Date that does not expand the scope of any such encumbrance or restriction;
(C)any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Subsidiary pending the closing of such sale or disposition;

(D)customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E)any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (other than Indebtedness secured by Second-Priority Liens on the Collateral) to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F)customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(G)customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(H)customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(I)customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(J)any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary and such restriction does not apply to the U.S. Borrower or any other Subsidiary;

(K)customary net worth provisions contained in real property leases entered into by the U.S. Borrower or its Subsidiaries, so long as the U.S. Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the U.S. Borrower and the Subsidiaries to meet their ongoing obligations;

(L)restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the U.S. Borrower that is not a Subsidiary Loan Party;

(M)restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(N)restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary;

(O)any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Sections 6.01(k), (r) or (w) or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in any of the Notes; or

(P)any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (O) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the U.S. Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.10    Fixed Charge Coverage Ratio. If at the close of business on any day an Availability Trigger Event shall exist, permit the Fixed Charge Coverage Ratio to be less than 1.0 to 1.0 until such time as no Availability Trigger Event shall exist. For purposes of this testing, (a) the Fixed Charge Coverage Ratio will be computed based upon the information available as of the last day of the most recent fiscal quarter ending prior to such day for which financial statements are available, and (b) whether an Availability Trigger Event exists will be continually tested as of the close of business each day so that the Fixed Charge Coverage Ratio may apply (or not apply) multiple times within any particular fiscal quarter. Additionally, for purposes of this Section 6.10, when calculating Excess Availability under the definition of “Availability Trigger Event”, Excess Availability for a non-Business Day shall be Excess Availability as of the immediately preceding Business Day.

Section 6.11    Swap Agreements. Enter into any Swap Agreement for speculative purposes. For the avoidance of doubt, the following shall not be deemed speculative: (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the U.S. Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities (including raw material, supply costs and currency risks), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary, and (c) Swap Agreements entered into in order to swap currency in connection with funding the business of Holdings, the U.S. Borrower and the Subsidiaries in the ordinary course of business.

Section 6.12    No Other “Designated Senior Debt”. Designate, or permit the designation of, any Indebtedness as “Designated Senior Debt” or any other similar term for the purpose of the definition of the same in, or the subordination provisions contained in, any indenture governing Indebtedness permitted to be incurred hereunder that is senior subordinated Indebtedness, other than the Obligations under this Agreement and the other Loan Documents and the obligations in respect of the Notes and other senior debt permitted to be incurred under Section 6.01 and any Permitted Refinancing thereof.

Section 6.13    Fiscal Year; Accounting. In the case of the U.S. Borrower or any Subsidiary, permit its fiscal year to end on any date other than December 31 without prior notice to the Administrative Agent given concurrently with any required notice to the SEC.

ARTICLE VIA
HOLDINGS’ NEGATIVE COVENANT
SECTION 6.01A.    Holdings’ Negative Covenant. Holdings covenants and agrees with each Lender that, until the earlier of a Qualified IPO and the Termination Date, unless the Required Lenders shall otherwise consent in writing, (a) Holdings will not create, incur, assume or permit to exist any Lien (other than Liens of a type permitted by Section 6.02(d), (e), (k) or (q)) on any of the Equity Interests issued by the U.S. Borrower to Holdings other than Liens created under the Loan Documents and Liens securing any First Lien Notes or other Indebtedness secured by first‑priority liens on the Collateral permitted by Section 6.02 and (b) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that, so long as no Default exists or would result therefrom, Holdings may merge with any other person.
ARTICLE VII
EVENTS OF DEFAULT

Section 7.01    Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a)    any representation or warranty made or deemed made by the U.S. Borrower or any other Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate (including the Borrowing Base Certificate and the Perfection Certificate), financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by the U.S. Borrower or any other Loan Party;

(b)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)    default shall be made in the payment of any interest on any Loan or on any L/C Disbursement, the reimbursement with respect to any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)    any default shall be made in the due observance or performance by the U.S. Borrower (or, with respect to Section 5.08, the Dutch Borrower) of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the U.S. Borrower), 5.05(a), 5.08, or in Article VI (subject to Section 7.03);

(e)    default shall be made in the due observance or performance by the U.S. Borrower or any Subsidiary Loan Party of any covenant, condition or agreement contained in any Loan Document (other than defaults specifically addressed in paragraphs (b), (c) and (d) above and (l)(iv) below) and such default shall continue unremedied for a period of 30 days (or, in the case of Section 5.12(a)(vi), (b) and (d)(ii) only, five (5) Business Days) after notice thereof from the Administrative Agent to the U.S. Borrower;

(f)    (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) the U.S. Borrower or any Subsidiary shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g)    there shall have occurred a Change in Control;

(h)    an involuntary case or proceeding shall be commenced or an involuntary petition shall be filed (including the filing of a notice of intention in respect thereof) relating to (i) the liquidation, reorganization, winding up, dissolution or suspension of general operations or other relief in respect of the U.S. Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of the U.S. Borrower or any of the Subsidiaries under any Debtor Relief Law, (ii) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for the U.S. Borrower or any of the Subsidiaries or for a substantial part of the property or assets of the U.S. Borrower or any of the Subsidiaries; or (iii) the winding-up or liquidation of the U.S. Borrower or any of the Subsidiaries (except, in the case of any Subsidiary (other than any Borrower), in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days (but in respect of any Subsidiary incorporated in England and Wales, 28 days) or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    the U.S. Borrower or any of the Subsidiaries shall (i) voluntarily commence any proceeding or file any petition or application seeking liquidation, winding up, reorganisation or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, interim receiver, receiver and manager, receiver, trustee, custodian, sequestrator, conservator or similar official for the U.S. Borrower or any of the Subsidiaries or for a substantial part of the property or assets of the U.S. Borrower or any of the Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)    the failure by the U.S. Borrower or any Subsidiary to pay one or more final judgments aggregating in excess of $25.0 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the U.S. Borrower or any Subsidiary to enforce any such judgment;

(k)    (i) a trustee shall be appointed by a U.S. district court to administer any Plan (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the U.S. Borrower or any Subsidiary shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or (iv) any Loan Party has been notified that such Loan Party has incurred a debt or other liability under Sections 75 or 75A of the United Kingdom’s Pension Act 1995; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(l)    (i) any Loan Document shall for any reason be asserted in writing by the U.S. Borrower or any Subsidiary Loan Party not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to a material portion of the Collateral of the U.S. Borrower and the Subsidiary Loan Parties on a consolidated basis shall cease to be, or shall be asserted in writing by the U.S. Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries (other than as set forth in the Foreign Pledge Agreement) or the application thereof, or from the failure of the Applicable Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement, the Foreign Pledge Agreement or any Foreign Security Document or to file Uniform Commercial Code continuation statements, PPSA financing change statements or similar filings in other jurisdictions or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, (iii) the Guarantees pursuant to the Security Documents by Holdings, the U.S. Borrower or any material Subsidiary Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the U.S. Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof), or (iv) default shall be made in the due observance or performance by any Dutch Loan Party of any covenant, condition or agreement contained in the applicable Security Documents related to any Dutch SPVs;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the U.S. Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans and the Canadian Borrower’s obligations in respect of B/As then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and the full face amount of the B/As then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand Cash Collateral pursuant to Section 2.05(j) and (iv) exercise all rights and remedies granted to it under any Loan Document and all its rights under any other applicable law or in equity; and in any event with respect to any Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans and the full face amount of the B/As then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 7.03    Exclusion of Certain Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Subsidiary (other than a Loan Party or a Seller) that would constitute an Immaterial Subsidiary pursuant to clause (i) of the definition thereof.

Section 7.03    Right to Cure.

(a)    Notwithstanding anything to the contrary contained in Section 7.01, in the event that the U.S. Borrower fails (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the Financial Performance Covenant, until the expiration of the 10th Business Day subsequent to the date on which an Availability Trigger Event occurs during any applicable quarter that causes the U.S. Borrower to fail to comply with the requirements of the Financial Performance Covenant, any Parent Entity and the U.S. Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to its capital, and, in each case with respect to any Parent Entity, to contribute any such cash to the capital of the U.S. Borrower (collectively, the “Cure Right”), and upon the receipt by the U.S. Borrower of such cash (the “Cure Amount”) pursuant to the exercise of such Cure Right, the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i)    EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)    If, after giving effect to the foregoing recalculations, the U.S. Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the U.S. Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for all purposes of this Agreement.

(b)    Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) the Cure Right shall not be exercised more frequently than seven times during the term of this Agreement, and (iii) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant.

ARTICLE VIII
THE AGENTS

Section 8.01    Appointment.

(a)    Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) and each Issuing Bank (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) hereby irrevocably designate and appoint the Administrative Agent as the agent of such Lender and Issuing Bank under this Agreement and the other Loan Documents, including as the Collateral Agent for such Lender and the other Secured Parties under the Security Documents and the Intercreditor Agreements, and each such Lender and Issuing Bank irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf, in any form, notarial or otherwise. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender or Issuing Bank because the appropriate form was not delivered or was not properly executed or because such Lender or Issuing Bank failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender or Issuing Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Except as expressly otherwise provided in this Agreement, each of the Administrative Agent and the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to Section 7.01, and any action so taken or not taken shall be deemed consented to by the Lenders and Issuing Banks.

(b)    In furtherance of the foregoing, each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) and each Issuing Bank (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender and Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Administrative Agent and the Collateral Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Administrative Agent) shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) and Section 9.05.

Section 8.02    Delegation of Duties. Each of the Agents may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys‑in‑fact (to which it shall be entitled to grant power of attorney for these purposes) and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys‑in‑fact selected by it with reasonable care. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from any Borrower or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, such Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 8.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct (as found by a final and nonappealable decision of a court of competent jurisdiction).

Section 8.03    Exculpatory Provisions. Neither any Agent or its Affiliates nor any of their respective Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (x) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (y) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, any Borrower or any of its respective Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, electronic transmission, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. The Administrative Agent may consult with legal counsel (including counsel to Holdings or any of the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Promissory Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 8.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender, Holdings or the U.S. Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and the Issuing Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 8.06    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their Related Parties have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys‑in‑fact or Affiliates.

Section 8.07    Indemnification. The Lenders agree to indemnify each Agent and each Issuing Bank in its capacity as such (to the extent not reimbursed by Holdings or the Borrowers and without limiting the obligation of Holdings or the Borrowers to do so), in the amount of its pro rata share (based on its Total Revolving Facility Exposure and unused Commitments hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or such Issuing Bank under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or such Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

Section 8.08    Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from, purchase and accept B/As from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 8.09    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 20 days’ notice to the Lenders and the U.S. Borrower; provided that, for purposes of the Dutch Security Documents, the German Security Documents, the U.S. Guarantee Agreement and the Foreign Guarantee Agreement, any resignation by the Administrative Agent shall not be effective with respect to its rights under the Parallel Debts until such rights are assigned to the successor agent. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the U.S. Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent prior to the expiration of the 20-day period referred to above, upon the expiration of such period, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. The Administrative Agent will reasonably cooperate in assigning its rights under such Parallel Debts to any such successor agent and will reasonably cooperate in transferring all rights under the Dutch Security Documents or the German Security Documents to such successor agent.

Section 8.10    Syndication Agents, Documentation Agents and Joint Lead Arrangers. None of the Syndication Agent and the Joint Lead Arrangers shall have any duties or responsibilities hereunder in its capacity as such.

Section 8.11    Intercreditor Agreements. Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) and each Issuing Bank (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) hereby acknowledge, and agree to, the terms of the ABL Intercreditor Agreement, the 1-1/2 Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, and further agree that (a) the Agents may, from time to time on and after the Closing Date, without any further consent of any Lender, Issuing Bank or counterparty to an Ancillary Agreement, enter into amendments to, amendments and restatements of, and/or replacements of, any Intercreditor Agreement, and to enter into any other intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, in each case in order to effect the first-priority Liens of the ABL Priority Collateral and to provide for certain additional rights, obligations and limitations in respect of, any Liens required by the terms of this Agreement to be Second-Priority Liens, Notes-Priority Liens or other Liens that are, in each case, incurred in accordance with Article VI of this Agreement, and to establish certain relative rights as between the holders of the Obligations and the holders of the Indebtedness secured by such Liens, (b) the Agents may rely exclusively on a certificate of a Responsible Officer of the U.S. Borrower as to whether any such Liens are permitted, and (c) such Intercreditor Agreements and any other intercreditor agreement referred to in the foregoing clause (a) entered into by the Agents shall be binding on the Secured Parties. Furthermore, each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) and each Issuing Bank (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) hereby authorize the Agents to release or subordinate any Lien on any property granted to or held by the Agents under any Loan Document (i) to the holder of any Lien on such property that is permitted by Section 6.02 to be senior to the Liens of the Collateral Agent on such property or (ii) that is or becomes Excluded Property; and the Agents shall do so upon request of the U.S. Borrower; provided that, prior to any such request, the U.S. Borrower shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of the U.S. Borrower certifying that such Lien is permitted to be senior to the Liens under this Agreement or that such property is Excluded Property, as applicable.

Section 8.12    Certain German Matters.

(a)    In relation to the German Security Document the following additional provisions shall apply:

(i)    The Collateral Agent shall (A) hold and administer any Collateral granted pursuant to a German Security Document which is security assigned or otherwise transferred (Sicherungseigentum/Sicherungsabtretung) under a non-accessory security right (nicht-akzessorische Sicherheit) to it in its own name as fiduciary (treuhänderisch) for the benefit of the Secured Parties and (B) administer any Collateral granted pursuant to a German Security Document which is pledged (Verpfändung) or otherwise transferred to the Collateral Agent creating or evidencing an accessory security right (akzessorische Sicherheit) as agent.

(ii)    Each of the Secured Parties hereby authorizes and grants a power of attorney (Vollmacht), and each future Secured Party by becoming a party to this Agreement in accordance with Section 9.04 authorizes and grants a power of attorney (Vollmacht), to the Collateral Agent (whether or not by or through employees or agents) (A) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Secured Parties under the German Security Document together with such powers and discretions as are reasonably incidental thereto (B) to take such action on its behalf as may from time to time be authorized under or in accordance with the German Security Document; and (C) to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such Secured Party in connection with the German Security Document and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any German Security Document which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security.

(iii)    Each of the Secured Parties hereby releases the Collateral Agent from any restrictions on representing several persons and self-dealing under any applicable law to make use of any authorization granted under this Agreement and to perform its duties and obligations as Collateral Agent hereunder and under the German Security Document.

(iv)    Each of the Secured Parties hereby ratifies and approves, and each future Secured Party by becoming party to this Agreement in accordance with Section 9.04 ratifies and approves, all acts and declarations previously done by the Collateral Agent on such person’s behalf (including for the avoidance of doubt the declarations made by the Collateral Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of the Secured Parties as future pledgee or otherwise).

(v)    For the purpose of performing its rights and obligations as Collateral Agent and to make use of any authorization granted under the German Security Agreements, each Secured Party hereby authorizes, and each future Secured Party by becoming a party to this Agreement in accordance with Section 9.04 of this Agreement authorizes, the Collateral Agent to act as its agent (Stellvertreter), and releases the Collateral Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch). The Collateral Agent has the power to grant sub-power of attorney, including the release from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

Section 8.13    Certain English Matters.

(a)    In this Agreement and any Security Document governed by English law, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of the Administrative Agent or the Collateral Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, such Agent (or any other person acting in such capacity) in its capacity as security trustee of the Secured Parties to the extent that the rights, deliveries, indemnities or other obligations relate to any Security Document governed by English law or the security thereby created. Any obligations of such Agent (or any other person acting in such capacity) in this Agreement and any Security Document governed by English law shall be obligations of such Agent in its capacity as security trustee of the Secured Parties to the extent that the obligations relate to any Security Document governed by English law or the security thereby created. Additionally, in its capacity as security trustee of the Secured Parties, such Agent (or any other person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of the Administrative Agent contained in the provisions of the whole of this Article VIII, (ii) all the powers of an absolute owner of the security constituted by any Security Document governed by English law and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under any Security Document governed by English law and/or any of the Loan Documents.

(b)    Each Secured Party (on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) hereby appoints the Collateral Agent to act as its trustee under and in relation to any Security Document governed by English law and to hold the assets subject to the security thereby created as trustee for the Secured Parties on the trusts and other terms contained in any Security Document governed by English law and each Secured Party hereby irrevocably authorizes the Collateral Agent in its capacity as security trustee of Secured Parties to exercise such rights, remedies, powers and discretions as are specifically delegated to the Collateral Agent as security trustee of the Secured Parties by the terms of any Security Document governed by English law together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.
(c)    Any reference in this Agreement to Liens stated to be in favor of the Administrative Agent or the Collateral Agent shall be construed so as to include a reference to Liens granted in favor of the Administrative Agent or Collateral Agent in its capacity as security trustee of the Secured Parties.

(d)    The Secured Parties agree that, at any time that the person acting as security trustee of the Secured Parties in respect of any Security Document governed by English law shall be a person other than the Agents, such other person shall have the rights, remedies, benefits and powers granted to the Administrative Agent and (as the case may be) Collateral Agent in its capacity as security trustee of the Secured Parties under this Agreement and (as the case may be) any Security Document governed by English law.

(e)    Nothing shall require the Administrative Agent and/or the Collateral Agent in the capacity as security trustee of the Secured Parties under this Agreement and any Security Document governed by English law to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the United States of America or England and Wales which may not operate under the principles of trust or where such trust would not be recognized or its effects would not be enforceable.

Section 8.14    Certain Canadian Matters. For greater certainty, and without limiting the powers of the Administrative Agent or any other person acting as an agent, attorney-in-fact or mandatory for the Administrative Agent under this Agreement or under any of the other Loan Documents, and for the purposes of holding any security granted by a Borrower or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by a Borrower or any Loan Party, each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the fondé de pouvoir and hypothecary representative (in such capacity, the “Attorney”) of the Lenders as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. The execution by the Attorney prior to the date hereof of any document creating or evidencing any such security for the benefit of any of the Lenders is hereby ratified and confirmed. Moreover, without prejudice to such appointment and authorization to act as the hypothecary representative and the person holding the power of attorney as aforesaid, each Lender hereby irrevocably appoints and authorizes the Administrative Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender shall, by its execution of an Assignment and Acceptance, be deemed to have consented to and confirmed: (i) the Attorney as the hypothecary representative and the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Custodian in such capacity. The substitution of the Administrative Agent pursuant to the provisions of this Article VIII shall also constitute the substitution of the Attorney and the Custodian.

Section 8.15    Certain French Matters. Pursuant to article 2328-1 of the French Civil Code, each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) and each Issuing Bank (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) hereby irrevocably appoints the Agents to create, register, manage and enforce on their behalf any Lien created by a Security Document governed by French law.

Section 8.16    Certain Italian Matters. Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) and each Issuing Bank (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) hereby irrevocably appoints the Agents, to act as its mandatario con rappresentanza pursuant to articles 1703, 1704 and followings of the Italian Civil Code, also in the circumstances provided under articles 1394 and 1395 of the Italian Civil Code in order to create, register, manage and enforce on their behalf any Lien created by a Security Document governed by Italian law.

Section 8.17    Certain Spanish Matters. Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) and each Issuing Bank (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Ancillary Agreements) hereby irrevocably appoints the Agents to constitute, register, accept, manage and enforce any security interest created by any Collateral Document governed by Spanish law on its behalf and therefore to exercise in its name and on their behalf any and all rights in favor of the Secured Parties (which shall include, without limitation, the right to send any notice and make any declaration thereunder, the right to enforce the security and to make any calculation in relation thereto and the right to release the security in the circumstances set forth therein).

Section 8.18    Foreign Obligations. Notwithstanding anything in this Agreement or any other Loan Document, and for the avoidance of doubt, no Foreign Subsidiary Loan Party shall provide, or be deemed to provide, any Guarantee of or security for any Obligation of Holdings or any Domestic Loan Party.

Section 8.19    Right to Realize on Collateral and Enforce Guarantees. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the applicable Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, Assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, Holdings, the Borrowers, the Administrative Agent, the Collateral Agent and each other Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantees, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale or other disposition.
ARTICLE IX
MISCELLANEOUS

Section 9.01    Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to any Loan Party, the Administrative Agent, the Issuing Bank as of the Closing Date or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 9.01; and

(ii)    if to any other Lender or Issuing Bank, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent, the applicable Issuing Bank and the applicable Lender. Each of the Administrative Agent, and each Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided further that approval of such procedures may be limited to particular notices or communications.

(c)    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

(d)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e)    Documents required to be delivered pursuant to Section 5.04 may be delivered electronically (including as set forth in Section 9.18 and if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable Borrower posts such documents, or provides a link thereto on such Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the applicable Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the applicable Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests such Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the applicable Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 9.02    Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers and the other Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.16, 2.17, 2.18 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

Section 9.03    Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrowers and the Administrative Agent and when the Administrative Agent shall have received copies hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrowers, each Issuing Bank, the Agents and each Lender and their respective permitted successors and assigns.
Section 9.04    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder (other than pursuant to a merger permitted by Section 6.05(b) or (i)) without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section or Article X. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)    (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a natural person) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Loans at the time owing to it) with the prior written consent of:

(A)    the U.S. Borrower (such consent not to be unreasonably withheld or delayed); provided that no consent of the U.S. Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person; and provided further that any liability of any Borrower to an Assignee that is an Approved Fund or Affiliate of the assigning Lender under Section 2.16 or 2.18 shall be limited to the amount, if any, that would have been payable hereunder by such Borrower in the absence of such assignment; and

(B)    the Administrative Agent, the Swingline Lender and each Issuing Bank (in each case, except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, and such consent, if required, shall not be unreasonably withheld or delayed).

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Class, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5.0 million, unless the U.S. Borrower and the Administrative Agent otherwise consent; provided that no such consent of the U.S. Borrower shall be required if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing; provided further that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more related Approved Funds shall be treated as one assignment), if any;

(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that (i) assignments pursuant to Section 2.20 shall not require the signature of the assigning Lender to become effective, (ii) any such processing and recordation fee in connection with assignments pursuant to Section 2.20 shall be paid by the U.S. Borrower or the Assignee and (iii) only one such processing and recordation fee shall be payable in connection with simultaneous assignments to two or more Assignees that are Affiliates of one another, or to two or more Approved Funds that are managed by the same investment advisor;

(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.18; and

(D)    assignment or transfer to or assumption by any person of Commitments or Loans or Revolving L/C Exposure with respect to a Dutch Borrower shall only be permitted if such person is a Non-Public Lender.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (x) a Lender, (y) an Affiliate of a Lender or (z) an entity or an Affiliate of an entity that administers or manages a Lender.
Notwithstanding anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement or sell any participation to any Borrower or any of its Affiliates or subsidiaries, any Defaulting Lender or any of its subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving L/C Exposure owing to, and amounts in respect of B/As owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, any Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire and any applicable tax forms (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)    (i)    Any Lender may, without the consent of any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans); provided that (a) such Lender’s obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents (including, for the avoidance of doubt, the sole right to vote on or approve any waiver of any Default or Event of Default); provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of such Lender providing such participation as a result of Section 9.04(a)(i) or clauses (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly affects such Participant (but, for the avoidance of doubt, not with respect to the waiver of any Default or Event of Default) and (y) no other agreement with respect to the Loan Documents or any amendment, modification or waiver thereof may exist between such Lender and such Participant. Each Lender that sells a participation agrees, at any Borrower’s request and expense, to use reasonable efforts to cooperate with such Borrower to effectuate the provisions of Section 2.20(b) or (c) with respect to any Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.19(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the U.S. Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.16, 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the U.S. Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 to the extent such Participant fails to comply with Section 2.18(f) or (g) as though it were a Lender.

(d)    Any Lender may, without the consent of the Administrative Agent or any Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)    The Borrowers, at their expense and upon receipt of written notice from the relevant Lender, agree to issue Promissory Notes to any Lender requiring Promissory Notes to facilitate transactions of the type described in paragraph (d) above.

(f)    Notwithstanding the foregoing, no assignment may be made, and, to the extent the list of such Ineligible Institution has been made available to all Lenders, no participation sold, to an Ineligible Institution without the prior written consent of the U.S. Borrower.

(g)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the applicable Borrower and the Administrative Agent, the applicable Revolving Facility Percentage of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable Assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Lender or any Issuing Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full the Revolving Facility Percentage of all Loans; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the Assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(h)    If any Borrower wishes to replace the Loans or Commitments hereunder with ones having different terms (such new Loans or Commitments shall rank pari passu or junior in right of payment and security with the existing Loans or Commitments unless otherwise agreed by each Lender directly adversely affected thereby), it shall have the option, with the consent of the Administrative Agent and subject to at least three (3) Business Days’ advance notice to the Lenders, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.04(b)(ii)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders, in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any other amounts owing pursuant to this Agreement. By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Loans or Commitments, pursuant to the terms of the Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

Section 9.05    Expenses; Indemnity.

(a)    Each Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or any Syndication Agent in connection with the syndication of the Commitments, or by the Administrative Agent in connection with the administration of this Agreement and the other Loan Documents (including expenses incurred in connection with due diligence, initial and ongoing appraisals and Collateral examinations to the extent incurred in accordance with the terms of this Agreement, mortgage recordings, title registrations, Uniform Commercial Code filings and other filings in connection with the creation and perfection of the Liens of the Collateral Agent (the priority thereof) as contemplated hereby or in other Loan Documents and the reasonable fees, disbursements and the charges of no more than one counsel in each jurisdiction where Collateral is located) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not such amendment, waiver or modification is approved by the applicable Lenders), including the reasonable and documented fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Agents and the reasonable fees, charges and disbursements of one local counsel per applicable jurisdiction, and (ii) all out-of-pocket expenses (including Other Taxes) incurred by the Agents, the Issuing Banks, the Swingline Lender or any other Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable and documented fees, charges and disbursements of a single counsel for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the U.S. Borrower of such conflict and thereafter retains its own counsel with the U.S. Borrower’s prior written consent (not to be unreasonably withheld), the reasonable and documented fees, charges and disbursements of another firm for such affected person).

(b)    The Borrowers agree to indemnify the Agents, the Syndication Agent, the Documentation Agents, the Joint Lead Arrangers, each Issuing Bank, the Swingline Lender, each other Lender, each of their respective successors and assigns and each of their Related Parties (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where such Indemnitee affected by such conflict informs the U.S. Borrower of such conflict and thereafter retains its own counsel with the U.S. Borrower’s prior written consent (not to be unreasonably withheld), of another firm of such for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, and regardless of whether any of the foregoing is raised or initiated by a third party or any Borrower (including its equity holders, affiliates, creditors, or any other person) or any other Loan Party or any Subsidiary; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have (A) resulted primarily from the gross negligence or willful misconduct of such Indemnitee or (B) arisen from a material breach by such Indemnitee of its funding obligations hereunder or under the other Loan Documents, or (y) have arisen from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the U.S. Borrower or any Subsidiary Loan Party or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against the Agents, any Joint Lead Arranger, any Syndication Agent, any Documentation Agent, the Issuing Bank or the Swingline Lender, in each case in such capacity) (for purposes of this proviso only, each of the Agents, Joint Lead Arrangers, Issuing Banks, the Swingline Lender, any other Lenders shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties shall be treated as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrowers agree to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of (a) any claim or liability related in any way to Environmental Laws and Holdings, the U.S. Borrower or any of their Subsidiaries, or (b) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any property currently or formerly owned, leased or operated by any predecessor of Holdings, the U.S. Borrower or any of their Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have (A) resulted primarily from the gross negligence or willful misconduct of such Indemnitee or (B) arisen from a material breach by such Indemnitee of its funding obligations hereunder or under the other Loan Documents, or (y) have arisen from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the U.S. Borrower or any Subsidiary Loan Party or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against the Agents, any Joint Lead Arranger, the Syndication Agent, the Issuing Bank or the Swingline Lender, in each case in such capacity). None of the Indemnitees (or any of their respective Affiliates) shall be responsible or liable to any Loan Party, any of its subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the facilities hereunder or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(c)    Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.18, this Section 9.05 shall not apply to Taxes other than any Taxes that represent losses or damages from any non-Tax claim.

(d)    To the fullest extent permitted by applicable law, Holdings and the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)    The agreements in this Section 9.05 shall survive the resignation of the Agents or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 9.06    Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings (prior to a Qualified IPO), any Borrower or other Subsidiary against any of and all the obligations of Holdings (prior to a Qualified IPO), any Borrower or any Subsidiary now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided that no amounts set off with respect to any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor; provided further that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have. Notwithstanding the foregoing, no Lender shall exercise setoff rights with respect to the Canadian Borrower’s, a U.K. Borrower’s, the Dutch Borrower’s or the German Borrower’s assets and apply such proceeds to the Obligations of the U.S. Borrower hereunder.

Section 9.07    APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO SUCH LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08    Waivers; Amendment.

(a)    No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, any Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except as provided in Section 2.21 or Section 8.11, or (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings (prior to a Qualified IPO), the Borrowers and the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the applicable Loan Party and the Administrative Agent or the Collateral Agent, as the case may be, and consented to by the Required Lenders; provided, however, that no such agreement shall

(i)    decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Maturity Date (except as provided in Section 2.05(c)) without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided that any amendment or modifications to the definitions of the terms “Borrowing Base”, “Excess Availability”, any component definition thereof or the related definitions or the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii)    increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender,

(iii)    extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),
(iv)    amend or modify the provisions of Section 2.12(d) or Section 2.19(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender directly adversely affected thereby,

(v)    amend or modify the provisions of this Section or the definition of the terms “Required Lenders”, “Special Majority Lenders”, “Super Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender directly adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders, Special Majority Lenders and Super Majority Lenders, on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi)    release all or substantially all the Collateral or release any of Holdings (prior to a Qualified IPO), any Borrower or any other Subsidiary Loan Party from its Guarantee under the U.S. Guarantee Agreement or the Foreign Guarantee Agreement, as applicable (unless, in the case of (1) Holdings, upon a Qualified IPO or (2) a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party are sold or otherwise disposed of in a transaction permitted by this Agreement), without the prior written consent of each Lender,

(vii)    effect any waiver, amendment or modification of Section 4.02 of the Collateral Agreement, or any comparable provision of any other Security Document, in a manner that alters the pro rata sharing of payments required thereby, without the consent of each Lender so affected

(viii)    amend or modify the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by any Borrower would be increased, without the prior written consent of the Special Majority Lenders (provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves without the prior written consent of any Lenders, but, to the extent the amount to be borrowed or credit to be made would increase as a result of any such change or elimination, the Administrative Agent shall not exercise its discretion to change or eliminate any Reserves that existed on the Closing Date without the consent of the Special Majority Lenders); or

(ix)    increase the percentage advance rates set forth in the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by any Borrower would be increased, without the prior written consent of the Super Majority Lenders;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of an Agent or an Issuing Bank hereunder without the prior written consent of such Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.
(c)    Without the consent of any Syndication Agent, any Documentation Agent, any Joint Lead Arranger, any Issuing Bank or any Lender, the Loan Parties and the Agents may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement, or, in each case, to otherwise enhance the rights or benefits of any Secured Party under any Loan Document.

(d)    Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings (prior to a Qualified IPO) and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof (provided that such credit facilities shall rank pari passu or junior in right of payment and of security with the existing facilities hereunder unless otherwise agreed by each Lender directly adversely affected thereby) and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Special Majority Lenders and Super Majority Lenders.

(e)    Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of Holdings (prior to a Qualified IPO), the Borrowers and the Administrative Agent to the extent necessary (i) to cure any ambiguity, omission, defect or inconsistency or (ii) to integrate any Incremental Revolving Facility Commitments in a manner consistent with Section 2.21 (including with respect to Other Revolving Facility Loans, as may be necessary to establish such Other Revolving Loans as a separate Class from the existing Loans or Commitments). The Administrative Agent, Holdings (prior to a Qualified IPO) and the Borrowers shall modify the Loan Documents to include the commitments to make such Other Revolving Loans in the definition of Required Lenders, Special Majority Lenders and Super Majority Lenders, on substantially the same basis as the Loans are included on the Closing Date.

(f)    With respect to the incurrence of any secured or unsecured Indebtedness (including any intercreditor agreement relating thereto), the U.S. Borrower may elect (in its discretion, but shall not be obligated) to deliver to the Administrative Agent a certificate of a Responsible Officer at least three (3) Business Days prior to the incurrence thereof (or such shorter time as the Administrative Agent may agree), together with either drafts of the material documentation relating to such Indebtedness or a description of such Indebtedness (including a description of the Liens intended to secure the same or the subordination provisions thereof, as applicable) in reasonably sufficient detail to be able to make the determinations referred to in this paragraph, which certificate shall either, at the U.S. Borrower’s election, (i) state that the U.S. Borrower has determined in good faith that such Indebtedness satisfies the requirements of the applicable provisions of Section 6.01 and 6.02 (taking into account any other applicable provisions of this Section 9.08), in which case such certificate shall be conclusive evidence thereof, or (ii) request the Administrative Agent to confirm, based on the information set forth in such certificate and any other information reasonably requested by the Administrative Agent, that such Indebtedness satisfies such requirements, in which case the Administrative Agent may determine whether, in its Reasonable Credit Judgment, such requirements have been satisfied (in which case it shall deliver to U.S. Borrower a written confirmation of the same), with any such determination of the Administrative Agent to be conclusive evidence thereof, and the Secured Parties hereby authorize the Administrative Agent to make such determinations.
Section 9.09    Interest Rate Limitation.

(a)    Notwithstanding anything herein to the contrary, subject to clause (b) below in respect of any Loan to a Canadian Borrower, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

(b)    Without limiting Section 9.09(a), if any provision of this Agreement or any of the other Loan Documents would obligate the Canadian Borrower to make any payment of interest under the Obligations of the Canadian Borrower or any other amount in an amount or calculated at a rate that would be prohibited by law or would result in the receipt by any Lender of interest under the Obligations of the Canadian Borrower at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in the receipt by such Lender of interest under the Obligations of the Canadian Borrower at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rate of interest required to be paid to such Lender under Section 2.14 and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender that would constitute interest under the Obligations of the Canadian Borrower for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated hereby, if any Lender shall have received an amount in excess of the maximum permitted by Section 347 of the Criminal Code (Canada), then the Canadian Borrower shall be entitled, by notice in writing to the Administrative Agent for the benefit of the Lenders, to obtain reimbursement from such Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to the Canadian Borrower. Any amount or rate of interest under the Obligations of the Canadian Borrower referred to in Section 2.14 (b) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Revolving Facility Loan to the Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

Section 9.10    Conversion of Currencies.

(a)    If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)    The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.10 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 9.11    Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Administrative Agent Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Except as otherwise explicitly stated herein or therein, nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.12    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Section 9.13    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.14    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or any other electronic means) shall be as effective as delivery of a manually signed original.

Section 9.15    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.16    Jurisdiction; Consent to Service of Process. Subject to clause (e) of the following sentence, all judicial proceedings brought against any party arising out of or relating hereto or any other Loan Documents, or any of the Obligations, shall be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party (subject to clause (e) of this following sentence), for itself and in connection with its properties, irrevocably (a) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts (other than with respect to actions by any Agent in respect of rights under any Security Document governed by laws other than the laws of the State of New York or with respect to any Collateral subject thereto); (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable parties at its address provided in accordance with Section 9.01; (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every aspect and (e) agrees that Agents and Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any Loan Party in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Documents or the enforcement of any judgment.

Section 9.17    Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, the Borrowers and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrowers or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.17 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, the Borrowers or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender, Issuing Bank or Agent (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.17), except: (i) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (ii) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulating authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc. (iii) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.17), (iv) in order to enforce its rights under any Loan Document in a legal proceeding, (v) to any pledgees referred to in Section 9.04(d) or to any prospective Assignee of, or prospective Participant in, any of its rights under this Agreement (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.17) and (vi) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section).

The Administrative Agent agrees to keep confidential the Submitted Reference Bank Rates to be used in the calculation of the Reference Bank Rate; provided that the Submitted Reference Bank Rates may be shared with Holdings, the Borrowers and any of their employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates that have a commercially reasonable business need to know such rates; provided that, prior to receipt of such rates, any recipient thereof (other than the Borrower) shall (i) certify to the Administrative Agent that it is not an individual who is formally designated as being involved in the ICE LIBOR submission process and (ii) shall agree to comply with the provisions of this paragraph as if it were the Administrative Agent. Holdings and the Borrowers hereby represent and warrant, as of the Amendment Effective Date and each date on which it receives Submitted Reference Bank Rates, that it is not an individual who is formally designated as being involved in the ICE LIBOR submission process, and agrees to comply with the provisions of this paragraph as if it were the Administrative Agent. For the avoidance of doubt, the Reference Bank Rate shall be disclosed to Lenders in accordance with Section 2.15(a).

EACH LENDER ACKNOWLEDGES THAT INFORMATION REFERRED TO IN THIS SECTION 9.17 AND FURNISHED TO IT PURSUANT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWERS, THE OTHER LOAN PARTIES, THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, STATE, PROVINCIAL AND TERRITORIAL SECURITIES LAWS.
ALL INFORMATION, INCLUDING WAIVERS AND AMENDMENTS, FURNISHED BY HOLDINGS, THE BORROWERS OR THE AGENTS PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWERS, THE OTHER LOAN PARTIES, THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO HOLDINGS, THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 9.18    JPMCB Direct Website Communications.

(a)    Delivery.

(i)    Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document but only to the extent requested by the Administrative Agent. Nothing in this Section 9.18 shall prejudice the right of the Agents, the Joint Lead Arrangers or any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

(ii)    The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e‑mail address set forth in Section 9.01 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (a) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e‑mail address to which the foregoing notice may be sent by electronic transmission and (b) that the foregoing notice may be sent to such e‑mail address.

(b)    Posting. Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). Certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, any Borrower or their respective securities) (each, a “Public Lender”). The U.S. Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Communications that may not be distributed to the Public Lenders and that (i) all such Communications shall be clearly and conspicuously marked “PRIVATE” which, at a minimum, shall mean that the word “PRIVATE” shall appear prominently on the first page thereof, (ii) by not marking Communications “PRIVATE,” The U.S. Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Holdings, such Borrower or their respective securities for purposes of United States federal and state securities laws, (iii) all Communications not marked “PRIVATE” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Communications that are marked “PRIVATE” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

(c)    Platform. The Platform is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, “Agent Parties”) have any liability to the Loan Parties, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.

Section 9.19    Release of Liens and Guarantees.

(a)    The Agents, Lenders and the Issuing Banks hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released: (i) in full, as set forth in Section 9.19(d) below; (ii) upon the sale or other disposition of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by the Responsible Officer of the U.S. Borrower upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other Lenders whose consent may be required in accordance with Section 9.08(b)), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the Collateral Agreement and clause (b) below, (vi) as provided in Section 8.11, (vii) as contemplated by any intercreditor agreement, (viii) to the extent any asset or property constitutes Excluded Property and (ix) as required by the Collateral Agent to effect any sale or disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or Obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale or disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.

(b)    In addition, (i) the Agents, Lenders and the Issuing Banks hereby irrevocably agree that a Subsidiary Loan Party shall be released from the Guarantees and the Security Documents upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary Loan Party ceasing to constitute a Subsidiary Loan Party or otherwise a Subsidiary (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Responsible Officer of the U.S. Borrower upon its reasonable request without further inquiry) and (ii) immediately prior to the consummation of a Qualified IPO, the Guarantee incurred by Holdings of the Obligations shall automatically terminate, and Holdings shall be released from its obligations under the Loan Documents and shall cease to be a Loan Party.

(c)    The Lenders and the Issuing Banks hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.19, all without the further consent or joinder of any Lender or Issuing Bank. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders and the Issuing Banks hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by any Borrower, at such Borrower’s expense, in connection with the release of any Liens created by any Loan Document in respect of such Subsidiary, property or asset.

(d)    Notwithstanding anything to the contrary contained herein or any other Loan Document, upon the Termination Date, upon request of any Borrower, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any other Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all Obligations under any Loan Document, whether or not on the date of such release there may be any (i) obligations in respect of any Ancillary Agreement and (ii) any contingent indemnification Obligations or expense reimburse claims not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(e)    Obligations of the Borrowers and the Subsidiary Loan Parties under any Ancillary Agreement (after giving effect to all netting arrangements relating thereto) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Ancillary Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Ancillary Agreements.

Section 9.20    Parallel Debt. Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree to the creation of parallel debt obligations (the “Parallel Debts”) of certain Loan Parties as described in the U.S. Guarantee Agreement and the Foreign Guarantee Agreement, including that any payment received by the Administrative Agent in respect of the Parallel Debts will be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Obligations.

Section 9.21    Dutch Powers of Attorney. If any Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of any Loan Document (including by way of accession to this Agreement or any other agreement, deed or document referred to in or made pursuant to this Agreement), it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of The Netherlands.

Section 9.22    Power of Attorney. Each Lender (including the Swingline Lender) and each Issuing Bank (and each Affiliate of a Lender or such Issuing Bank) hereby (i) authorizes each Agent as its agent and attorney to execute and deliver, on behalf of and in the name of such Lender or Issuing Bank (or Affiliate), all and any Loan Documents (including Security Documents) and related documentation, (ii) authorizes each Agent to appoint any further agents or attorneys to execute and deliver, or otherwise to act, on behalf of and in the name of such Agent for any such purpose and (iii) authorizes each Agent to delegate its powers under this power of attorney and to do any and all acts and to make and receive all declarations that are deemed necessary or appropriate to such Agent. The Lenders and the Issuing Banks hereby relieve the Administrative Agent from any applicable self-dealing restrictions, and the Administrative Agent may also relieve agents, delegates and attorneys appointed pursuant to the powers granted under this Section 9.22 from any self-dealing restrictions (including, but not limited to such restrictions on self-dealing under Section 181 of the German Civil Code).
Section 9.23    Canadian Anti-Money Laundering Legislation.

(a)    The U.S. Borrower acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws in each relevant jurisdiction (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding Holdings, the Borrowers, the Subsidiary Loan Parties, their respective Related Parties, any direct or indirect parent entity thereof, the Transactions and any other transactions contemplated hereby. The U.S. Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender, any Issuing Bank or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)    If the Administrative Agent has ascertained the identity of any Borrower or any authorized signatories of the Borrower for the purposes of applicable AML Legislation, then the Administrative Agent:

(i)    shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(ii)    shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c)    Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that neither the Administrative Agent nor any other Agent has any obligation to ascertain the identity of the Borrowers or any authorized signatories of the Borrowers on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Borrower or any such authorized signatory in doing so.

Section 9.24    U.S.A. Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the U.S.A. Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the U.S.A. Patriot Act.

Section 9.25    Acknowledgments. Each of Holdings and the Borrowers hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Lenders is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether any Lender has advised or is advising any Loan Party on other matters, and the relationship between the Lenders, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Lenders, on the one hand, and the Loan Parties, on the other hand, have an arm's length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their Affiliates on the part of the Lenders, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Lenders are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties' interests and that the Lenders have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Lender has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their Affiliates or any other person, (g) no Lender has any obligation to the Loan Parties or their Affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Lender and the Loan Parties or any such Affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.
ARTICLE X
COLLECTION ALLOCATION MECHANISM

Section 10.01    Implementation of CAM.

(a)    On the CAM Exchange Date, (i) each Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Administrative Agent in accordance with Section 2.04(c)) participations in the Swingline Loans in an amount equal to such Lender’s Revolving Facility Percentage of each such Swingline Loan outstanding on such date, (ii) simultaneously with the automatic conversions pursuant to clause (iii) below, the Lenders shall automatically and without further act (and without regard to the provisions of Section 9.04 (but which such provisions shall remain applicable following such exchange)) be deemed to have exchanged interests in the Loans (other than the Swingline Loans) and B/As and participations in Swingline Loans and Letters of Credit, such that in lieu of the interest of each Lender in each Loan, B/A and Letter of Credit in which it shall participate as of such date (including such Lender’s interest in the Obligations of each Loan Party in respect of each such Loan, B/A and Letter of Credit), such Lender shall hold an interest in every one of the Loans (other than the Swingline Loans) and B/As and a participation in every one of the Swingline Loans and Letters of Credit (including the Obligations of each Loan Party in respect of each such Loan and each Reserve Account established pursuant to Section 10.02), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof, (iii) simultaneously with the deemed exchange of interests pursuant to clause (ii) above, the interests in the Loans to be received in such deemed exchange shall, automatically and with no further action required, be converted into the U.S. Dollar Equivalent, determined using the Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of such Obligations shall accrue and be payable in U.S. Dollars at the rate otherwise applicable hereunder and (iv) immediately upon the date of expiration of the Contract Period in respect thereof, the interests in each B/A received in the deemed exchange of interests pursuant to clause (ii) above shall, automatically and with no further action required, be converted into the U.S. Dollar Equivalent, determined using the Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of such Obligations shall accrue and be payable in U.S. Dollars at the rate otherwise applicable hereunder. It is understood and agreed that (A) Lenders holding interests in B/As on the CAM Exchange Date shall discharge the obligations to fund such B/As at maturity in exchange for the interests acquired by such Lenders in funded Loans in the CAM Exchange and (B) the CAM Exchange, in itself, will not affect the aggregate amount of the Obligations owing by each of (1) the Domestic Subsidiary Loan Parties and (2) the Foreign Subsidiary Loan Parties, on the CAM Exchange Date. Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Loan or B/A or any participation in any Swingline Loan or Letter of Credit. Each Loan Party agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes evidencing its interests in the Loans and B/As so executed and delivered; provided, however, that the failure of any Loan Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b)    As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Obligations and each distribution made by an Agent pursuant to any Security Document in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of an Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

Section 10.02    Letters of Credit.

(a)    In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any L/C Disbursement shall not have been reimbursed by the applicable Borrower or with the proceeds of a Revolving Borrowing or Swingline Borrowing, each Lender shall promptly pay over to the Administrative Agent, in immediately available funds, an amount in U.S. Dollars equal to such Lender’s Revolving Facility Percentage of such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing, as applicable, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Revolving Loan in a principal amount equal to such undrawn face amount or unreimbursed drawing, as applicable. The Administrative Agent shall establish a separate account (each, a “Reserve Account”) or accounts for each Lender for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Lender’s Reserve Account such Lender’s CAM Percentage of the amounts received from the Revolving Lenders as provided above. For the purposes of this paragraph, the U.S. Dollar Equivalent of each Lender’s participation in each Letter of Credit denominated in an Alternative Currency shall be the amount in U.S. Dollars determined by the Administrative Agent to be required in order for the Administrative Agent to purchase currency in the applicable Alternative Currency in an amount sufficient to enable it to deposit the actual amount of such participation in such undrawn Letter of Credit in the applicable Alternative Currency in such Lender’s Reserve Account. The Administrative Agent shall have sole dominion and control over each Reserve Account, and the amounts deposited in each Reserve Account shall be held in such Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s CAM Percentage. The amounts held in each Lender’s Reserve Account shall be held as a reserve against the Revolving L/C Exposure, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of any Loan Party to pay interest to such Lender or any other obligation of any Loan Party, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.05.

(b)    In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the applicable Issuing Bank, to the extent such drawing constitutes an L/C Disbursement, withdraw from the Reserve Account of each Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing or payment, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to such Issuing Bank in satisfaction of the reimbursement obligations of the Lenders under Section 2.05(d) (but not of the applicable Borrower under Section 2.05(e)). In the event that any Lender shall default on its obligation to pay over any amount to the Administrative Agent as provided in this Section 10.02, the applicable Issuing Bank shall have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.05(d), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the applicable Borrower’s reimbursement obligations pursuant to Section 10.01. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event that such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(c)    In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(d)    With the prior written approval of the Administrative Agent (not to be unreasonably withheld), any Lender may withdraw the amount held in its Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, in the currency in which such drawing is denominated, for the account of the applicable Issuing Bank, on demand, its CAM Percentage of such drawing or payment.

(e)    Pending the withdrawal by any Lender of any amounts from its Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Lender that has not withdrawn its amounts in its Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its Reserve Account and to retain such earnings for its own account.

SCHEDULE 1.01(a)

Acceptable Appraisers

Collateral other than Real Property

1.	Hilco Appraisal Services, LLC

2.	Great American Group

3.	AccuVal Associates, Inc.

Real Property

1.	Cushman & Wakefield

2.	CDRE

Schedule 1.01(c)
Real Property of Foreign Subsidiary Loan Parties
None.

SCHEDULE 9.01

Notice Information
For any Loan Party:

c/o Hexion Inc.
180 East Broad Street
Columbus, Ohio 43215
Attention: William H. Carter, Chief Financial Officer
Telephone: (614) 225-2066
Fax: (614) 225-7299
e-mail: bill.carter@momentive.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Gregory A. Ezring
Telephone: (212) 373-3458
Fax: (212) 492-0458
e-mail: gezring@paulweiss.com

For the Administrative Agent, any Issuing Bank or Swingline Lender:

(a)    If with respect to any Revolving Facility Loans or Swingline Loans to the U.S. Borrower, to the following (or such other location as designated by the Administrative Agent):

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd, 3/Ops2, Newark, DE 19713
Attention: Dina Scarfo
Telephone: (302) 634-1903
Fax: (302) 634-4250
e-mail: Dina.E.Scarfo@chase.com

with a copy to:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd, 3/Ops2, Newark, DE 19713
Attention: Christine Angus
Telephone: (302) 634-8647
Fax: (302) 634-4250
e-mail: Christine.Angus@jpmorgan.com

(b)    If with respect to any Revolving Facility Loans or Swingline Loans to the Dutch Borrower or the U.K. Borrowers, to the following (or such location as designated by the Administrative Agent):

JPMorgan Europe Limited
25, Bank Street, Canary Wharf, London E14 7HT
Attention: Victoria Venes/ Loans & Agency
Telephone: +44 20 7742 6638
Fax: +44 20 7777 2360
e-mail: Victoria.Venes@jpmorgan.com
loan_and_agency_london@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd, 3/Ops2, Newark, DE 19713
Attention: Dina Scarfo
Telephone: (302) 634-1903
Fax: (302) 634-4250
e-mail: Dina.E.Scarfo@chase.com
loan_and_agency_london@jpmorgan.com

(c)    If with respect to any Revolving Facility Loans or B/As to the Canadian Borrower, to the following (or such location as designated by the Administrative Agent):

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd, 3/Ops2, Newark, DE 19713
Attention: Dina Scarfo
Telephone: (302) 634-1903
Fax: (302) 634-4250
e-mail: Dina.E.Scarfo@chase.com

with a copy to:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd, 3/Ops2, Newark, DE 19713
Attention: Christine Angus
Telephone: (302) 634-8647
Fax: (302) 634-4250
e-mail: Christine.Angus@jpmorgan.com

If to an Issuing Bank, to it at the address or telecopy number set forth separately in writing.

Exhibit B: Form of Borrowing Base Certificate
Hexion

Proforma Borrowing Base - Cover Page

		US	Canada	Netherlands	UK 3	Germany	Consolidated Total
A.	Available Accounts Receivable					N/A
B.	Available Inventory					N/A
C.	Available Machinery and Equipment	N/A
D.	Available Real Property	N/A
E.	Available PP&E (C plus D above)	N/A
F.	Less: Total Borrowing Base Reserves

G.	Borrower Specific Borrowing Base, with Dutch, German and UK BB cap in the case of clauses (i) and (ii) below and PP&E cap with Canadian, Dutch, German and UK BB in the case of clause (iii) below:
(i) limit the Available PP&E of the total BB to the lesser of (a) 20% of total BB & (b) 20% of max. ABL commitments and
M&E Subtotal
Total Collateral Subtotal
(ii) limit the Available PP&E of the Dutch BB to max. 50% of the total Available PP&E of total BB,
M&E Subtotal
Total Collateral Subtotal
(iii) limit Dutch, German and UK BB to greater of (a) 50% of total BB & (b) 50% of max. ABL commitments.2
M&E Subtotal
Total Collateral Subtotal

Adjustment for suppressed availability, as applicable
Max Revolving Commitments
Suppressed availability, allocated as applicable[1]
Borrower Specific Borrowing Base, after suppressed availability

Total Max BB available by Borrower[4]:
	US		N/A	N/A	N/A	N/A

Canada	N/A		N/A	N/A	N/A
Netherlands	N/A	N/A		N/A	N/A
Germany	N/A	N/A	N/A	N/A
UK	N/A	N/A	N/A		N/A

Revolving Exposure
Revolving Loans					N/A
B/As outstanding					N/A
Letters of Credit ($150mm L/C sublimit)		N/A	N/A	N/A	N/A
Swingline					N/A
Total Revolving Exposure

Total Excess Availability

Footnote:

(1) Reduce for suppressed availability in following order (i) pro-rata among UK, Netherlands, Germany and Canada and (ii) the US

(2) Reduce for suppressed availability in respect of the Foreign cap in following order (i) Germany and (ii) pro-rata among UK, Netherlands and Canada

(3) The UK is referenced as England and Wales in the Credit Agreement

(4) U.S. may borrow against U.S. Borrowing Base only; Canada, Netherlands and U.K. may borrow against U.S. and foreign BB (excluding Germany); Germany may borrow against Total BB.

Officer's Certification:

Pursuant to the Amended and Restated Credit Agreement dated as of July 27, 2015, the undersigned Responsible Officer of Hexion Inc. certifies that the information provided in this Borrowing Base Certificate to JPMorgan Chase Bank, N.A., as Administrative Agent, is true and correct based on the accounting records of Hexion Inc. and its subsidiaries.

Hexion

Proforma Borrowing Base - Eligible Receivables

		US	Canada	Netherlands	UK	Consolidated Total

Gross A/R

Ineligibles:	(1)
Non Perfected Security Interest
Intercompany	a
Past Due >60 PDD	b
> 120 day terms	b
Credits Past Due	b
Cross Age	c
Non conforming -covenants/reps/warrants	d
Contra	e
Discounts, rebates, returns, deposits, etc	f
Bankruptcy	g
Ineligible Jurisdiction >$25MM	h
Bill-and-hold, consignment, etc	i
Chargebacks, debit memos, etc	j
No invoice	k
Commissions, service charges etc	l
Government (US)	m
Goods/services not provided/ FOB destination (Revenue Recognition)	n
Chattel paper, etc	o
Government (Foreign)	p
Concentration Cap @ 15% / 20%	q
Invalid, non-compliant to applicable laws	r
Subject to Foreign laws	s
Customer Financing> $10MM	t
Canada as Account Debtor	u
Non-Loan Party Account	v
Foreign Currency Exchange	w
Non-money purchase pension scheme (UK)	x

UK/Dutch moratorium	y
ARPA Ineligibles[2]
No ARPA	(a)
No marketable title	(b)
Invalid assignment/requires account debtor consent	(c)
Invalid ARPA	(d)
Returned A/R	(e)
Other ineligibles (TRE Receivables)
Total Ineligibles
Eligible A/R

Dilution % > 5% per most recent FE
Dilution Reserve
Net Eligible A/R
Advance Rate		85%	85%	85%	85%

Available A/R, before Reserves
1 Eligible Credit Agreement Reference

2 The criteria for determining ARPA ineligibility, specified below and listed herein, are identified within the definition of Eligible Intercompany Account

Hexion

Proforma Borrowing Base - Eligible Inventory

		US				Canada				Netherlands				UK				Consolidated Total

		RM	WIP	FG	Total	RM	WIP	FG	Total	RM	WIP	FG	Total	RM	WIP	FG	Total
Gross Inventory

Add: In Transit
Add: Revenue Recognition Adjustment

Adjusted Gross Inventory

Ineligibles:	(1)
Non Perfected Security Interest
Inventory not RM, WIP or FG and Adj for RM recorded in WIP/FG	a
Unsaleable/not useable, out of spec	b
Slow moving, obsolete, defective etc	c

Non ordinary course of business	d
Consigned	e
Purchase Price Variance	f
Lower of Cost or Market	g
Violation of Fair Labor Standards	h
Not insured	i
Customer has possession	j
Non-governmental standards	k
Non-conforming with credit agreement	l
Tolling locations / Outside Processors	m
Ineligible Jurisdiction	n
Packaging, mandrels, tooling	o
Subject to IP rights of 3rd party	p
Commingled	q
Shrink/ Physical Inventory reserve	r

Inter-Company Profit	s
Non-money purchase pension scheme (UK)	t
UK/Dutch moratorium	u
Reclass of A/R due to FOB shipping terms
OTG Inventory Reserve in FE
In-Transit Sales Accrual in FE
Other ineligibles
Total Ineligibles

Eligible Inventory before Advance Rate

Lesser of (a) and (b):
(a) Advance Rate		70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%	70.0%
NOLV% per most recent appraisal					68.4%				76.0%				75.2%				35.6%
(b) NOLV at 85%					58.1%				64.6%				63.9%				30.3%

Available Inventory, before Reserves

1 Eligible Credit Agreement Reference

Hexion

Proforma Borrowing Base - Eligible Machinery and Equipment

Total
		Canada	Netherlands	UK	Germany	Consolidated

Appraised M&E NOLVIP

Ineligibles (to extent not included in appraisal):
Non Perfected Security Interest
No valid, marketable title	a
Foreign	b

(i) Not located on owned real property for any non-Dutch Loan Party or (ii) the Administrative Agent has not completed reasonably satisfactory due diligence for M&E not located on owned property for any Dutch Loan Party
c
Obsolete, unmerchantable, etc	d
Damaged, defective	e
Non conforming -covenants/reps/warrants	f
Non-governmental standards	g
Not insured	h
Subject to a commitment to sell	i
England/Wales-Debtor Relief law and material judgments	j
England/Wales- non-connected pension scheme	k

Total Ineligibles
Eligible Appraised M&E before Advance Rate

Advance rate		80%	80%	80%	80%
Available Appraised M&E

Hexion

Proforma Borrowing Base - Reserves

	US	Canada	Netherlands	UK	Germany	Consolidated Total

Reserves for ROT/EROT & Assignability

Reserve for German Trustee Admin Fee:
A/R Availability					N/A
Inventory Availability					N/A
M&E Availability

9% Trustee Admin Fee					9%
German Trustee Admin Fee Reserve

Priority Payables:
Accrued sales, payroll, taxes and VAT taxes
Accrued pension and retirement liabilities (CAN only)
Accrued vacation/layoffs (UK)
Insolvency admin fee (UK)
Other Priority Payables
Subtotal Priority Payables Reserve

Up to $50mm for pari passu hedge/cash mgt agr.

Rent Reserve (2 months rent expense)[1]

Other Reserves:

Total Borrowing Base Reserves

1Rent reserve required unless landlord waiver received (provided that, for any Dutch Leasehold, no Rent Reserve shall apply)